UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Steel Dynamics, Inc.

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Steel Dynamics, Inc.®

Notice of 2023 Annual Meeting & Proxy Statement

On behalf of our Board of Directors, it is our privilege to invite you to attend the 2023 Annual Meeting for Steel Dynamics, Inc. to be held on Thursday, May 11, 2023 at 9:00am Eastern Time at Fort Wayne Country Club, 5221 Covington Road, Fort Wayne, Indiana, 46804.
On behalf of everyone at Steel Dynamics, I thank our loyal customers, vendors, communities and shareholders for their continued support of our company. My heartfelt thanks to our extraordinary team members for your passion, innovation, and dedication to excellence.
Our Results
The entire Steel Dynamics team delivered another year of outstanding performance during 2022. Our strategic growth and market positioning over the last several years were integral to our performance. We achieved numerous milestones and performed at the top of our industry both operationally and financially.
We achieved record sales of  $22.3 billion with healthy demand across each of our operating platforms. Our record consolidated operating income of  $5.1 billion and record net income of  $3.9 billion was driven by our steel fabrication operations achieving record operating income of  $2.4 billion which more than offset a decrease in earnings from prior year in our steel operations operating income of  $3.1 billion. Our low-cost, highly-diversified product offerings are a testament of our performance across all platforms.
We generated record cash flow from operations of $4.5 billion during 2022, nearly doubling our prior record. We ended 2022 with record liquidity of  $3.4 billion, while at the same time meaningfully growing our business through significant organic growth investments, maintaining a positive cash dividend profile, and executing on our share repurchase programs. We believe we are uniquely positioned to execute meaningful strategic growth initiatives, while also continuing to return significant capital to shareholders.
Strategic Growth
During 2022, we completed the start-up of our 3 -million-ton Sinton EAF flat rolled steel mill, expanding our steel making capacity by 25%. The team has achieved a number of key production milestones during the year, and we are excited for further advancements in the years ahead.
Additionally, we announced our plans to construct a 650,000 metric ton state-of-the-art lower-carbon, recycled aluminum flat rolled mill in Columbus, Mississippi with two satellite recycled aluminum slab centers to be located in the Southwestern United States and Northcentral Mexico. A large number of our carbon steel customers also consume flat rolled aluminum and we are excited to partner with them on this growth initiative.
We also completed the acquisition of ROCA ACERO to expand our metals recycling footprint in Mexico. Furthermore, we acquired a 45% interest in New Process Steel based in Houston, Texas, a metals solutions and distribution supply-chain management company.
All of these achievements are a testament to our team’s dedication to Steel Dynamics’ vision, while also further positioning the Company for continued long-term success.
Capital Returns
We believe in rewarding our shareholders for their long-term commitment to our company. Based on our confidence in the consistency and strength of our cash

Steel Dynamics, Inc. | 2023 Proxy Statement   2

generation capabilities, we have consistently grown our cash dividends to shareholders in alignment with our structural growth initiatives, maintaining a positive cash dividend growth profile. Over the last ten years, our cash dividend has more than tripled in recognition of the fundamental increase in our through-cycle cash flow generation.
As an important and flexible shareholder distribution complement to our cash dividend, we also actively utilize our share repurchase programs in periods of exceptionally strong cash generation, taking into consideration our strategic growth strategy. Over the last six years, we repurchased $4.1 billion, or 32%, of our common stock, and in November 2022, our board of directors approved an additional share repurchase authorization of $1.5 billion.
Our Resources
The health and safety of our people is our number one value and primary focus. Nothing surpasses the importance of each individual team member. Safety is an integral part of our culture, and we must collectively ensure every person is personally engaged in sustaining a safe workplace for themselves, their team members, and their families. During 2022, we saw improvement in a number of our safety measures, but we must keep moving toward our goal of zero incidents.
We are also committed to operating our business in an environmentally responsible manner and have been since our founding. We only use electric arc furnace (EAF) technology, which emits a fraction of the greenhouse gases (GHG) and uses a fraction of the energy of traditional steelmaking. We have always been, and continue to be, a leader in the production of sustainable, lower-carbon emission steel products. While we believe we have the lowest GHG intensity of any domestic steel producer, we continue to plan to further lower our environmental impact.
In an undertaking that is critical to our decarbonization efforts, Steel Dynamics announced that we have entered a joint venture with Aymium to build a biocarbon facility near our Columbus, Mississippi steel facility. The process uses low value biomass including residuals from the wood products industry (such as sawdust and bark) and harvesting residuals (such as tree limbs). The facility will use a non-combustion process to convert sustainably sourced biomass using high temperature pyrolysis to produce high purity biocarbon. We expect the facility will reduce our steel mills’ Scope 1 GHG absolute emissions by an estimated 35%.
Our sustainability strategy is an ongoing journey, and we plan to use our entrepreneurial, innovative spirit to continue to be a leader in the industry.
Voting Information
The proxy materials are available on the Internet at: http://materials.proxyvote.com/858119 and at www. steeldynamics.com under the heading “Investors.”
Your vote is very important to us, and I encourage you to vote your shares. There are several ways in which you can vote your shares, including via the Internet, by telephone, or by signing, dating and returning your Proxy Card. Specific information about each of these voting methods can be found in the Proxy Statement under the heading “Voting Information”.
As we look to the future, we see opportunity. With our strong financial foundation, we are distinctively positioned to embrace the momentum from our current operations, while successfully executing current and future strategic growth initiatives.
Thank you for your trust.
Sincerely,
Mark D. Millett

3   2023 Proxy Statement | Steel Dynamics, Inc.

Proposal #2 — Ratification of the Appointment of Independent Registered Public Accounting Firm as Auditors	42
Report of the Audit Committee	43
Compensation Discussion and Analysis	45
Report of the Compensation Committee	59
Compensation Tables	60
Proposal No. 3 — Approval of Frequency of Future Advisory Votes on the Compensation of the Named Executive Officers	72
Proposal No. 4 — Advisory Vote to Approve the Compensation of the Named Executive Officers	73
Proposal No. 5 — Approval of the Steel Dynamics, Inc. 2023 Equity Incentive Plan	74
Proposal No. 6 — Approval of an Amendment to the Company’s Amended and Restated Articles of Incorporation to Provide for Election of Directors by Majority Vote	83
Other Information

Steel Dynamics, Inc. | 2023 Proxy Statement   4

Proxy Statement
Summary
This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider before voting. Therefore, please read this proxy statement in its entirety. To help you, we have provided page references to find further related details.
How to Vote
Online	You are eligible to vote online at www.proxyvote.com until 11:59 p.m. Eastern Time on May 10, 2023.
Phone	Voting can be completed by calling the number on your proxy until 11:59 p.m. Eastern Time on May 10, 2023.
Mail	Voting can be completed by signing and returning your proxy or voting instruction card before May 10, 2023.
In Person
At the annual meeting: If you are a shareholder of record, we have a record of your ownership so we can accept your vote. If your shares are held in the name of a broker, nominee, or other intermediary, you must bring a proxy issued in your name from that record holder.

Date & Time
Thursday, May 11, 2023 /
9:00a.m. Eastern Time
Location
Fort Wayne Country Club
5221 Covington Rd
Fort Wayne, Indiana 46804

Proposal Information
Election of Directors
Board vote recommendation FOR
Page reference 31
Ratification of the Appointment of Independent Registered Public Accounting Firm as Auditors
Board vote recommendation FOR
Page reference 42
Approval of Frequency of Future Advisory Votes on the Compensation of the Named Executive Officers
Board vote recommendation EVERY YEAR
Page reference 72
Advisory Vote to Approve the Compensation of the Named Executive Officers
Board vote recommendation FOR
Page reference 73
Approval of the Steel Dynamics, Inc. 2023 Equity Incentive Plan
Board vote recommendation FOR
Page reference 74
Approval of an Amendment to the Company’s Amended and Restated Articles of Incorporation to Provide for Election of Directors by Majority Vote
Board vote recommendation FOR
Page reference 83

Record Date: March 20, 2023
The record date has been set as March 20, 2023 to determine shareholders entitled to receive notice of and to vote at the annual meeting. As permitted by the Securities and Exchange Commission’s (“SEC”) “notice and access” rules and to reduce the environmental impact of the distribution of materials to shareholders, we are making our proxy statement and annual report (which are not part of the proxy solicitation materials) available to most of our shareholders via the Internet rather than by mail. This letter and the accompanying Notice, proxy statement, and proxy card, for those receiving paper copies, as well as a Notice Regarding the Availability of Proxy Materials, with instructions for accessing the proxy materials and Annual Report on the Internet, is being first made available to shareholders on or about March 30, 2023.
5   2023 Proxy Statement | Steel Dynamics, Inc.

Business
Highlights
Thank you to our extraordinary colleagues for your passion, innovation, dedication to each other, and to your spirit of excellence. Your dedication continues to drive our company to achieve exceptional results. We also thank our loyal customers, vendors, shareholders, and communities for your continued support.
Circular Manufacturing Model
We intentionally developed a vertically connected operating model, further strengthening our company. Our metals recycling platform collects and processes scrap from manufacturing and end-of-life items, such as automobiles, appliances, and machinery. This processed scrap is then sold to end users for reuse, including our EAF steel mills, which produce new steel from the scrapped material. Our steel is then sold to consumers that both further process and manufacture end products. We sell a meaningful amount of steel to our own manufacturing businesses that in turn sell finished products to consumers. Ultimately, when these products reach the end of their lives, they can be collected as scrap and used again in our steelmaking operations, creating our circular manufacturing model.
Positive 2022 Momentum

21% ↑

Total Net Sales

102% ↑

Cash Flow from Operations

9% ↑

Steel Shipments

8% ↑

Fabrication Shipments

Steel Dynamics, Inc. | 2023 Proxy Statement   6

Performance Highlights
Similar to 2021, we achieved numerous financial and operating records on each of our three operating platforms in 2022, resulting in record annual consolidated operating and financial performance. Some of our more notable 2022 achievements include:
–
Improvements on our key safety metrics while each of our platforms performed better than industry benchmarks

–
Record revenue of  $22.3 billion

–
Record consolidated operating income of  $5.1 billion and consolidated net income of  $3.9 billion

–
Record steel shipments of 12.2 million tons and our second highest profitability for steel operations of $3.1 billion operating income

–
Record fabrication shipments of 856,000 tons and record profitability for steel fabrication of  $2.4 billion operating income

–
Record liquidity of  $3.4 billion which firmly positions us to grow strategically through organic investments and transactional opportunities as well as return capital to shareholders through our positive dividend profile and flexible share repurchase strategy

–
Inclusion within the S&P 500® index which is widely recognized as one of the premier benchmarks of the U.S. equities market

Shareholder Returns
During 2022, we continued our strong shareholder return policy. In the first quarter of 2022, we increased our dividend per share amount by 31%, which marked our tenth consecutive increase. In the first quarter of 2023, we again increased our dividend per share amount by 25% in recognition of our strong through-cycle cash flow capabilities.
Additionally, due to our strong profitability and cash flow generation in 2022, we repurchased $1.8 billion or 12% of our outstanding common stock. In November 2022, our Board of Directors approved a new $1.5 billion share repurchase program. This flexible distribution policy allows our company to reward our shareholders during periods of excess cash flow and strong profitability.
The combination of a strong and growing dividend complemented by a flexible share repurchase policy, has driven meaningful returns for our shareholders over the long-term. Importantly, this was accomplished while achieving meaningful growth including our $2.0 billion Sinton Flat Roll Division as well as several strategic acquisitions.

7   2023 Proxy Statement | Steel Dynamics, Inc.

Governance
Highlights
Board Composition
Balanced Tenure
Strongly Independent

Best Practices
We are committed to strong foundational principles of corporate governance, which we believe promote the long-term success of our business and maximize benefits for our teams, communities, investors, and other stakeholders.
Continued Commitment
The Board has approved and recommended to shareholders for approval to provide for the election of directors by majority vote in uncontested elections.
We are committed to creating a Board with a diversity of experience, expertise, gender, race, and ethnicity. As such, our Corporate Governance Policies contain a requirement to include in each search for director nominees, candidates who reflect diverse backgrounds, including diversity of gender, race, and ethnicity.
Highlights of our governance framework include:
✓
Lead Independent Director

✓
Board Refreshment  —  Director Retirement Policy

✓
Ongoing succession planning and talent development for senior leadership and the Board

✓
Independent directors meet at least quarterly in executive session

✓
Code of Business Conduct and Ethics

✓
Diverse director backgrounds and perspectives, combined with seasoned industry knowledge

✓
Robust Stock Ownership Guidelines for Executive Officers and Directors

✓
All Board members attended at least 75% of Board and Committee meetings

✓
All directors stand for election annually

✓
Board committees consist of 100% independent directors

✓
Annual Board evaluation, including individual director assessment

✓
Proxy access with standard provisions

✓
Detailed risk oversight processes by Board and each of the committees

✓
Robust director selection process with a commitment to include diverse candidates in the search

Steel Dynamics, Inc. | 2023 Proxy Statement   8

Board of Directors Matrix	Mark D. Millett (Founder)	Sheree L. Bargabos	Kenneth W. Cornew	Traci M. Dolan	James C. Marcuccilli	Bradley S. Seaman	Gabriel L. Shaheen	Luis M. Sierra	Steven A. Sonnenberg	Richard P. Teets, Jr. (Founder)
Age	63	67	58	65	72	63	69	60	70	67
Tenure	29	4	6	10	18	9	13	1	4	29
Independent Director		■	■	■	■	■	■	■	■
Number of other public company boards		1				1			2
Skills
Public Company Experience	■	■	■	■			■	■	■	■
Senior Executive Leadership	■	■	■	■	■	■	■	■	■	■
Accounting and Finance	■	■	■	■	■	■	■	■	■
Industry Focus	■									■
Operating/Manufacturing Experience	■	■	■					■	■	■
Strategic Initiatives	■	■	■	■	■	■	■	■	■	■
Risk Management	■		■	■	■	■	■	■	■
Health & Safety	■	■	■					■	■	■
Information Technology/Cybersecurity			■	■	■
Environmental	■	■	■					■		■
Demographics
Self-Identified Gender	M	F	M	F	M	M	M	M	M	M
Self-Identified Ethnicity	W	W	W	W	W	W	ME	H	W	W
F - Female      M - Male      W - White / Caucasian      H - Hispanic      ME - Middle Eastern
9   2023 Proxy Statement | Steel Dynamics, Inc.

Effective Investor
Engagement
Consistent investor outreach is fundamental to our commitment to communication and transparency with our shareholders. We are committed to engaging with our investors on topics of importance to both them and us. We regularly reach out to our investor base. Our discussions cover topics based on publicly available information, such as strategic near and long-term growth initiatives, capital allocation philosophy and execution, sound corporate governance practices, performance-based compensation philosophy, sustainable business model, renewable energy and decarbonization initiatives, and similar matters. This process aids our senior leadership and the Board to ensure issues important to our investors are appropriately understood and considered.
In addition to our regular shareholder engagement, we engage annually with a number of large institutional shareholders with dedicated governance teams to better understand their policies and concerns regarding environmental, social, and governance (“ESG”) practices and other important matters.
During 2022, we reached out to our top institutional shareholders representing over 50% of our outstanding shares, and a large number of these institutions accepted our offer to engage with us.
We communicate with our shareholders through various methods, including in person meetings, virtual meetings, investor conferences, and investor roadshows. Additionally, members of our senior leadership and investor relations team provided an open forum to each investor to discuss and comment on any matters they wish to discuss, including our ESG practices, long-term growth strategy, and capital allocation philosophy.
This outreach initiative assists us and our Board to fully understand the perspectives of our shareholders with respect to our ESG practices and other matters of importance to them. We also consult the publicly available policies of our major shareholders to better understand their views. These meetings provide senior leadership and the Board with valuable insights into our investors’ perspectives.

Steel Dynamics, Inc. | 2023 Proxy Statement   10

Sustainability
Sustainability is a part of our long-term value creation strategy. We are dedicated to our people, our communities, and our environment. We are committed to operating our business with the highest integrity and have been since our founding.
Our commitment to all aspects of sustainability is embedded in our founding principles  —  valuing our teams, our partners, our communities, and our environment. These strategic principles drive long-term value creation for us all.
Health and Safety
The health and safety of our people is our number one value and primary focus. Nothing surpasses the importance of each individual team member. Safety is an integral part of our culture, and we must collectively ensure every person is personally engaged in sustaining a safe workplace for themselves, their team members, and their families.
We continuously look for ways to refine and improve our safety programs to ensure a safe outcome for everyone. We discuss our safety programs and performance with our Board of Directors regularly. The leadership team and safety professionals located throughout our businesses are responsible for implementing, monitoring, and evaluating the programs.
As shown in the following charts, our total recordable injury rate1 continues to improve and the total recordable injury rate1 for each of our platforms was better than industry benchmarks during 2022:
Platform Total Recordable
Injury Rate1

Steel
Steel Fabrication
Metals Recycling
1.7
2.8
2.3
4.2
1.6
4.1
Steel Dynamics
Industry²

Companywide Total Recordable Injury Rate1

(1)
Total Recordable Injury is defined as OSHA recordable incidents x 200,000/hours worked

(2)
Source 2021 U.S. DOL Bureau of Labor Statistics

11   2023 Proxy Statement | Steel Dynamics, Inc.

Environment
We are committed to operating our business in an environmentally responsible manner and have been since our founding. Our steel mills exclusively use EAF technology with recycled ferrous scrap as the primary raw material, producing lower-carbon emission quality steel products for our customers and driving returns for our shareholders.
We believe EAF production is currently the steelmaking technology that provides the least environmental impact, is the most cost effective, and provides the most flexibility, and as such, has been our method of growth.
We encourage the use of new technologies and processes to reduce our impact on the environment, including a strategic focus on lowering our carbon emissions.
In 2021, we announced that we are taking further action to reduce our environmental footprint through our 2025, 2030, and 2050 goals for greenhouse gas (GHG) emissions reduction and increased renewable electrical energy usage.

We have already made meaningful progress to meet these decarbonization goals. From 2018 to 2021 (2018 was our baseline year), we have reduced our steel mill Scope 1 & 2 GHG emissions intensity by 15%, and we have increased our use of renewable electrical energy to 11% within our steel mill operations, already achieving our 2025 renewable energy goal.

(1)
Compared to our 2018 baseline

(2)
Steel Dynamics steel mills 2021 Scope 1 and Scope 2 emissions data were verified by a third party in accordance with ISO14064-3:2019.

Steel Dynamics, Inc. | 2023 Proxy Statement   12

Our EAF steel offer mills significant benefits versus integrated steelmaking
In 2022, we published our full sustainability report which included disclosure according to the Sustainability Accounting Standards Board, the Global Reporting Initiative Framework, and elements of the Task Force on Climate-related Financial Disclosure (TCFD). Additionally, we submitted our 2021 response to CDP’s Climate Change questionnaire, which can be found on our website at www.steeldynamics.com under Sustainability Reporting.
In 2022, we helped found the Global Steel Climate Council (GSCC), an international coalition of steel producers and other stakeholders spearheading the steel industry’s effort toward reducing emissions. The GSCC is a nonprofit association organized to advance climate strategy by sharing best practices, establishing standards, and advocating for carbon emissions reductions by members of the steel industry. GSCC’s focus is to reduce actual greenhouse gas emissions from the global steel industry by supporting reduction methods that are technology agnostic, have a system boundary that includes Scope 1, 2, and certain Scope 3 GHG emissions and align with a science-based glidepath to achieve a 1.5-degree Celsius scenario by 2050. For more information about the GSCC, please visit: https:// globalsteelclimatecouncil.org/.
Inclusion and Diversity
Our people are the foundation of our success and are our most important resource. Our culture safeguards all people and requires each person to be treated fairly and with dignity. We have equal employment opportunity, no tolerance for harassment of any kind, respect for human rights, inclusion, and diversity  —  all of which focus on our expectations of treating every person with the utmost respect.
We recognize the value of having a business that reflects diversity of backgrounds and experiences. We work together as a unified team and respect each other as individuals. Our team-based compensation structure reinforces this philosophy. We strive to create a welcoming, open, and inclusive environment, ensuring the best ideas are heard and valued regardless of the position or the individual. We believe these ideals will continue to drive our success.
Our teams and colleagues represent the diversity of the communities where we live and work. Our employee population is representative of our industry and communities with 11% of our colleagues being female and 29% of our colleagues considered ethnically diverse. Additionally, of the seven individuals on our senior leadership team, one is female and one is ethnically diverse (Hispanic).
Talent Development
Our people represent the foundation of our six strategic pillars. Their continued education and talent development is paramount to our success. Our educational assistance and development programs encourage personal growth so individuals can remain current in their areas of responsibility, as well as develop new skills for advancement. Senior leadership plays a key role in our development programs, linking our culture to critical, proven leadership concepts. As we continue to grow, building talent and creating opportunities within our teams is one of our most important tasks and critical to our long-term success.
We provided all team members with the opportunity to further develop their skills through online virtual learning workshops. Among many topics, we focus on leadership skills, effective communication, culture, strategic thinking, time management, and technical content. For further information on our initiatives, please visit our website for the latest sustainability report at www.steeldynamics.com under “Sustainability Reporting.”

(1)
Our steel mills 2021 Scope 1 GHG emissions, on a per metric ton basis, compared to average United States blast furnace steelmaking operations based on 2020 Scope 1 CO₂ equivalent emissions reported to the U.S. EPA.

(2)
Our steel mill energy compare to World Steel Association 2021 data

(3)
83% of the materials used in our steel mills was recycled ferrous scrap and internally produced iron

13   2023 Proxy Statement | Steel Dynamics, Inc.

Executive Compensation
Highlights
During 2022, we maintained our highly levered companywide performance-based compensation structure, which is foundational to our entire compensation philosophy. The Compensation Committee did not make any adjustments to the compensation measurements or objectives of our executive officers, nor were any discretionary bonuses awarded. Our pay for performance programs continued to be based on the objective, measurable criteria that were established on the grant dates.
Best Practices
We are committed to sound compensation practices that encourage long-term value creation and effective, sustainable use of our resources, as highlighted by the following items:

✓
Highly levered companywide performance-based compensation

✓
Strong shareholder say-on-pay support with 94% voting in favor during 2022

✓
Robust stock ownership requirements for all executive officers

✓
Clawback policy regarding executive compensation

✓
“Double-trigger” change-in-control payments and benefits

✓
No excise tax gross ups

✓
Prohibit hedging and a severe limitation on pledging of Company stock

✓
Independent compensation consultant retained by the Compensation Committee

✓
Annual compensation risk assessment by the Compensation Committee

✓
Caps on individual payouts for each performance award

✓
No repricing or backdating of stock options

✓
No guaranteed incentive bonus payments

Steel Dynamics, Inc. | 2023 Proxy Statement   14

Pay for Performance Philosophy
The following table summarizes the key elements of our executive compensation program for 2022:
Payout
Compensation Component	Performance- Based	Description	Cash	Equity
Base Salary		Set at a level we believe is necessary to recruit and retain the type of high-performing, entrepreneurial executives we seek to attract	■
Annual Incentive Plan	✓
Provides for a mix of cash and equity compensation earned when our performance exceeds pre-established thresholds tied to a minimum return to shareholders and capped at a maximum percentage of base salary
			■	■
Long-Term Incentive Plan	✓	Equity compensation earned when our financial and operational performance, as measured by a number of comparable metrics, exceeds those of a pre-established set of our steel sector peers		■
Restricted Stock Units		Equity awards which vest over a fixed time period. This broad-based program is for all full- time, non-union, U.S. colleagues (over 70% of our nearly 12,000 total colleagues) that vest at the end of each two-year period. For our Named Executive Officers, they received awards that generally vest one-third after years 2, 3 and 4.		■
Key Elements of Our Compensation Program
The following summarizes the compensation mix for our CEO and the average of our other NEOs, with 83% of our CEO’s target compensation “at-risk” and 81% of our average NEO’s target compensation “at-risk”:
15   2023 Proxy Statement | Steel Dynamics, Inc.

General
Information
Voting Information
On March 20, 2023, there were 170,585,338 shares of common stock outstanding. A list of shareholders entitled to vote at the Annual Meeting is available at our corporate office and will also be available at the Annual Meeting. Each share is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the shares that are entitled to vote at the Annual Meeting is necessary to constitute a quorum for all purposes and all proposals.
We recognize that most of you will not be able to attend the Annual Meeting in person, but it is very important that your shares be voted. We can only take action at the Annual Meeting, with respect to a particular matter, if a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is present at the Annual Meeting. Therefore, unless you intend to come to the Annual Meeting and vote in person, or you intend to vote via the Internet or by phone, we are asking for your proxy to authorize the persons named in the proxy to be present at the Annual Meeting to represent you, and to vote your shares at the Annual Meeting in accordance with your instructions.
If your shares of common stock are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the ‘shareholder of record.’ If your shares are registered in the name of a broker, bank, custodian, or other nominee, that person is the shareholder of record and you are considered the ‘beneficial owner.’
Meeting Information
Date and Time
Thursday, May 11, 2023
9:00a.m. ET
Place
Fort Wayne Country Club
5221 Covington Rd.
Fort Wayne, Indiana 46804
Record Date
March 20, 2023
Voting
You are entitled to vote at the Annual Meeting if you were a shareholder of record at the close of business on the record date.

Steel Dynamics, Inc. | 2023 Proxy Statement   16

Voting Shares Held in Your Name
(Shareholder of Record)
If you are the record owner, regardless of whether you have received a paper copy of these proxy materials or only a Notice, you may vote your shares according to one of the four methods listed under “How to Vote Your Shares.” If you choose to vote by mail using your proxy card, your “proxy”  —  that is, the persons named in your proxy card  —  will then vote your shares as you have directed. If you send in your proxy and do not revoke it, your shares will be voted in accordance with your instructions. If you do not specify how you want your shares voted with respect to one or more proposals, your shares will be voted FOR each proposal.
Voting Shares Held by Brokers, Banks, Custodians or Other Nominees (Beneficial Owners)
Most shareholders arrange to have their shares held by brokers, banks, custodians, or other nominees. In such case, your name, as the actual beneficial owner, does not appear in our stock register. The broker first informs us how many of their clients are beneficial owners and we provide them with the number of sets of proxy materials and proxy cards for the broker to then forward those proxy materials to shareholders to obtain voting instructions. For this reason, if your shares are held by your broker, you should follow your broker’s instructions included on that form when you receive the proxy materials from your broker.
If you do not give your voting instructions to your broker, your broker may not be able to vote your shares. Under applicable rules of self-regulatory organizations governing brokers, your broker, bank, custodian or other nominee will only be able to vote your shares with respect to routine items that are considered discretionary. Your broker may vote your shares even in the absence of your voting instructions on routine, discretionary matters. For the 2023 Annual Meeting, the only discretionary item is Proposal No. 2, the ratification of the appointment of independent registered public accounting firm as auditors.
Election of Directors
For purposes of the election of directors (Proposal No. 1), the ten director nominees who receive the highest number of votes cast “for” the election of those directors will be elected. However, the Board has adopted a policy requiring that, in advance of and as a condition to being approved as a candidate for election, each candidate must have agreed that if he or she receives a “withhold” vote of greater than 50% of all the votes cast and present at the Annual Meeting, the Board will consider that a majority vote “against” that person, and his or her irrevocable advance resignation will be tendered. Abstentions are not counted either “for” or “withhold.” Accordingly, in such an event, he or she will be deemed to have automatically resigned. Under that policy, should this occur, the Board, in the exercise of its discretion, has the ability to override the resignation, but only if, upon a consideration of all pertinent factors, the Board makes an affirmative determination that accepting such resignation would not be in the best interest of the Company and its shareholders.
See Proposal No. 6 for the Board’s recommendation to provide for the election of directors by majority vote in uncontested elections.
Other Proposals
For all proposals, other than Proposal No. 1 (the election of directors), the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote on the item will be required for approval. On such matters, you may vote “for,” “against” or “abstain.” A proxy marked “abstain” with respect to an item will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the same effect as a negative vote.

17   2023 Proxy Statement | Steel Dynamics, Inc.

How to Vote Your Shares
Mail
If you have received a paper copy of these proxy materials, you may mark, sign, date and return your enclosed proxy card in the enclosed envelope.
Phone
If you have received a paper copy of these proxy materials, you may vote by using the toll-free telephone number and instructions shown on your proxy card, if your shares are registered directly in your name or, if not, by marking, signing, dating and returning your enclosed voting card; if this option is also offered by your bank or broker, in either case using a secure control number and account number by 11:59 p.m. EDT on May 10, 2023.
Online
Whether in paper form or by Notice only, by using the Notice or web site information and instructions listed on your proxy card or in the form of Notice, if your shares are registered directly in your name or, if not, if this option is also offered by your bank or broker in either case using a secure control number and account number by 11:59 p.m. EDT on May 10, 2023.
In Person at the Annual Meeting
If your shares are registered directly in your own name, you may vote by paper ballot handed out at the Annual
Meeting, provided that you have with you the Notice or proxy card that you received from the Company. But if your shares are registered in the name of your bank or broker, and if you wish to be able to vote your shares in person at the Annual Meeting, you will first need to check the box on the Voter Instruction Form you will receive with your proxy material, ask that you be provided with a “Legal Proxy” and then actually use this to vote your shares at the Annual Meeting. If you don’t use that Legal Proxy, your vote will not count. The method by which you vote will not limit your right to vote in person at the meeting if you decide to attend the Annual Meeting, provided that you follow the foregoing instructions for voting in person.
We do not know of any other business to be transacted at the Annual Meeting, other than those matters described in this Proxy Statement. However, should any other matters properly come before the Annual Meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment, to the same extent as the person granting the proxy.
Revoking Your Vote
You may revoke your proxy at any time before it is voted at the meeting in one of four ways:
✓
Notify our Chief Financial Officer, Theresa E. Wagler, in writing and before the meeting;

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Submit the appropriate form of proxy with a later date than your earlier proxy;

✓
Vote by telephone or Internet on a later date than the date you earlier voted; or

✓
Vote in person at the meeting in accordance with the foregoing instructions.

Steel Dynamics, Inc. | 2023 Proxy Statement   18

Other Information
Multiple Shareholders Sharing the Same Address
Under rules adopted by the SEC, we are permitted to deliver a single copy of our Proxy Statement and annual report, or notice of availability of these materials, to shareholders sharing the same last name and address. This process, called householding, allows us to reduce resources required to print and mail these materials. If you would like to stop householding for your account, you may contact our Investor Relations Department in the manner described below under the heading “Investor Relations Department,” including your name, address, and account number.
Cost of Preparing, Mailing and Soliciting Proxies
We will pay all of the costs of preparing, printing, and mailing these proxy materials and related solicitation services. We will ask brokers to forward all proxy materials or Notices to the persons who were our beneficial owners on the record date. We will reimburse such brokers for their expenses incurred in sending proxies and proxy materials to our beneficial owners.
In addition, proxies may be solicited on our behalf in person, or by telephone, e-mail or other electronic means, by our officers, directors, and employees who will receive no additional compensation for soliciting. We have also engaged Okapi Partners to assist us in the solicitation of proxies. We have agreed to pay Okapi Partners a fee of  $10,000 plus expenses for these services.
Voting Results
We will publish the voting results from our Annual Meeting on our Company’s website at www.steeldynamics.com under “Investors” following the Annual Meeting, as well as in a current report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.
Investor Relations Department
You may contact our Investor Relations Department in one of three ways:
✓
Writing to Steel Dynamics, Inc., Investor Relations Department, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804;

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E-mail to investor@steeldynamics.com; or

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Phone the Investor Relations Department at 260.969.3500.

Shareholder Communications with Directors
If you wish to communicate with our Board of Directors, Board Chair, Lead Independent Director, or the Chair of any Board committee, you may do so by sending a communication, marked “Shareholder Communication,” in care of our Chief Financial Officer, Theresa E. Wagler, to our corporate offices, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804. Your letter should describe your share ownership and how your shares are held. Our Chief Financial Officer will review each such communication and, depending upon the subject matter, will forward the communication to the director to whom it is addressed, or, as appropriate, to our Board Chair, Lead Independent Director, Chair of any Board committee, the Company’s legal counsel, or deal with the subject matter directly.

19   2023 Proxy Statement | Steel Dynamics, Inc.

Governance of
the Company
Our business affairs are managed under the direction of our Board of Directors in accordance with the Indiana Business Corporation Law, our Amended and Restated Articles of Incorporation, and our Amended and Restated Bylaws. The Board is elected annually by shareholders to oversee and provide guidance with respect to the Company’s business and affairs. The role of our Board of Directors is to effectively govern the affairs of the Company for the long-term benefit of our shareholders, our teams, our customers, our vendors, our communities, and other stakeholders. The Board, in concert with senior leadership, develops and oversees the Company’s long-term strategy and execution of its strategic plan, all in accordance with sound corporate governance policies and practices designed and routinely assessed to enable the Company to operate its business responsibly and with integrity.
The Board ensures the continuity of the Company and its mission through the election and appointment of qualified senior leadership to inspire our people and lead the Company. In addition, senior leadership regularly keeps Board members updated regarding developments affecting our business and industry. The Board is also responsible for ensuring that our activities are conducted in a responsible and ethical manner. We are committed to sound corporate governance principles.
Policies and Charters
We operate under corporate governance principles and practices that are reflected in a set of written policies. Our corporate governance policies and committee charters are reviewed regularly and amended as needed. The following documents are available on our website at www.steeldynamics.com under “Investors  —   Governance  —  Governance Documents.”
Corporate Policies
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Corporate Governance Policies

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Code of Business Conduct and Ethics

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Code of Ethics for Principal Executive Officers and Senior Financial Officers

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Statement of Policy for the Review, Approval or Ratification of Transactions with Related Persons

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Policy Governing the Receipt, Retention and Treatment of Complaints

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Conflict Minerals Policy

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Supplier Code of Business Conduct

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Environmental Policy Statement

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Human Rights Policy

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Political Contributions and Advocacy Report

Committee Charters
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Audit Committee Charter

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Corporate Governance and Nominating Committee Charter

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Compensation Committee Charter

Steel Dynamics, Inc. | 2023 Proxy Statement   20

Director Independence
The Board annually makes both an affirmative objective and subjective determination that all independence standards have been and continue to be met by the designated independent directors and members of each of our three standing committees, including compliance with the additional heightened independence standards prescribed by SEC and Nasdaq Listing Rules for audit committee and compensation committee members. To be objectively independent, a director must not be an officer or an employee of Steel Dynamics, Inc. or any of its subsidiaries. They must not have any relationship with Steel Dynamics, Inc. or any of its subsidiaries, or with management (either directly or as a partner, shareholder or officer of an entity that has such a relationship) which, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities as a director.
The Board made its independence determination with respect to each director for calendar year 2022 and for each director nominee for election to the Board of Directors at the 2023 Annual Meeting. The Board has similarly made an additional affirmative determination of independence with respect to each member of the Audit Committee and the Compensation Committee, under the special audit committee and compensation committee independence criteria set forth under applicable SEC rules and Nasdaq Listing Rules.
The Board determined that during 2022 eight of the eleven members of our Board of Directors met all independence requirements, at all times constituting 73% of our eleven-member Board. The independent members were Sheree L. Bargabos, Kenneth W. Cornew, Traci M. Dolan, James C. Marcuccilli, Gabriel L. Shaheen, Bradley S. Seaman, Luis M. Sierra and Steven A. Sonnenberg. The Board has determined that, if re-elected at the 2023 Annual Meeting, the same eight directors would continue to meet all independence criteria. In addition, the Board determined that all members of each of the three standing committees have been and will continue to meet all independence requirements.

21   2023 Proxy Statement | Steel Dynamics, Inc.

Board Leadership Structure
and Composition
We believe our board and governance framework provides for a sound and strong corporate governance environment. The Board has the flexibility to decide when the positions of Chair of the Board and CEO should be combined or separated, as well as whether an executive or an independent director should be Board Chair. If the Chair of the Board is not an independent director, the Board will designate one of its independent directors to serve as a lead independent director. This allows the Board to choose the leadership structure that it believes will best serve the interest of our shareholders.
Chair of the Board
During 2022, Mr. Mark D. Millett served as our Chief Executive Officer and non-independent Board Chair. Mr. Millett is a founder of our Company and was appointed as our Board Chair at our 2021 Annual Meeting. As Board Chair, he presided as such at the Company’s Board meetings. The Company’s Board Chair serves at the pleasure of the Board and is appointed annually by the Board following the Annual Meeting.
Lead Independent Director
If the Chair of the Board is not an independent director, the Board will designate one of its independent directors to serve as a lead independent director, and this individual will be appointed annually following the Annual Meeting. As such, the Company’s Board operated with a Lead Independent Director in 2022. James C. Marcuccilli has served as our Lead Independent Director since 2011.
The Lead Independent Director: presides at Board meetings at which the Board Chair is not present; presides at Board executive sessions of the independent directors; serves as a liaison between senior leadership and the Board as well as between the Chair and the independent directors; assists the committee chairs in preparing agendas for the respective committee meetings; has the authority to call meetings of the independent directors, and performs other functions and responsibilities requested by the Board.
The Board considers that the Lead Independent Director’s active involvement in the foregoing functions and activities ensures the Board maintains independent oversight.
Independent Directors
Eight of ten, or 80%, of our Board nominees are considered independent. These members meet in executive session at least quarterly.
Committee Chairs and Members
All committee chairs are independent and provide leadership for their respective committees. They provide an important resource for communications between the Board and the company’s senior leadership. All of our committees are comprised of 100% independent members, and they also meet regularly in executive sessions.
Board Committees
The Board of Directors has three standing committees, each consisting entirely of independent directors: an Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.
The Board, together with senior leadership, regularly reviews the applicable provisions of the Sarbanes Oxley Act of 2002, the Dodd-Frank Act and the implementing rules thereunder, the rules and pronouncements of the SEC, pertinent provisions of the Internal Revenue Code of 1986 (the “Code”), and the Listing Rules of the Nasdaq Stock Market regarding corporate governance policies, processes, and listing standards, including applicable audit and compensation committee independence standards. In conformity with such requirements, the committees of the Board operate under written charters. All three committees, at least annually, review and, as necessary, revise their charters to take into account updated charter, legislative, regulatory, and listing standards requirements, as well as other governance best practices.
The following describes the operations and key responsibilities for each Board committee.

Steel Dynamics, Inc. | 2023 Proxy Statement   22

Corporate Governance and Nominating Committee
Committee Members — Kenneth W. Cornew — Traci M. Dolan — James C. Marcuccilli — Bradley S. Seaman (Chair) — Steven A. Sonnenberg Number of Meetings: Four (4) All members are independent
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Reviews and evaluates the Company’s corporate governance framework, developments in corporate governance practices, and reviews and recommends to the Board effective corporate governance policies and procedures and appropriate charter provisions, as well as Board organization, size and composition;

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Establishes criteria for Board membership by identifying, evaluating, and recommending for election as directors both incumbent and prospective nominees who meet the Committee’s and the Board’s criteria of board member requirements, after taking into consideration the nominee’s background, knowledge, diversity, skills, subject matter expertise, and personal business, financial and life experiences. This includes a requirement in our Corporate Governance Policies to include in each director search, candidates who reflect diverse backgrounds, including diversity of gender, race, and ethnicity;

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Monitors Company policies and strategies related to corporate responsibility and sustainability. This includes a review of risks related to the environmental and social matters that may arise from our operations. This includes at least a semi-annual or as frequently as needed, review of performance against our decarbonization and renewable energy goals as well as the diversity, inclusion and talent development initatives driven by our senior leadership team;

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Identifies Board members who are willing and able to actively and materially contribute as a board member, either for election by our shareholders at each Annual Meeting, or for appointment by the Board to fill any director vacancies;

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Drafts and oversees a Code of Ethics for our Principal Executive Officers and Senior Financial Officers, a Code of Business Conduct and Ethics, and from time to time such other policies as are necessary or appropriate in the interest of strong corporate governance practices;

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Determines, recommends, or renders advice to the Board regarding applicable statutory, regulatory or Nasdaq Listing Rules regarding the “independence” requirements for board or committee membership, as well as rendering objective and subjective independence determinations;

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Reviews and evaluates, at least annually, the performance of the Board and each of the Board members;

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Makes recommendations to the Board concerning the number, function, and composition of the Board’s committees; and

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Identifies Board members for assignment to various Board committees.

23   2023 Proxy Statement | Steel Dynamics, Inc.

Compensation Committee
Committee Members — Sheree L. Bargabos — Kenneth W. Cornew (Chair) — James C. Marcuccilli — Gabriel L. Shaheen — Luis M. Sierra Number of Meetings: Four (4) All members are independent
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Establishes, reviews, and approves corporate goals and objectives relating to our Chief Executive Officer’s and Named Executive Officers’ compensation;

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Together with the Corporate Governance and Nominating Committee, evaluates our Chief Executive Officer’s and other executive officers’ (as well as the Company’s overall) performance, at least annually, in light of those corporate goals and objectives as well as peer group benchmarking and determines and approves their compensation based on this evaluation;

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Reviews and approves our executive compensation plans and agreements, including our equity-based plans; and, at least annually, reviews the operation of all such plans and agreements and assesses the relationship between our overall compensation policies and practices and financial risk;

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Exercises general oversight with respect to our compensation agreements and incentive and equity-based plans relating to our Chief Executive Officer and other executive officers;

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Determines compliance with applicable pre-determined, measurable performance criteria with respect to all compensation plans for Named Executive Officers;

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Reviews and makes recommendations to the Board, taking into account Company performance and the duties and responsibilities of each board or committee position, regarding compensation of the non-employee members of the Board;

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Oversees regulatory compliance with respect to compensation matters and engages the services of independent professional compensation consultants and advisors, with costs paid by the Company;

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Reviews and determines compliance, with respect to each Compensation Committee member, of all required objective and subjective factors governing independence, as well as the independence of the Committee’s advisors, including its compensation consultant and other advisors;

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Acts as the “Administrator” or “Committee” in connection with the operation and administration of our equity and cash-based incentive compensation programs, with the authority to approve and authorize both equity and cash-based awards; and

Our Board has determined that, for 2022, each member of the Compensation Committee met all applicable heightened independence and qualification criteria in accordance with Nasdaq Listing Standards and Item 407 of Regulation S-K.

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Approves an annual report on executive compensation for inclusion in our Form 10-K and Proxy Statement, and reviews and discusses with management the Company’s Compensation Discussion and Analysis, to determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference from this Proxy Statement into our Annual Report on Form 10-K.

Steel Dynamics, Inc. | 2023 Proxy Statement   24

Audit Committee
Committee Members — Sheree L. Bargabos — Traci M. Dolan (Chair) — Bradley S. Seaman — Gabriel L. Shaheen — Steven A. Sonnenberg Number of Meetings: Eight (8) All members are independent
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Oversees the adequacy, quality, and integrity of the Company’s accounting and financial reporting processes and the integrity of its financial statements including the assessment of the critical audit matter(s) identified by our independent registered public accounting firm;

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Oversees the appointment, retention, compensation, independence, performance, and oversight of the Company’s independent registered public accounting firm;

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Oversees the audits of the Company’s financial statements

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In consultation with management and with legal counsel, reviews the Company’s compliance with legal and regulatory filings and requirements;

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Reviews the soundness and performance of the Company’s internal audit function, internal accounting controls, disclosure controls and procedures, and internal control over financial reporting;

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Together with the Board, reviews the Company’s risk management process, system and controls, including risks related to the financial reporting process, credit risk, liquidity risk, and other market risks. Additionally, the Audit Committee is responsible for monitoring the cybersecurity risks facing the Company including the mitigation plans which the senior leadership team has put in place to limit potential exposures. These risks are reviewed and discussed on at least a semi-annual basis or as frequently as needed;

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Prepares and approves an Audit Committee Report required by the rules of the SEC for inclusion in the Company’s annual Proxy Statement;

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Assesses and approves the Company’s policies and procedures regarding ethics and compliance, including the establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential anonymous submission by employees of concerns regarding potential fraud or other questionable accounting, financial, or auditing matters;

Our Board has determined that, for 2022, each member of our Audit Committee, by virtue of his or her extensive financial and business experience and training, met, and continues to meet, the criteria of an “audit committee financial expert” within the meaning of that term in Item 407 of Regulation S-K.

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Oversees the maintenance and oversight of a policy governing related party transactions required to be disclosed under Item 404 of SEC Regulation S-K, including the process the Audit Committee employs to identify related party transactions for review, in response to PCAOB Auditing Standard No. 18, as well as governing the review, approval or ratification of any such permitted related party transactions; and

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Reviews our financial statements and discusses them with management and our independent registered public accounting firm before those financial statements or the results thereof are publicly released and before they are filed with the SEC.

25   2023 Proxy Statement | Steel Dynamics, Inc.

Board and Committee’s Role
in Risk Oversight
The Board of Directors has responsibility for risk oversight and focuses on the most significant risks facing the Company. The Board discharges its risk oversight responsibilities, in part, through delegation to the senior leadership team and to various Board committees, facilitated through both a top-down and bottom-up communication structure. In this regard, the Board believes that evaluating the senior leadership team’s management of the various risks confronting the Company is one of its most important areas of oversight. In carrying out this critical responsibility, the Board with senior leadership’s assistance, regularly reviews the Company’s significant macroeconomic and business-specific risks, including, but not limited to, health and safety, talent development, human resources, diversity and inclusion, financial, operational, information and cybersecurity, business continuity, legal, environmental, decarbonization, trade, supply-chain, technological and regulatory exposures.
While the Board and its committees oversee risk management strategy, the senior leadership team is responsible for implementing and supervising its execution and reporting to the Board and its committees on such matters. The senior leadership team regularly provides the Board with information on the most potentially significant risks facing the Company and the plans to mitigate these exposures where possible. In this regard, the Board reviews and challenges the steps leadership has taken to actively assess, manage, monitor, and mitigate areas of exposure. Outlined below are the key areas of responsibility for each of the committees and how the Board and senior leadership team support each other in this critical function.
The Audit Committee reviews the Company’s risk management processes, systems and controls which senior leadership has established. Specifically, among other topics, the Audit Committee is responsible for reviewing the risks related to financial reporting and disclosure processes as well as, capital structure, cybersecurity and information technology, appropriate liquidity, financial regulatory compliance, and market trends. The Audit Committee regularly discusses with senior leadership the Company’s significant financial risk exposures to ensure adequate mitigation is in place.
The Corporate Governance and Nominating Committee reviews legal and regulatory compliance risks as they relate to, among other things, corporate governance practices and processes. In that review are the risks related to environmental and social matters that may arise, including the sustainability impact our operations have on our communities and the environment and the diversity of within teams. The Corporate Governance and Nominating Committee is responsible for the oversight of the Company’s sustainability performance. The Committee receives periodic reports on initiatives the company is pursuing including progress related to our decarbonization and renewable energy goals. The Committee was instrumental in providing feedback and guidance as the Company set environmental goals in 2021 as well as the numerous initiatives pursued related to decarbonization. The Committee and senior leadership provide related information to the full Board based on these discussions, and how these initiatives will impact the Company’s strategic direction.
The Compensation Committee reviews our executive compensation programs to ensure they are using performance-based metrics that are aligned with Board and stakeholder strategy, and that they do not encourage unnecessary or excessive risk-taking. As part of its review, the Compensation Committee utilizes its independent compensation consultant, Compensia, in its determination. During 2022, the Compensation Committee determined that our compensation programs do not encourage unnecessary or excessive risk-taking.

Steel Dynamics, Inc. | 2023 Proxy Statement   26

Executive officers’ base salaries are fixed in amount and thus do not encourage risk-taking. Annual cash incentives are formulaic and tied to specific Company financial performance metrics. The majority of compensation provided to the executive officers is in the form of time-based and performance-based equity awards that vest or are earned over a number of years and help further align executive officers’ interests with those of our shareholders. Accordingly, the Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s performance over several years, and awards are subject to regular vesting schedules to help ensure that a significant component of executive compensation is tied to long-term value creation.
The Compensation Committee has also reviewed the Company’s compensation programs for team members in general and has concluded that these programs also do not create risks that are reasonably likely to have an adverse effect on the Company. The Compensation Committee believes that the Company’s compensation programs provide an effective and appropriate mix of incentives to help ensure performance is focused on long-term value creation and does not encourage short-term risk taking at the expense of long-term results.
Director Nomination Process
The Corporate Governance and Nominating Committee regularly reviews the Company’s Board composition to continually update incumbent director skills, contributions and experiences, and for the purpose of identifying potential candidates for board membership in the event of possible retirements, unanticipated vacancies or board expansion. This process first identifies skills that are needed to support the Company and its near and long-term strategies, while also considering the factors listed below, and then identifies potential nominees to fill the need. The Committee has been and continues to be intentional in ensuring Board and committee continuity balancing tenure with retirements of existing Board members and transition of new members onto the Board.
The Committee seeks proposed nominees with a reputation for the highest ethical and moral standards and integrity. The Committee reviews background information on each proposed nominee, including the proposed nominee’s accomplishments, experience, and skills. The Committee pursues nominees with skills including independent judgment, a proper understanding of the role of a director in governance, and financial literacy. A commitment to represent the long-term interests of the Company and our shareholders, including a commitment to prepare for, attend and actively participate in Board and committee meetings as well as a willingness to devote the necessary time and attention to the Company’s business and the needs of the Board and its committees is essential.
Among other things, the Committee takes into account such factors as particular industry knowledge, operating experience, demonstrated ethical business conduct, familiarity with or experience regarding business matters, exposure to public company governance matters, considerations such as safety, logistics, legal/ governmental/environmental regulation experience, information technology and cybersecurity, and risk management as part of the director candidate qualification process.
Proposed nominees may be referred or recommended to the Committee from many different sources, including but not limited to members of the Committee, by other directors, by outside persons or advisors, by a shareholder in accordance with the procedures described below, or under the direction of the Committee and for its consideration and approval, by an outside independent professional search firm.

27   2023 Proxy Statement | Steel Dynamics, Inc.

Board Diversity
The Corporate Governance and Nominating Committee recognizes that a diverse set of skills and backgrounds is essential to proper functioning of our Board and that the judgments and perspectives offered by a diverse board of directors improves the quality of decision-making and enhances board performance. The Committee seeks persons within a broad range of business and personal experiences and backgrounds, considers a multitude of factors including, but not limited to, gender, race, ethnicity, country of origin and age.
Currently four of our Board members identify as diverse with two of our Board members self-identified as female and two of our other Board members self-identified as ethnically diverse (Middle Eastern and Hispanic). The Committee believes it is important to create a Board with a diversity of experience, expertise, gender, race and ethnicity. As such, the Corporate Governance Policies contain a requirement to include in each director search, candidates who reflect diverse backgrounds, including diversity of gender, race, and ethnicity.
The Corporate Governance and Nominating Committee believes the Board has met the diversity objectives of Nasdaq Listing Rule 5605(f)(2)(A).

Board Diversity Matrix (as of December 31, 2022)
Total Number of Directors	11
	Female	Male
Part 1: Gender Identity
Directors	2	9
Part 2: Demographic Background
Hispanic or Latinx	0	1
White1	2	8
(1) Per the Nasdaq Listing Rule, the Demographic Background of White is defined as a person having origins in any of the original peoples of Europe, the Middle East, or North Africa. Mr. Shaheen has self-identified as Middle Eastern.
Steel Dynamics, Inc. | 2023 Proxy Statement   28

Annual Director Evaluations
Members of the Corporate Governance and Nominating Committee also evaluate the continued candidacy of incumbent Board members based on the same criteria applicable to new candidates, taking into consideration such factors as age, board tenure, membership on other public company boards of directors, diversity, ability to provide subject matter expertise and insight into our long-term strategic direction and the extent to which through his or her prior participation and performance he or she has met the applicable criteria for continued Board membership and has developed a valuable in-depth knowledge of the Company and its business.
Director Meetings and the Annual Meeting
The Board held six regularly scheduled and special meetings during 2022. All directors attended at least 75% of those meetings, as well as the meetings of each of the committees on which they served. As the Board, the Company’s independent directors met in executive session four times during 2022, without the Company’s leadership present.
We encourage all members of the Board to attend our Annual Meeting. At the 2022 Annual Meeting all directors were in attendance.
Leadership Succession Planning
The Board also engages in regular discussions with the Chief Executive Officer regarding leadership succession planning at all senior levels, including the Chief Executive Officer, and to the identification, development, and promotion of critical talent to address both planned and unplanned leadership transitions. The Chief Executive Officer reports at least semi-annually on succession and leadership development planning. The Company also encourages talent development and succession planning at all levels throughout the organization through broad-based ongoing education and development opportunities. The Company has developed internal programs for companywide development opportunities specifically designed to teach leadership skills and how they are interpreted within the Company’s culture.
Statement of Policy for the Review, Approval or Ratification of Transactions with Related Persons
Under our policy, once a person has been identified as a “related person,” and if there is a proposed transaction of $120,000 or more involving the related person and the Company or any of its subsidiaries, the transaction must be considered, approved, or ratified by the Audit Committee. For purposes of our Policy, a “related person” is a person who is (or at any time since the beginning of our last fiscal year was) a director, director nominee, executive officer, 5% shareholder, immediate family member of any of the foregoing, an entity which is owned or controlled by any of such persons, or any other person which our Audit Committee or Board has so identified.
Covered transactions will normally be approved in advance by the Audit Committee, unless, upon certification by our Chief Executive Officer or Chief Financial Officer that a determination cannot be practicably made prior to the next Audit Committee meeting, the Chair of the Audit Committee is able to review and approve the proposed related person transaction, subject, however, to the prompt reporting of the transaction to the full Audit Committee.
All of these transactions and relationships were approved in accordance with our Policy for the Review, Approval or Ratification of Transactions with Related Persons. During 2022, each of these relationships involved payments for services rendered to the Company as employees by performing work at no more than market rates of less than $570,000 each. Michael Busse was employed as a value-chain manager for our Flat Roll Steel Group and Aaron Busse was employed as a ferrous trading representative for OmniSource. Keith E. Busse, a director on our Board of Directors, is the father of Michael Busse and Aaron Busse. Charles Trowbridge was employed as a sales manager for our Butler Flat Roll Division. Mark D. Millett, our Chairman and Chief Executive Officer, is the brother-in-law of Charles Trowbridge. Joshua Graham was employed as a caster daylight supervisor for our Sinton Flat Roll Division. Christopher A. Graham, our Senior Vice President, Long Products Steel Group, is the father of Joshua Graham. Neil Pushis was employed as a roll shop supervisor for our Columbus Flat Roll Division. Glenn A. Pushis, our Senior Vice President, Special Projects, is the brother of Neil Pushis. We believe that the transactions described are on terms no less favorable to us than could be obtained from unaffiliated third parties.

29   2023 Proxy Statement | Steel Dynamics, Inc.

Compensation Committee Interlocks and Insider Participation
None of our current or former officers or employees or any current or former officers or employees of our subsidiaries, served as a member of the Compensation Committee during 2022. Moreover, during 2022 (a) none of our executive officers served on the compensation committee of another entity, any of whose executive officers served on our Compensation Committee, and (b) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee.
Shareholder Nominations
The Corporate Governance and Nominating Committee will consider suggestions from shareholders for potential director nominees. In order to provide the Committee sufficient time to evaluate proposed nominees, a shareholder desiring to recommend a proposed nominee for consideration by the Committee, for nomination at the 2024 Annual Meeting, should send any such recommendation to Steel Dynamics, Inc., Attention: Chief Financial Officer, Theresa E. Wagler, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, no later than November 20, 2023, who will then forward it to the Committee. Any such recommendation should include a description of the proposed nominee’s qualifications for Board service, the proposed nominee’s written consent to be considered for nomination and to serve if nominated and elected, stock ownership information, including date or dates of purchase, the proposed nominee’s resume, information regarding any relationship, as well as any understandings between the proposing shareholder, the proposed nominee, and any other person or organization regarding the proposed nominee’s board service, if elected, and the addresses and telephone numbers for contacting the shareholder and/or the proposed nominee for more information.
Under our Bylaws, written notice of shareholder nominations to the Board of Directors that are to be included in the proxy statement pursuant to the proxy access provisions in Section 3.16 of our Bylaws must be delivered to the Company’s Chief Financial Officer no later than 120 nor earlier than 150 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any eligible shareholder who wishes to have a nomination considered at the 2024 Annual Meeting and included in the Company’s proxy statement must deliver a written notice (containing the information specified in our Bylaws regarding the shareholder and the proposed nominee) to the Company’s Chief Financial Officer between December 13, 2023 and January 12, 2024.
To comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than March 12, 2024. If the date of the 2024 Annual Meeting changes by more than 30 calendar days from the date of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following public announcement by the Company of the date of the 2024 Annual Meeting.
Shareholder Proposals for 2024
Any shareholder satisfying the requirements of Exchange Act Rule 14a-8 and wishing to submit a proposal for inclusion in our proxy statement for our 2024 Annual Meeting must submit the proposal in writing to the attention of our Chief Financial Officer, Theresa E. Wagler, at 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, no later than November 20, 2023. Exchange Act Rule 14a-8 contains detailed eligibility and procedural requirements for determining whether you will be permitted to submit your proposal and have it included in the proxy statement. These include requirements regarding the minimum market value of the shares you hold, the length of time you have held those shares, and the applicable deadline for submitting the proposal.
In addition, if a shareholder does not submit a timely or otherwise qualifying proposal for inclusion in 2024’s Annual Meeting Proxy Statement but may still wish to make a business proposal at that meeting for consideration at the meeting, including a nomination for director, will be required to have delivered written notice to our Chief Financial Officer no later than November 20, 2023 containing biographical and other required information pertinent to the subject matter of the proposal. There were no such proposals submitted for consideration at this year’s Annual Meeting. Were such a proposal to be made at next year’s Annual Meeting, a proxy granted by a shareholder prior to next year’s Annual Meeting will be deemed to have given discretionary authority to the proxies to vote that individual’s shares on any matter so introduced at next year’s Annual Meeting.

Steel Dynamics, Inc. | 2023 Proxy Statement   30

Proposal #1	Election of Directors
Our shareholders will be asked to elect ten directors at the 2023 Annual Meeting.
The ten persons listed below are incumbent members of our Board and were elected at the 2022 Annual Meeting. As outlined in our Director Retirement Policy, one of our co-founders, Mr. Busse, is no longer eligible to stand for election based on his age. As a result of its ongoing director performance review by the Corporate Governance and Nominating Committee (see “Director Nomination Process”), each incumbent Board member’s service and performance as a director during 2022 was evaluated by the Corporate Governance and Nominating Committee and was determined to have met all expectations for continued Board membership. The Committee determined that it would be in the best interest of the Company that each director, whom have expressed his or her willingness to continue to serve, should continue to do so. Accordingly, ten director candidates, having indicated their willingness to stand for election for an additional one-year term, were recommended for nomination by the Committee and are hereby nominated for election to the Board.
Each director, if elected, will serve until our 2024 Annual Meeting, or until a qualified successor director has been elected. All but Messrs. Millett and Teets are, and expect to continue to be, independent directors. In the event that any nominee at the time of the election is unable to serve or is otherwise unavailable for election, the Board, upon recommendation of the Corporate Governance and Nominating Committee, may select a substitute nominee. In that event, the persons named in the enclosed proxy intend to vote the proxy for the person so selected. We do not anticipate that any nominee will be unable to serve.
In addition, the Board has also reviewed all transactions during 2022 between Steel Dynamics, Inc. or any of its subsidiaries or affiliates, and companies or entities in which a director or a family member or affiliate might have owned any interest, for the purpose of ensuring that such transactions, if any, were approved in accordance with our “Statement of Policy For the Review, Approval or Ratification of Transactions With Related Persons”, and, further, for the purpose of determining whether any of such transactions impacted the independence of any director. The Board has affirmatively determined that none of the independent directors is an officer or employee of the Company, or any of our subsidiaries, and none of such persons have any relationships which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship or impact that person’s independence.
See Proposal No. 6 for the Board’s recommendation to provide for the election of directors by majority vote in uncontested elections.
The Board of Directors recommends a vote
“FOR” each of the following nominees.

31   2023 Proxy Statement | Steel Dynamics, Inc.

Information Concerning Experience, Qualifications, Attributes and Skills of the Director Nominees and Other Executive Officers
Mark D. Millett

Position: Co-founder, Chairman, and Chief Executive Officer
Director Since: 1993
Age: 63 (Male / Caucasian)
Outside Public Company Directorships: None
Committees: None
Education: Bachelor’s degree in Metallurgy from the University of Surrey in England (1981)
Key Qualifications: Mr. Millett brings to the Board strong leadership and industry experience having co-founded the Company and led the Company as its President and CEO since January 2012 through a period of tremendous long-term strategic growth. His experience as a seasoned public company CEO, coupled with his steel industry experience and his operational, commercial, cultural and strategic expertise, are valuable assets to the Board.
Professional Background: Mr. Millett co-founded the Company in 1993. Mr. Millett has been our Board Chair since May 2021 and has been our President and Chief Executive Officer since January 2012. Prior to that, he has held various positions within the Company, including President and Chief Operating Officer, Executive Vice President of Metals Recycling and Ferrous Resources, and Executive Vice President of Flat Roll Operations. Mr. Millett was responsible for the design, construction, and start-up operation of all of our steel mills, including our Butler, Indiana flat roll, melting, and casting operations. Mr. Millett currently serves as Chairman of the Steel Manufacturers Association (SMA). During 2019, Mr. Millett was named the recipient of the James F. Collins Achievement in Advocacy Award by the SMA. During 2014 and 2022, Mr. Millett was named Steelmaker of the Year by the Association of Iron and Steel Technology.
Sheree L. Bargabos

Position: Director
Director Since: 2018
Age: 67 (Female / Caucasian)
Outside Public Company Directorships: PGT Innovations, Inc
Committees: Audit Committee and Compensation Committee Member
Education: Bachelor of Science degree in Chemistry from McGill University in Montreal, Quebec, Canada and an M.B.A. from Babson College in Wellesley, Massachusetts
Key Qualifications: Among numerous strong leadership characteristics, Ms. Bargabos brings a strong background in industrial operations, safety practices, commercial platforms, employee matters and operational excellence to our Board.
Professional Background: Retired. Ms. Bargabos served from 2002 through 2012 as the President of the Roofing and Asphalt Division of Owens Corning, a global manufacturer of composites and building materials. In her capacity as President, Ms. Bargabos was responsible for the $2 billion roofing and asphalt business segment, managing 2,000 employees across 14 manufacturing locations. From 2013 through her retirement in 2015, Ms. Bargabos assumed the role of Vice President, Customer Experience, Roofing, helping to facilitate the successful transition of her successor, among other responsibilities.

Steel Dynamics, Inc. | 2023 Proxy Statement   32

Kenneth W. Cornew

Position: Director
Director Since: 2016
Age: 58 (Male / Caucasian)
Outside Public Company Directorships: None
Committees: Corporate Governance and Nominating Committee and Compensation Committee Chair
Education: Bachelor of Science degree in Electrical Engineering from Rutgers University (1987) and an MBA from Drexel University (1995)
Key Qualifications: Mr. Cornew brings to the Board a comprehensive understanding and experience in power operations, commodity cycles, commercial expertise, strategic growth, mergers and acquisitions, safety, and process improvement. He also brings an extensive knowledge and understanding of public company governance and regulatory matters.
Professional Background: Retired. Mr. Cornew served from 2013 through early 2021 as Senior Executive Vice President and Chief Commercial Officer of Exelon Corporation and President and CEO of Exelon Generation. Mr. Cornew was responsible for the operations of Exelon’s nuclear, fossil, and renewable fleets, as well as the commercial and retail businesses of Constellation. In 1990 Mr. Cornew joined Exelon where, throughout his career, he was instrumental in establishing and growing the company’s competitive energy business. Prior to joining Exelon, Mr. Cornew worked for PJM Interconnection, a regional transmission organization and part of the U.S. Eastern Interconnection Grid serving several states in the Mid-Atlantic and Mid-West regions. Mr. Cornew was a leader in advocacy for the industry and served on the Board of Directors of the Electric Power Research Institute whose focus is research and development relating to the generation, delivery and use of electricity. Mr. Cornew currently serves on the Industry Advisory Board for Rutgers School of Engineering and has previously served on the Advisory Board of FM Global Washington/Philadelphia and the Board of Trustees for the Living Classrooms Foundation.
Traci M. Dolan

Position: Director
Director Since: 2012
Age: 65 (Female / Caucasian)
Outside Public Company Directorships: None
Committees: Audit Committee Chair and Corporate Governance and Nominating Committee Member
Education: Bachelor of Science Degree in Business from Indiana University (1981)
Key Qualifications: Ms. Dolan brings to the Board a comprehensive knowledge of accounting finance and financial management, as well as experience in managing and overseeing regulatory compliances in the areas of executive compensation and risk management involving public companies. Her background also brings an understanding of information technology and cyber risk to the Board to help ensure proper risk oversight.
Professional Background: Retired. Ms. Dolan served for ten years (2004  —  2014) with ExactTarget, Inc., a salesforce.com company, which provides global cross-channel interactive marketing software-as-a-service. From July 2011 to February 2014, she served as Chief Administrative Officer and Corporate Secretary, responsible for human resources, executive compensation, legal and corporate governance, real estate, risk management, and shareholder relations. Prior to this, she served as principal financial officer responsible for all financial and administrative functions, including financial and strategic planning, accounting, tax and treasury functions, among other responsibilities. From 2000  —  2004, Ms. Dolan served as Chief Financial Officer and Vice President of Finance and Administration, Secretary and Treasurer of Made2Manage Systems, Inc.

33   2023 Proxy Statement | Steel Dynamics, Inc.

James C. Marcuccilli

Position: Lead Independent Director
Director Since: 2005
Age: 72 (Male / Caucasian)
Outside Public Company Directorships: None
Committees: Compensation Committee and Corporate Governance and Nominating Committee Member
Education: Bachelor’s degree in Business Finance from the University of Notre Dame (1973)
Key Qualifications: Mr. Marcuccilli brings to the Board his comprehensive experience in financial analysis, commercial understanding, banking, organizational management, strategic growth, and information technology and cyber risk. His background as a successful financial entrepreneur also brings a depth of knowledge concerning regulatory and governance matters.
Professional Background: Mr. Marcuccilli has served as Chairman and Chief Executive Officer of STAR Financial Bank, a regional bank based in Fort Wayne, Indiana since 2016 and as President and Chief Executive Officer of STAR Financial Bank from 1997 to 2016. Mr. Marcuccilli serves as a director of STAR Financial Group, Inc., the holding company parent of STAR Financial Bank, as well as a director of STAR Financial Bank. Prior to that, Mr. Marcuccilli had responsibility for oversight of nine of STAR’s financial institutions throughout Indiana. He has served as chairman of the Northeast Indiana Regional Partnership from 2008  —  2009 and a board member of the Indiana Economic Development Corporation (2004  —  2017).
Bradley S. Seaman

Position: Director
Director Since: 2013
Age: 63 (Male / Caucasian)
Outside Public Company Directorships: CPI Card Group, Inc., Chairman
Committees: Corporate Governance and Nominating Committee Chair and Audit Committee Member
Education: Bachelor of Science degree in Business Administration from Bowling Green State University (1982) and an MBA from the University of Dallas (1986)
Key Qualifications: Mr. Seaman brings to the Board a comprehensive understanding and experience in the private equity markets, strategic initiatives, mergers & acquisitions, management experience, and both operational and corporate governance experience. He also brings an extensive knowledge and understanding of public company governance and regulatory matters.
Professional Background: Mr. Seaman has been employed, since August 1999, by Parallel49 Equity, a private equity firm (successor brand of Tricor Pacific Capital) that makes control investments in lower middle market companies in the United States and Canada. From 1999 through December 2011, Mr. Seaman was Managing Director and leader of its U.S. operations, and, since January 2012, has served as its Managing Partner, responsible for leading overall firm operations, strategy, funding, and investments. Mr. Seaman was employed by the General Electric Company from 1984 – 1999 in a series of increasingly responsible positions in both GE Plastics and GE Capital. At GE Capital, Mr. Seaman was ultimately promoted to lead transaction origination and structuring teams in the New York and Chicago offices for the Commercial Finance business which was focused on providing debt and equity for private equity backed transactions and he led GE’s equity investment in the start-up of Steel Dynamics.

Steel Dynamics, Inc. | 2023 Proxy Statement   34

Gabriel L. Shaheen

Position: Director
Director Since: 2009
Age: 69 (Male / Middle Eastern)
Outside Public Company Directorships: None (previously served as Chairman of the board of Horace Mann Educators Corporation from 2010 to 2018).
Committees: Compensation Committee Member and Audit Committee Member
Education: Bachelor’s degree in Actuarial Math from the University of Michigan (1976) and a master’s degree in Actuarial Science from the University of Michigan (1977)
Key Qualifications: Mr. Shaheen brings an extensive background of training, skills, and experience in the world of risk assessment and management, as well as management skills and experience in operating and supervising complex institutional relationships and major operating units of large publicly traded companies.
Professional Background: Mr. Shaheen was a founding partner of Insurex, LLC in 2018, served since 2000 as President, Chief Executive Officer and a principal of GLS Capital Ventures, LLC and partner of NxtStar Ventures, LLC from 2000 through 2018, all of them providing private advisory services to both start-up and existing life insurance, annuity insurance, and other financial services organizations, as well as to entities that serve such organizations. From January 1998 through December 1999, Mr. Shaheen served as Chairman, President and Chief Executive Officer of Lincoln National Life Insurance Company, with responsibility for all of Lincoln’s life and annuity operations throughout the United States.
Luis M. Sierra

Position: Director
Director Since: 2021
Age: 60 (Male / Hispanic)
Outside Public Company Directorships: None
Committees: Compensation Committee Member
Education: Bachelor’s degree in Mechanical Engineering from the University of Florida, a Master’s degree in Mechanical Engineering from Georgia Institute of Technology, and an M.B.A. in Business Administration from the University of Chicago
Key Qualifications: Mr. Sierra brings a strong background in industrial and international operations, commercial and organizational strategy, and financial acumen to our Board. Mr. Sierra also has worked extensively outside of the United States and is bilingual, speaking Spanish.
Professional Background: From July 2020 through October 2022, Mr. Sierra served as the President and Chief Executive Officer of NOVA Chemicals Corporation, with annual 2021 revenues of  $5.1 billion and a workforce of 4,000 employees and contractors. NOVA is a Canadian-based privately held company with operations in Canada and the United States, producing ethylene, polyethylene, and other chemical co-products. Prior to this time, Mr. Sierra had an over 30-year career with BP, holding various leadership positions, including most recently from 2013 to 2016 as the President of BP Aromatics, Americas, Europe and Middle East, and from 2016 to 2020 as the Chief Executive Officer of BP Global Aromatics, a $5 billion global chemicals business.

35   2023 Proxy Statement | Steel Dynamics, Inc.

Steven A. Sonnenberg

Position: Director
Director Since: 2018
Age: 70 (Male / Caucasian)
Outside Public Company Directorships: Tennant Company, Chairman of the Board Sensata Technologies Holding plc, Director
Committees: Audit Committee and Corporate Governance and Nominating Committee Member
Education: Bachelor’s degree in Civil Engineering from the Georgia Institute of Technology and an M.B.A in Business Administration from the University of Virginia Darden School of Business.
Key Qualifications: Among numerous strong leadership characteristics, Mr. Sonnenberg brings a strong background in industrial and international operations to our Board, as well as a comprehensive understanding of public company governance and regulatory matters, talent development and succession practices, and commercial acumen.
Professional Background: Retired. Mr. Sonnenberg served from 2008 through 2016 as President of Emerson Electric Co.’s $8.5 billion Process Management Group, a worldwide 40,000-employee, eight business unit manufacturer of automation products for process industries, including oil and gas, chemical processing, power, life sciences, and metals and mining. In 2016, Mr. Sonnenberg became Chair of Emerson Electric Co.’s Automation Solutions business, which assists manufacturers to maximize performance through Emerson’s industry-leading portfolio of technologies to measure, control, optimize and power their operations. In 2018, he became Senior Advisor, Emerson Automation Solutions, until his retirement in 2019. In that role, he worked in the areas of leadership development and senior customer relations. For more than 15 years prior to his appointment as Emerson’s Process Management Group’s President, Mr. Sonnenberg managed various Emerson affiliated companies with operations throughout Asia and Europe.
Richard P. Teets, Jr.

Position: Co-founder and Director
Director Since: 1993
Age: 67 (Male / Caucasian)
Outside Public Company Directorships: None
Committees: None
Education: Bachelor’s degree in mechanical engineering from Lafayette College (1977) and a master’s degree in business administration from Duquesne University (1982)
Key Qualifications: Mr. Teets brings to the Board strong leadership and industry experience having co-founded the Company. Mr. Teets brings to the Board a strong academic, innovative, strategic and operational background and business experience in the design, construction and operation of steel mill facilities. Additionally, he offers demonstrated leadership in organizing, planning and directing complex projects, both at the construction and operational levels.
Professional Background: Retired. Mr. Teets had been our Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations since August 2008 through March 2016. In April 2007, Mr. Teets became an Executive Vice President, overseeing the Company’s four long-products steelmaking divisions and the steel fabrication platform. From 1998 to 2007, he managed the construction, start-up, and operation of the Structural and Rail Division and was responsible for its commercial success and growth. Prior to this, from 1993 to early 1996, Mr. Teets was responsible for the design, construction, and start-up operation of the Company’s Butler Flat Roll Division. Mr. Teets was named the Steel Advocate of the Year during 2016 by the American Metal Market.

Steel Dynamics, Inc. | 2023 Proxy Statement   36

Other Named Executive Officers
Theresa E. Wagler (52) has been our Executive Vice President, Chief Financial Officer and Corporate Secretary since May 2007. Ms. Wagler joined the Steel Dynamics corporate finance team in 1998, and has held various finance and accounting positions, including Chief Accounting Officer and Vice President and Corporate Controller. She is responsible for and oversees accounting and taxation, treasury, risk management, legal, information technology and cyber security, human resources, sustainability strategy, and strategic business development functions, as well as, financial planning and analysis, investor relations, and corporate communications. Ms. Wagler also has various operational responsibilities, directly overseeing two operating joint ventures. Prior to joining Steel Dynamics, Ms. Wagler was a certified public accountant with Ernst & Young LLP. She graduated cum laude from Taylor University with a bachelor’s degree in accounting and systems analysis. In addition, Ms. Wagler serves as a director, chair of the audit committee and a member of the environmental sustainability and community committee of CF Industries Holdings, Inc., a public company, and also serves as a director for Trine University and for the Metals Service Center Institute.
Christopher A. Graham (58) has been our Senior Vice President, Long Products Steel Group, since February 2019. In this role, Mr. Graham is responsible for the company’s four long product steel mills, along with a downstream finishing operation and the company’s copper rod manufacturing facility. Prior to that, Mr. Graham served as Senior Vice President, Downstream Manufacturing and President of New Millennium Building Systems, responsible for the company’s steel fabrication and downstream manufacturing operations, and other operational and leadership roles. Mr. Graham was also a part of the team that constructed the company’s first steel mill in Butler, Indiana in 1994. Mr. Graham earned a bachelor’s degree in business management from Western Governors University and an MBA from the University of Saint Francis.
Glenn A. Pushis (57) has been our Senior Vice President, Special Projects, since February 2019. Mr. Pushis is responsible for the successful design and construction of the Company’s new 650,000 metric ton state-of-the-art low-carbon, recycled aluminum flat rolled mill in Columbus, Mississippi with two satellite recycled aluminum slab centers in the Southwestern United States and Northcentral Mexico. From 2019 until 2022, Mr. Pushis was responsible for the successful design and construction of the Company’s new Southwest-Sinton Flat Roll Division developed to serve the Southwestern United States and Mexico. He has extensive experience in this capacity and has been instrumental in numerous construction projects for Steel Dynamics since its founding. Prior to that, Mr. Pushis served as Senior Vice President, Long Products Steel Group, responsible for the Company’s four long product steel mills. Mr. Pushis has been with Steel Dynamics since 1994, holding various operational and leadership roles, including roles within the Engineered Bar Products Division and the Butler Flat Roll Division. He was also part of the team that constructed the Company’s first steel mill in Butler, Indiana in 1994. Mr. Pushis earned a bachelor’s degree in mechanical engineering from Purdue University and his MBA from Indiana University.
Barry T. Schneider (54) has been our Senior Vice President, Flat Roll Steel Group since March 2016. Mr. Schneider is responsible for the Company’s entire flat rolled steel operations, including the Company’s two flat rolled steel mills and numerous flat rolled processing, coating and distribution operations. Before that, Mr. Schneider served in various operational and leadership roles within the Company’s steel operations, including Engineered Bar Products Division and Butler Flat Roll Division. He was also part of the team that constructed the Company’s first steel mill in Butler, Indiana in 1994. Mr. Schneider earned a bachelor’s degree in mechanical engineering and a master of science in engineering management from Rose-Hulman Institute of Technology. He also received an Executive Certificate in Technology, Operations, and Value Chain Management from the MIT Sloan School of Management. In addition, Mr. Schneider serves as a director for the Association of Iron & Steel Technology.

37   2023 Proxy Statement | Steel Dynamics, Inc.

Director Compensation
The following table presents the total compensation for each person who served as a non-employee member of the Board during 2022.
Name (a)	Fees Earned or Paid in Cash (b)2	Stock Awards (c)3	Total (h)
Sheree L. Bargabos	$125,000	$144,036	$269,036
Keith E. Busse	125,000	144,036	269,036
Frank D. Byrne, M.D.1	62,500	—	62,500
Kenneth W. Cornew	135,000	144,036	279,036
Traci M. Dolan	150,000	144,036	294,036
James C. Marcuccilli	165,000	144,036	309,036
Bradley S. Seaman	145,000	144,036	289,036
Gabriel L. Shaheen	135,000	144,036	279,036
Luis M. Sierra	125,000	216,089	341,089
Steven A. Sonnenberg	125,000	144,036	269,036
Richard P. Teets, Jr.	125,000	144,036	269,036
Other than as set forth in the table we did not pay any other compensation or make any equity or non-equity awards to any of the non-employee members of the Board. Mr. Millett, who is our Chairman, President, and Chief Executive Officer, received no compensation for his service as a director or as Chairman of the Board and, consequently, is not included in the table.

1 Dr. Byrne retired from the board in May 2022.
2 Mr. Teets received a DSU award for 1,544 shares of the Company’s common stock with a grant date fair value of $125,000 in lieu of his annual cash retainer.
3 The amounts reported in this column represent the grant date fair value of the DSU awards granted under the 2015 Plan. The DSU awards with an award value of $144,036 were for each 1,687 shares of the Company’s common stock on the basis of the Nasdaq closing market price for the Company’s common stock on the last business day prior to June 1, 2022. Additionally, Mr. Sierra was granted DSU awards with an award value of $72,053 for 1,139 shares of the Company’s common stock on the last business day prior to February 25, 2022, in recognition of his initial partial year service as a Board member. Each 2022 DSU award vested in full on the grant date, subject only to the particular deferred settlement date elected in advance by the director for settlement of his or her DSU award into shares of the Company’s common stock on a one-for-one basis.
Steel Dynamics, Inc. | 2023 Proxy Statement   38

Cash Compensation
For 2022, the standard cash compensation retainer for the non-employee members of the Board, as well as any additional cash received for respective committee chairs, were as follows:
	Annual Retainers	Committee Chair
Non-employee Director	$125,000
Lead Independent Director	165,000
Audit Committee		$25,000
Compensation Committee		20,000
Corporate Governance and Nominating Committee		20,000
Non-employee members of the Board may elect to defer up to 100% of their annual cash retainer relating to their Board service, in increments of 10%, in the form of additional deferred stock units (“DSU”), as further described below under “Equity Compensation.” The actual number of DSUs is determined by dividing the dollar amount of the board service cash retainer amount that is the subject of the election by the closing price of the Company’s common stock at the close of business on the last business day preceding the date of the elected cash retainer payment. This deferral election must be made prior to December 31 of the calendar year preceding the year for which the deferral election is made and to elect, in advance, the desired deferral period, specifically, for a period of either one year, or the earlier to occur of five years or one year following his or her retirement from the Board.
Equity Compensation
Non-employee members of the Board also receive an annual equity award, in the form of DSUs. In 2022, these director DSU awards each had a grant date fair value of $144,036. The grant is made annually, as of June 1, and the number of DSUs is determined by a formula, set forth in the Amended and Restated Steel Dynamics, Inc. 2015 Equity Incentive Plan (“2015 Plan”), under which the equity portion of the annual Board service retainer is divided by the closing price of the Company’s common stock at the close of business on the last business day preceding June 1, to arrive at the specified number of DSUs. Additionally, Mr. Sierra was granted DSU awards with an award value of  $72,053 for 1,139 shares of the Company’s common stock on the last business day prior to February 25, 2022, in recognition of his initial partial year service as a Board member. Each DSU is a book-entry award expressed in common stock equivalent units and ultimately settled at the end of the deferral period in a like number of shares of the Company’s common stock.
Equity Ownership Policy for Directors
We maintain an equity ownership policy for the non-employee members of the Board. Under this policy, each non-employee member of the Board is required to own and hold shares of the Company’s common stock equal to at least five times his or her annual cash retainer, currently $125,000, for an aggregate of  $625,000. We review compliance with this policy annually and require each non-employee member of the Board to meet his or her respective equity ownership requirement within five years of joining the Board. We believe that each of the existing non-employee members of the Board either has satisfied, or will satisfy, this requirement on a timely basis. Our Board contains two of our top 10 shareholders and collectively our Board members own 5.4% of our outstanding common stock.

39   2023 Proxy Statement | Steel Dynamics, Inc.

Security Ownership of Directors and Executive Officers
The following table shows how much of the Company’s common stock the directors and the Named Executive Officers, and all directors and executive officers, as a group, beneficially owned as of March 20, 2023. For purposes of the following table, beneficial ownership is determined in accordance with Exchange Act Rule 13d-3.
	Current Beneficial Holdings	Percent Owned*
Named Executive Officers
Mark D. Millett1	3,012,711	1.8%
Theresa E. Wagler	434,635	0.3%
Christopher A. Graham	109,353	0.1%
Glenn A. Pushis	162,456	0.1%
Barry T. Schneider	182,676	0.1%
Directors
Sheree L. Bargabos	20,039	0.0%
Keith E. Busse	701,710	0.4%
Kenneth W. Cornew	31,687	0.0%
Traci M. Dolan	53,480	0.0%
James C. Marcuccilli	83,102	0.0%
Bradlet S. Seaman	48,855	0.0%
Gabriel L. Shaheen	82,568	0.0%
Luis M. Sierra	3,869	0.0%
Steven A. Sonnenberg	17,444	0.0%
Richard P. Teets, Jr. 2	5,140,007	3.0%

Directors and Executive Officers as a Group (17 persons)	10,269,462	6.0%

* Assumes exercise of all stock options currently exercisable or exercisable within 60 days (of which there are none).
1 Mr. Millett’s ownership includes 118,700 shares in a grantor retained annuity trust of which he is the sole trustee and annuitant.
2 Mr. Teets’ ownership includes 93,119 shares of the Company’s common stock owned by Mr. Teets’ spouse.
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Security Ownership of Certain Beneficial Owners
At December 31, 2022, based upon filings with the SEC, and based upon a total of 172,936,163 shares issued and outstanding at that time, the following persons owned more than 5% of the Company’s common stock.
Name and Address	Amount of Beneficial Ownership	Percent of Ownership
The Vanguard Group1 100 Vanguard Blvd. Malvern, PA 19355	21,822,262	12.6%
BlackRock Inc.2 55 East 52nd Street New York, NY 10055	17,084,445	9.9%
Fidelity3 245 Summer Street Boston, MA 02210	8,756,022	5.1%

1 Share amounts are based on a Schedule 13G/A filed with the SEC on February 9, 2023, reporting beneficial ownership as of December 31, 2022, which indicates that The Vanguard Group has shared voting power of 255,858 of the shares shown, sole dispositive power of 21,110,261 of the shares shown and shared dispositive power of 712,001 of the shares shown.
2 Share amounts are based on a Schedule 13G/A filed with the SEC on January 24, 2023, reporting beneficial ownership as of December 31, 2022, which indicates that BlackRock, Inc. has sole voting power of 14,924,279 of the shares shown and sole dispositive power of 17,084,445 of the shares shown.
3 Share amounts are based on Schedule 13-F filed with the SEC on February 14, 2023.
41   2023 Proxy Statement | Steel Dynamics, Inc.

Proposal #2	Ratification of the Appointment of Independent Registered Public Accounting Firm as Auditors
In accordance with the provisions of the Sarbanes Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP (Ernst & Young) as our independent registered public accounting firm, to conduct our annual audit for the year 2023. Although not legally required, but in accordance with established policy, we are submitting this appointment to shareholders for ratification. In the event the appointment is not ratified, we anticipate that no change in auditors would be made for the current year because of the difficulty and expense of making any change mid-year. However, any such vote would be considered in connection with our deliberation of the appointment of an independent registered public accounting firm for 2024.
Ernst & Young conducted our annual audit for 2022, and representatives of Ernst & Young will be present and will be available at the Annual Meeting to respond to questions from shareholders, and, if the representatives desire, will have an opportunity to make a statement.
The Board of Directors recommends a vote “FOR” the approval of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.
Audit and Non-Audit Fees
The following table presents fees for services rendered by Ernst & Young, as the Company’s independent registered public accounting firm, for the years ended December 31, 2021 and 2022.
	2021	2022
Audit Fees	$2,669,000	$3,126,000
Audit Related Fees	—	—
Tax Fees	141,000	103,000
All Other Fees	—	—
	$2,810,000	$3,229,000
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent registered public accounting firm. The policy contemplates a general pre-approval for all audit, audit related, tax, and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent registered public accounting firm, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance of service.

Steel Dynamics, Inc. | 2023 Proxy Statement   42

Prior to engagement, the Audit Committee will pre-approve the following categories of services:
✓
Audit fees include fees for (1) services rendered in connection with the audit of the Company’s consolidated financial statements included in its annual Form 10-K and reviews of financial statements included in the quarterly Forms 10-Q; and (2) the review of internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Such work also includes, but is not limited to, fees for the review of the Company’s valuation of business combinations, accounting consultations on matters addressed during the audit including implementation of new accounting standards, services rendered in connection with comfort letters, statutory audits or other audits of subsidiaries, and services associated with statutory or regulatory filings or engagements, including SEC registration statements, periodic reports, and other documents filed with the SEC or other documents issued in connection with securities offerings.

✓
Tax fees include fees related to services performed by the independent registered public accounting firm tax personnel, except those services specifically related to the financial statements which are included in audit fees, and included tax advisory and compliance fees (including assistance with tax audits and appeals, tax compliance related to tax returns, tax advice relating to mergers and acquisitions, indirect tax matters, due diligence assistance regarding tax matters, and transfer pricing studies.)

Applicable SEC rules and the Audit Committee’s pre-approval policy permits the delegation of pre-approval authority for services not covered by the Audit Committee’s general pre-approval to the Chair of the Audit Committee.
Report of the Audit Committee
The Audit Committee operates under a written charter adopted by the Committee and approved by the Board and is posted on the Company’s website at www. steeldynamics.com under “Investors  —   Governance  —  Governance Documents.” The charter is reviewed at least annually and updated as necessary. The Audit Committee is comprised of five non-employee independent directors, each of whom met the definition of  “audit committee financial expert.”
Among its other responsibilities, summarized in this Proxy Statement under “Governance of the Company  —  The Audit Committee,” the Audit Committee oversees:
✓
The quality and integrity of our audited financial statements, accounting and financial reporting processes, and our systems of internal control over financial reporting, as well as for safeguarding of our assets;

✓
The appointment and oversight of our external independent registered public accounting firm, including review of their qualifications, independence and performance;

✓
Together with the Board, reviews the Company’s risk management process, system and controls, including risks related to the financial reporting process, credit risk, liquidity risk and other market risks. Additionally, the Audit Committee is responsible for monitoring the cybersecurity risks facing the Company including the mitigation plans which the senior leadership team has put in place to limit potential exposures;

✓
Our compliance with legal and regulatory requirements;

✓
The performance of our internal audit staff and internal audit function; and

✓
Our guidelines and policies with respect to risk assessment and risk management.

Roles and Responsibilities
Management, our independent registered public accounting firm, and the Audit Committee each have different roles and responsibilities with respect to our financial statements and internal control over financial reporting.
Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control, and has delivered its opinion on the effectiveness of its controls.
Our independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of our consolidated financial

43   2023 Proxy Statement | Steel Dynamics, Inc.

statements and for expressing an opinion, based on the results of their audit, whether the consolidated financial statements are fairly presented in all material respects, in conformity with generally accepted accounting principles in the United States. In addition, Ernst & Young is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee reviewed and discussed with the independent registered public accounting firm the assessment of the critical audit matter.
Oversight and Assessment of the Independent Registered Public Accounting Firm
The Audit Committee selects and appoints our independent registered public accounting firm, reviews the performance of the independent registered public accounting firm in the annual audit and in assignments unrelated to the audit, and reviews and approves the fees. Ernst & Young has been Steel Dynamics’ independent registered public accounting firm since 1999 and in addition to its ongoing annual performance evaluation, the Audit Committee also considers the impact, if any, of auditor tenure when assessing whether to retain Ernst & Young. The Audit Committee approved the selection and engaged the services of Ernst & Young as our independent registered public accounting firm for the Company’s fiscal year ended December 31, 2022, after employing its annual quality and review process described below.
In 2022, the Audit Committee, with assistance from management, conducted a formal performance appraisal of Ernst & Young, soliciting the opinions of the Audit Committee, internal audit, senior leadership and other relevant Company employees. In determining whether to appoint Ernst & Young as Steel Dynamics’ independent registered public accounting firm for 2023, the Audit Committee took into consideration a number of factors, including the frankness and quality of the Audit Committee’s ongoing discussions with our auditor, the auditor’s independence, and the assessment of the professional qualifications and past performance of both Ernst & Young as a whole and the Lead Audit Partner. The results assessed Ernst & Young’s performance to have met all expectations.
In that regard, the Audit Committee recommends engaging Ernst & Young as our independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023.
Required Disclosures and Discussions
In connection with the December 31, 2022 audited consolidated financial statements, the Audit Committee:
✓
Met with Ernst & Young eight times with management present and four times without management present.

✓
Discussed with Ernst & Young the matters required to be discussed in Auditing Standard No. 16 (Communication with Audit Committees), issued by the Public Company Accounting Oversight Board (United States) (“PCAOB”), now codified as AS No. 1301, as well as Auditing Standard No. 18 (Related Parties).

✓
Received and reviewed the written disclosures and the letter from Ernst & Young required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and has discussed with the auditors their independence.

✓
Reviewed and discussed with management and with Ernst & Young management’s report on Steel Dynamics’ internal control over financial reporting and Ernst & Young’s report on the effectiveness of Steel Dynamics’ internal control over financial reporting and the assessment of the critical audit matter identified by Ernst & Young.

✓
Discussed whether the provision of services by Ernst & Young and the fees paid to them for services not related to the audit of the financial statements referred to above, is compatible with maintaining Ernst & Young’s independence.

Recommendation to Include the Financial Statements in the Annual Report
Based upon the Audit Committee’s discussions with senior leadership and our independent registered public accounting firm, and the Audit Committee’s review of the audited financial statements, the representations of management and the report of our independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
The Audit Committee
Traci M. Dolan, Chair
Sheree L. Bargabos, Member
Bradley S. Seaman, Member
Gabriel L. Shaheen, Member
Steven A. Sonnenberg, Member
March 30, 2023

Steel Dynamics, Inc. | 2023 Proxy Statement   44

Executive Compensation and Related Information
This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our compensation program for our Named Executive Officers (our “NEOs”). It also provides an overview of our executive compensation philosophy, policies and practices, which are designed to achieve our financial, operational and strategic business objectives. For 2022, our NEO’s were:
Name	Position
Mr. Mark Millett	Chairman, President and Chief Executive Officer
Ms. Theresa Wagler	Executive Vice President, Chief Financial Officer and Corporate Secretary
Mr. Russell Rinn	Former Executive Vice President, Metals Recycling1
Mr. Christopher A. Graham	Senior Vice President, Long Products Steel Group
Mr. Glenn Pushis	Senior Vice President, Special Projects
Mr. Barry Schneider	Senior Vice President, Flat Roll Steel Group2
(1) Effective August 29, 2022, Mr. Rinn retired from the Company
(2) Effective March 1, 2023, Mr. Schneider was appointed President and Chief Operating Officer.
Executive Summary
2022 Business Overview
Our commitment is to the health, safety and well-being of our teams, families, and communities and to meet the needs of our customers. Our culture and our business model positively differentiate our company and performance. We are in a place of strength. We are competitively positioned and focused to deliver long-term value creation for all of our stakeholders.
Some of our more notable 2022 achievements include:
✓
Improvements on our key safety metrics while each of our platforms performed better than industry benchmarks

✓
Record revenue of  $22.3 billion

✓
Record consolidated operating income of  $5.1 billion and net income of  $3.9 billion

✓
Record steel shipments of 12.2 million tons and our second highest profitability for steel operations of $3.1 billion operating income

✓
Record fabrication shipments of 856,000 tons and record profitability for steel fabrication of  $2.4 billion operating income

✓
Record liquidity of  $3.4 billion which firmly positions us to grow strategically through organic investments and transactional opportunities as well as return capital to shareholders through our positive dividend profile and flexible share repurchase strategy

✓
Inclusion within the S&P 500® index which is widely recognized as one of the premier benchmarks of the U.S. equities market

As demonstrated, we believe that our business model and unique operating culture generate strong cash flow through all market cycles  —  based on the low, highly-variable cost structure of our operations, our highly diversified, value-added product offerings, and customer supply-chain solutions. The strength of our through-cycle cash generation coupled with a strong capital structure foundation provides the opportunity for continued organic and transactional growth while also providing strong shareholder distributions. We are squarely focused on the continuation of sustainable, optimized value creation.

45   2023 Proxy Statement | Steel Dynamics, Inc.

2022 Shareholder Engagement and Say-on-Pay
At our 2022 Annual Meeting, we conducted a non-binding advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. Our shareholders approved our NEOs’ compensation with 94% of the votes cast on the proposal voting in favor of our executive compensation program.
Based on strong say-on-pay support and in combination with feedback from our shareholder engagement efforts, the Compensation Committee has retained the program’s emphasis on both short-term annual performance-based incentives that reward our NEOs when we meet certain profitability hurdles and long-term performance-based incentive compensation opportunities that promote the creation of sustainable long-term value for our shareholders.
Consistent with the recommendation of the Board and the preference of our shareholders, as expressed at the 2017 Annual Meeting, to hold advisory say-on-pay votes on the compensation of our NEOs on an annual basis, the Board has decided to continue this policy and, as set forth in Proposal No. 3 in this Proxy Statement, is recommending that the say-on-pay advisory vote continue be conducted annually. Accordingly, following this Annual Meeting (to which this Proxy Statement relates), which will include this year’s (2023) annual advisory say-on-pay vote, the next advisory say-on-pay vote will take place in 2024. The next say-on-frequency vote will take place in 2029.
Strong Compensation Best Practices
We are committed to sound compensation practices that encourage a long-term focus on stakeholder value creation and to sustainability of our resources, as highlighted by the following items:

✓	Highly levered companywide performance-based compensation
✓	Strong shareholder say-on-pay support with 94% voting in favor during 2022
✓	Robust stock ownership requirements for all executive officers
✓	Clawback policy regarding executive compensation
✓	“Double-trigger” change-in-control payments and benefits

✓	No excise tax gross ups
✓	Prohibit hedging and a severe limitation on pledging of Company stock
✓	Independent compensation consultant retained by the Compensation Committee
✓	Annual compensation risk assessment by the Compensation Committee
✓	Caps on individual payouts for each performance award
✓	No repricing or backdating of stock options
✓	No guaranteed incentive bonus payments
2022 Executive Compensation Decisions
As in prior years, the Compensation Committee made no adjustments to the pre-established metrics or performance measures of any award for 2022.
The following highlights the key compensation decisions made by the Compensation Committee in 2022:
✓
Increased Mr. Millett’s annual base salary by 3% and increased the annual base salaries of our other NEOs by an average of 4%;

✓
Approved the Annual Incentive Compensation Plan’s (“Annual Plan”) formula-based compensation award for Mr. Millett equal to the maximum award of 350% of his annual base salary, and likewise approved annual incentive compensation awards for our other NEOs ranging from 300% to 350% of their annual base salaries;

✓
Approved three-year performance share awards (for the period from 2022 to 2024) under our Long-Term Incentive Plan (“LTIP”) for Mr. Millett, having a target grant date fair value of  $2,502,500, and for our other NEOs, having target grant date fair values ranging from $762,500 to $1,095,000; and

✓
Approved restricted stock unit (“RSU”) awards for Mr. Millett with grant date fair values of  $2,144,196 and RSU awards for our other NEOs with grant date fair values ranging from $171,617 to $952,697.

Steel Dynamics, Inc. | 2023 Proxy Statement   46

What Drives our Program
Compensation Philosophy and Objectives
Our executive compensation program reflects a continuation of the team-oriented entrepreneurial culture upon which the Company was founded and that has contributed to our success. While the type of executive we seek to attract and retain might have the opportunity to work elsewhere at a higher guaranteed base wage, nonetheless, we believe that he or she will want to work for us because of the opportunity to earn a higher multiple of that guaranteed base wage in years in which his or her efforts have contributed to a substantially more profitable year for the Company, our people and our shareholders. Fundamental to this philosophy is the recognition of the central role that teamwork, collaboration, and transparency play in the achievement of this kind of consistent superior financial and operational performance, under all market conditions, both at the executive and operating levels. This philosophy is, reflected at every level of the Company, from our colleagues on the plant floor to corporate and divisional senior leaders.
Both our annual and long-term incentive compensation award opportunities have a common, objective and intentional “pay-for-performance” design. Each program rewards one or more elements important to the interests of the Company, our teams, and our shareholders. Our executive compensation program contains a significant majority of compensation “at risk” and aligns with shareholder interests with clear, objective return metrics that over the long-term drive value creation.
When compared to our steel competitors (as we do in our LTIP), we continue to achieve best-in-class operating and financial performance. Our CEO’s target total direct compensation remains below the 25th percentile of the chief executive officers of the companies included in our compensation peer group.
Principal Elements of Pay
Our philosophy drives the following compensation design principles:
✓
base salary is fixed, payable in cash, and generally set at or below the competitive market, yet, when combined with the potential from our highly-levered annual incentive compensation plan, aspires to be sufficiently competitive to attract and retain the type of entrepreneurial executives we seek;

✓
annual incentive compensation should be awarded only after earnings first exceed certain minimum threshold levels established by the Compensation Committee and designed to initially provide a minimum return to shareholders, with annual incentive compensation awards dependent upon additional earnings beyond such minimums, capped, however, at pre-established multiples of base salary;

✓
long-term incentive compensation should be predominantly performance-based, including awards linked to shareholder returns and with awards measured by how our executives have performed relative to our steel sector competitors over a multi-year period, based on pre-established key financial and operational measures;

✓
total direct compensation across all market conditions should be market competitive when Company performance so merits, but below market norms when that performance lags; and

✓
rewards for exemplary individual effort and performance over time should generally be expressed through annual increases in the level of base salary.

Our executive compensation program appropriately balances the use of both absolute and relative performance measures for incentive compensation.

47   2023 Proxy Statement | Steel Dynamics, Inc.

Pay Mix
The following charts illustrate the 2022 target total direct compensation mix of our Chief Executive Officer and the average for our other NEOs as approved by the Compensation Committee:
The Decision-Making Process (Administration)
Role of the Compensation Committee
The Compensation Committee has responsibility for the development, implementation, monitoring, and oversight of our executive compensation program, as well as responsibility for ensuring that our compensation plans and programs remain consistent with our compensation philosophy. The Compensation Committee annually evaluates and establishes the compensation of our Chief Executive Officer and, with the input of our Chief Executive Officer, the compensation of our other executive officers, including our other NEOs; evaluates and establishes the compensation for the non-employee members of the Board; and reviews and approves all cash and equity-based incentive plans and awards under such plans.
The Compensation Committee meets throughout the year to perform its duties and responsibilities. During 2022, the Compensation Committee held four meetings. From time to time, the Compensation Committee may invite our Chief Executive Officer, our Board Chair, or other executive officers to attend and participate in portions of its meetings, but only Compensation Committee members are present during compensation-related decision-making.
Role of Our Chief Executive Officer
Our Chief Executive Officer supports the work of the Compensation Committee by providing necessary background information and updates on the operations of the Company and the performance of each of our executive officers. Our Chief Executive Officer recommends adjustments to the base salaries, target annual incentive compensation award opportunities, and long-term incentive awards of our executive officers, including our NEOs who report directly to him. He also provides the Compensation Committee with an annual performance evaluation of each executive officer.
The Compensation Committee receives a recommendation from our Chief Executive Officer as to any proposed adjustment to his own compensation, as well as a self-assessment of his performance for the year under review. However, the Compensation Committee evaluates the performance of our Chief Executive Officer based on the full Board assessment and input, and exercises its judgment as to whether, and to what extent, to adjust his compensation levels and whether to adjust the compensation levels of any of our executive officers.
Role of Compensation Consultant
The Compensation Committee has authority to engage the services of compensation consultants or other advisors, at the Company’s expense, as it deems necessary or appropriate in the discharge of its duties and responsibilities. During 2022, the Compensation Committee engaged the services of Compensia, Inc., a national compensation consulting firm, to provide ongoing executive and director compensation advisory services.
Compensia reports directly to the Compensation Committee. The Compensation Committee may replace

Steel Dynamics, Inc. | 2023 Proxy Statement   48

its compensation consultant or hire additional advisors at any time. Representatives of Compensia attend meetings of the Committee and communicate with the Committee Chair and with management as circumstances warrant. However, all decisions regarding the compensation of our executive officers are made by the Compensation Committee. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the enhanced independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable Nasdaq Listing Rules, and concluded that Compensia meets all applicable independence criteria, and that there are no conflicts of interest with respect to the work that Compensia performs for the Compensation Committee.
During 2022, the Company also engaged Pearl Meyer, a national compensation consulting firm, to assist in determining the appropriateness of our compensation peer group, analyze the compensation for our NEOs, and evaluate the compensation of our NEOs against our compensation peer group and the broader market. Compensia reviews and provides input on Pearl Meyer’s analysis before it is delivered to the Compensation Committee.
Use of Competitive Data
To monitor the competitiveness of our executive officers’ compensation, the Compensation Committee uses a compensation peer group which reflects the pay of executives in comparable positions at similarly-sized companies. This compensation peer group is composed of a cross-section of direct steel competitors as well as companies in related industrial or materials sectors. The Compensation Committee reviews the appropriateness of the compensation peer group annually. For our 2022 compensation decisions, the Compensation Committee made changes to the compensation peer group to remove two companies which were acquired and add two new companies more closely aligned with our industry.
The Compensation Committee used the following compensation peer group as a reference during its compensation deliberations in 2022:
✓
AGCO Corporation

✓
Alcoa Corporation

✓
Cleveland-Cliffs Inc.

✓
Commercial Metals Company

✓
Dover Corporation

✓
Flowserve Corporation

✓
Illinois Tool Works Inc.

✓
Masco Corporation

✓
Newmont Mining Corporation

✓
Nucor Corporation

✓
Oshkosh Corporation

✓
PACCAR Inc

✓
Parker-Hannifan Corporation

✓
Reliance Steel & Aluminum Co.

✓
United States Steel Corporation

We do not believe that it is appropriate to make compensation decisions based strictly upon any type of benchmarking to a peer or other representative group of companies. However, the Compensation Committee does believe that information regarding the compensation practices at other companies is useful in at least two respects. First, the Compensation Committee recognizes that our compensation policies and practices must be competitive in the marketplace to attract and retain executive talent. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation components and of our overall executive compensation program. Peer group information is only one of a number of factors that the Compensation Committee considers in making its decisions with respect to the compensation of our executive officers.

49   2023 Proxy Statement | Steel Dynamics, Inc.

2022 Executive Compensation Program in Detail
The following describes each component of our executive compensation program and how compensation amounts were determined for our NEOs for 2022.
Base Salary
We use base salaries to provide an essential level of compensation we believe is necessary to recruit and retain the type of entrepreneurial executives we seek to attract, and who are willing to accept such base-level compensation in challenging market conditions, even in situations in which their individual and collective efforts and performance has been outstanding.
The Compensation Committee, in the course of its annual performance review process, considers each executive officer’s position, responsibilities and duties, as well as his or her experience, qualifications, and performance, for purposes of determining whether to adjust his or her base salary. Base salary adjustments are also influenced by the Compensation Committee’s analyses of the base salary levels for executives in comparable positions in the competitive marketplace.
In February 2022, the Compensation Committee reviewed the base salaries of our NEOs, taking into consideration the factors described above, in addition to the recommendation of our Chief Executive Officer. Exercising its judgment and discretion, the Compensation Committee made the following changes to our NEO’s base salaries:
Name	2021	2022	Change
Mr. Millett	$1,390,000	$1,430,000	3%
Ms. Wagler	710,000	730,000	3%
Mr. Rinn	590,000	610,000	3%
Mr. Graham	530,000	570,000	8%
Mr. Pushis	590,000	610,000	3%
Mr. Schneider	590,000	610,000	3%
Annual Incentive Compensation Plan
Consistent with our compensation philosophy, the majority of the annual compensation opportunity for our NEOs is provided through objectively-determined Company and divisional performance-based incentive compensation awards under the Annual Plan. The Annual
Plan has a short-term focus, consistent with our objective of providing annualized incentive compensation linked to Company and/ or business unit profits above a pre-established minimum threshold.
In 2022, our broad group of individuals, including but not limited to our NEOs were eligible to participate in the Annual Plan. Each NEO, based on his or her role and responsibilities, was eligible to participate as one of the two broad categories of officers identified in the Annual Plan  —  “Corporate Executive Officer” or “Divisional Executive Officer.” This determines the amount of the maximum award that he or she is eligible to receive, and the determining factors used to calculate that award. Annual incentive compensation awards are determined on February 1 of the year following the year for which the incentive compensation is earned, based upon the Company’s audited results of operations.
The award is first paid in cash with the remainder (up to 100% of base salary for each NEO) awarded potentially in restricted stock. The number of shares of restricted stock issuable to an executive officer, if any is earned, is determined by dividing the dollar amount of the restricted stock component of the award by the closing market price of the Company’s common stock on the last business day prior to February 1. These restricted stock awards vest as to one-third of the shares of the Company’s common stock covered by the award at the time of issuance and as to the remaining two-thirds of the shares covered by the award in equal installments on the first and second anniversaries of the date of issuance.
Once a NEO has reached a multiple in excess of his or her required equity hold threshold outlined in the equity ownership policy (all NEOs currently exceed the multiple of this threshold), the NEO can elect to receive the portion earned as restricted stock in cash. Elections to receive cash in lieu of shares are required two months prior to February 1st and are irrevocable. If elected to be paid in cash, distributions will be made in full on February 1st.
As of December 31, 2022, our CEO holds 186 times his base salary in our common stock and our average NEO holds 23 times his or her base salary in our common stock. See our Equity Ownership Policy for our Executive Officers section below.

Steel Dynamics, Inc. | 2023 Proxy Statement   50

The following table highlights the target opportunities as well as the minimum and maximum bonus opportunities for each component of the Annual Plan expressed as a percentage of base salary:
Name	Target	Corporate Bonus Pool Component	Divisional ROA Bonus Pool Component
Mr. Millett	175%	0% to 350%	N/A
Ms. Wagler	175%	0% to 350%	N/A
Mr. Rinn	175%	0% to 175%	0% to 175%
Mr. Graham	150%	0% to 120%	0% to 180%
Mr. Pushis	150%	0% to 120%	0% to 180%
Mr. Schneider	150%	0% to 120%	0% to 180%
Award Measures and Calculations
Corporate Bonus Pool Component
In the case of the Corporate Executive Officers and other corporate level pool participants, their annual incentive compensation award opportunities are based entirely on their participation in the “Bonus Pool” component of the Annual Plan. The size of the Bonus Pool is determined based on companywide “Adjusted Net Income”, in excess of a pre-determined threshold return on “Average Stockholders Equity” multiplied by a fixed percentage. Both the threshold return and the fixed percentage are set by the Compensation Committee. Adjusted Net Income is defined as consolidated net income, before taxes and extraordinary items, including adjustments for occasional start-up expenses associated with significant capital expenditures or businesses, non-cash asset impairments, and charges associated with refinancing activities. Average Stockholders Equity, which was derived by taking the sum of  “Total Steel Dynamics, Inc. Equity,” as determined by the Company’s balance sheet for the month ended December 31, 2021, and for each month during 2022 and then dividing that amount by 13 was $7.5 billion.
For 2022 the applicable pre-determined threshold return for shareholders was maintained at 10%, as was the fixed percentage of Adjusted Net Income available to the Bonus Pool at 5.5%. The Compensation Committee believes it is essential for the Company’s shareholders to benefit from a minimum return-on-equity (currently set at 10%) before any performance-based compensation begins to accrue through the Annual Plan.
The exclusion from the Bonus Pool of an amount of Average Stockholders Equity component is intended to preserve within the Company a deemed return on equity before any incentive compensation is paid, predicated on Company profits and, consequently, operates as a threshold level of performance that must be exceeded before the Bonus Pool (if any) is determined.
Divisional ROA Bonus Component
In the case of the Divisional Executive Officers and other operational level pool participants, their annual incentive compensation award opportunities are based both on a companywide performance measure (as determined by the “Bonus Pool” component of the Annual Plan) and on a profitability-based performance measure based upon the profitability of the divisional or business unit under their management, against a calculated return on assets percentage amount referred to as the “Minimum ROA Target”.

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For 2022, the Compensation Committee retained the Minimum ROA Target, which varied by business unit (between 0% and 6%), below which no divisional or business unit profitability-based annual incentive compensation award will be paid. The Compensation Committee also retained a “Maximum ROA Target,” which also varied by business unit (between 20% and 30%), at which level a Divisional Executive Officer would be entitled to receive his or her maximum divisional or business unit annual incentive compensation award. The primary considerations included in determining the Minimum ROA Targets and Maximum ROA Targets were as follows: the amount of capital assets required to operate and maintain the particular division or business unit; the expected financial margin that a specific division or business unit has the opportunity to achieve (in both moderate and exceptional market environments); and the materiality of the contribution that a specific division or business unit may have on the consolidated financial results of the Company.
For 2022, the division or business unit’s performance was measured by calculating that unit’s “Divisional Return on Assets,” using the formula set forth in the Annual Plan, by dividing the sum of  (i) the appropriate division’s pre-tax income for the year, (ii) the amount of certain corporate expenses allocated to that division, and (iii) the amount of incentive compensation award compensation expenses associated with the Annual Plan, by the “Average Divisional ROA Assets” or “Average Divisional Group ROA Assets.”
2022 Annual Incentive Award Earned
The company’s record earnings resulted in each of the NEOs exceeding the Compensation Committee’s pre-determined 2022 financial metrics for both the Bonus Pool and divisional portions of their annual incentive awards. Each of the NEOs achieved at or near their maximum 2022 annual incentive award opportunities.
The following table summarizes the key components of the 2022 annual incentive awards earned by our NEOs:

Name	Corporate Bonus Pool - Actual % of Base Salary	Divisional Results - Actual % of Base Salary	% of Actual Base Salary Paid in Cash
Mr. Millett	350%	N/A	350%
Ms. Wagler	350%	N/A	350%
Mr. Rinn	175%	166%	341%
Mr. Graham	120%	180%	300%
Mr. Pushis	120%	180%	300%
Mr. Schneider	120%	180%	300%
For the 2022 award, each NEO elected to have his or her award portion eligible to be distributed as restricted stock to be paid in cash on February 1, 2023. Further information about the annual incentive compensation awards paid to our NEOs are set forth in the 2022 Summary Compensation Table and the 2022 Grants of Plan-Based Awards Table following this CD&A.
Steel Dynamics, Inc. | 2023 Proxy Statement   52

Long-Term Equity Incentive Compensation
Our long-term incentive compensation is comprised of equity, which directly aligns the interests of our NEOs with those of our shareholders. The Compensation Committee considers a mix of equity types when granting long-term incentives with a significant weight on long-term incentive plan awards. The Compensation Committee considers the award opportunities for executives in comparable positions in our compensation peer group when determining long-term equity incentive compensation awards. The objective unique performance criteria for each award type are explained in further detail below. The grant date fair values of each award type are as follows:

Name	LTIP	RSUs	Total
Mr. Millett	$ 2,502,500	$ 2,144,197	$ 4,646,697
Ms. Wagler	1,095,000	952,696	2,047,696
Mr. Rinn	762,500	171,617	934,117
Mr. Graham	855,000	715,186	1,570,186
Mr. Pushis	915,000	714,522	1,629,522
Mr. Schneider	915,000	714,522	1,629,522
Long-Term Incentive Plan
Consistent with our pay-for-performance compensation philosophy, the LTIP provides long-term incentive compensation opportunities to our NEOs based on our relative financial performance compared against our primary steel sector competitors. During 2022, each of our NEOs was eligible to participate in the LTIP. The Compensation Committee considers the award opportunities for executives in comparable positions in our compensation peer group when determining annual LTIP awards to grant.
2022 Award Measures and Calculations
For purposes of the 2022 LTIP awards (the “2022 Awards”), the Compensation Committee established four performance measures, to be weighted equally (25% each) to be used throughout the three-year performance period. The Compensation Committee has selected these performance measures for determining the amount of the awards earned because they believe that they are objective indicators of our ability to execute on our long-term strategic initiatives in a dynamic and volatile economy and industry. Additionally, the Compensation Committee selected the steel sector competitors which consisted of Cleveland-Cliffs Inc., Commercial Metals Company, Nucor Corporation, TimkenSteel Corporation and United States Steel Corporation. These companies were selected because the Compensation Committee determined that they best represent the principal companies within our industry with which we compete for business.

53   2023 Proxy Statement | Steel Dynamics, Inc.

The performance measures selected for the 2022 Awards were as follows:
Performance Measures	Calculation
Revenue Growth	Total revenue in current performance period minus total revenue in previous performance period divided by total revenue in previous performance period
Operating Margin	Total operating income for the performance period divided by total revenue for the performance period
Cash Flow from Operations as a Percentage of Revenue	Total cash flow from operations for the performance period divided by total revenue for the performance period
After-Tax Return on Invested Capital	Total net income for the performance period divided by total quarterly average equity and debt for the performance period
The amount of a NEO’s target and maximum awards are determined by the Compensation Committee based on a multiple of his or her annual base salary as of the first day of the performance period (for example, January 1). This value is then converted into a target and maximum number of shares of the Company’s common stock, using the closing market price at the close of business on the first day of the performance period. Generally, awards will be granted during February of each year.
In the case of the 2022 Awards, for each performance measure, the award payout with respect to that measure has a range from zero to 100% of the maximum number of shares awarded, subject to further review during the time allotted for determination for each subsequent award, based on the Company’s ranking for that measure as compared to the steel sector comparator group:
If the ranking is	Then the payout is
1st or 2nd	100%
3rd	60%
4th	40%
5th or 6th	0%
The performance measures and comparator group were established by the Compensation Committee within the first 90 days of the three-year performance period. Any shares of the Company’s common stock earned pursuant to the 2022 Awards will vest at the time the amount of the award payout is determined (approximately mid-March of 2025 which follows the completion of the three-year performance period).

Steel Dynamics, Inc. | 2023 Proxy Statement   54

2022 LTIP Awards Granted
The 2022 Awards were granted to the NEOs with a three-year performance period (2022 to 2024) with targeted multiples of annual base salary, a targeted number of shares of the Company’s common stock, targeted award values, a maximum number of shares of the Company’s common stock that could be earned, and maximum award values that could be earned as summarized in the following table:
Name	Targeted Multiple of Annual Base Salary	Target Number of Shares	Target Award Value	Maximum Number of Shares	Maximum Award Value
Mr. Millett	175%	40,586	$2,502,500	81,171	$5,005,000
Ms. Wagler	150%	17,759	1,095,000	35,518	2,190,000
Mr. Rinn	125%	12,367	762,500	24,733	1,525,000
Mr. Graham	150%	13,867	855,000	27,733	1,710,000
Mr. Pushis	150%	14,840	915,000	29,679	1,830,000
Mr. Schneider	150%	14,840	915,000	29,679	1,830,000
Further information about these awards are set forth in the 2022 Summary Compensation Table and the 2022 Grants of Plan-Based Awards Table following this CD&A.
2020 LTIP Awards Earned
The following chart illustrates our performance with respect to each of the applicable performance measures versus the steel sector competitors under the 2020 LTIP award earned for the three-year performance period ended December 31, 2022:
55   2023 Proxy Statement | Steel Dynamics, Inc.

The number of shares of the Company’s common stock earned with respect to the 2020 Awards that were eligible to be earned for the three-year performance period from 2020 to 2022 was determined in March 2023. As a result of the Company’s performance in each of the four areas of performance measures (equally weighted) relative to the performance of the steel sector competitors (Commercial Metals Company, Nucor Corporation, TimkenSteel Corporation and United States Steel Corporation), the award payout was calculated to be 90% of the maximum potential number of shares granted. This resulted in 129,542 shares of the Company’s common stock being earned by Mr. Millett, 47,264 shares earned by Ms. Wagler, 33,285 shares earned by Mr. Graham, 36,946 shares earned by Mr. Pushis and 36,946 shares earned by Mr. Schneider.
RSUs
The Company, since its initial public offering in 1996, has provided regular equity-based awards, currently in the form of an RSU award for shares of the Company’s common stock, at prescribed award levels, to all full-time, non-union, U.S. colleagues, including our NEOs. These RSU awards are granted on November 21st of each year, using the closing market price of the Company’s common stock on the last business day prior to that date. Eligible colleagues are granted an annual RSU award for shares of the Company’s common stock, which are subject to a two-year time-based vesting requirement, which commences on the date of grant. In November 2022, pursuant to this companywide program, the Compensation Committee granted RSUs to Mr. Millett with a grant date fair value of  $87,054 and to our other NEOs with grant date fair values ranging from $50,878 to $67,837.
In February 2022, the Compensation Committee also granted RSUs to our NEOs with a longer vesting schedule, vesting 1/3 after two years, 1/3 after three years and 1/3 after four years to Mr. Millett with a grant date fair value of  $2,057,143 and to our other NEOs with grant date fair values ranging from $171,617 to $884,859. The Compensation Committee believes granting awards to senior leadership with longer vesting schedules provides a more meaningful and effective retention incentive, and further develops a competitive and balanced compensation package.
Further information about these awards are set forth in the 2022 Summary Compensation Table and the 2022 Grants of Plan-Based Awards Table following this CD&A.
SARs
During 2022, the Compensation Committee did not grant SARs awards to our NEOs.
From 2016 through 2021, the SARs had a ten-year term and a three-year graduated vesting schedule, such that one-third of shares of the Company’s common stock subject to the awards will vest (become exercisable) 12 months following the date of grant, and, thereafter, 1/24th of the remaining shares subject to the awards will vest monthly in equal installments, contingent upon each NEO’s continued employment with the Company on the applicable vesting date. The exercise price of the SARs was equal to 100% of the fair market value of the shares of the Company’s common stock using the closing market price of the Company’s common stock on the last business day prior to the grant date. When exercised, the Company will pay the recipient an amount at settlement only in cash, subject to mandatory tax withholdings, equal to the product of the appreciation value of the SAR multiplied by the number of exercised SARs.
Further information about these awards are set forth in the 2022 Outstanding Awards Table following this CD&A.
Other Programs, Policies and Guidelines
Welfare, Health and Other Benefits; Perquisites and Other Personal Benefits
The welfare and health benefits received by our NEOs are provided on the same terms as to all our full-time colleagues. In 2022, the Company paid the premiums associated with term life insurance for Mr. Millett with a benefit amount equal to $900,000. In 2022, no NEO received $10,000 or more in perquisites. Perquisites or other personal benefits are not a significant component of our executive compensation program.

Steel Dynamics, Inc. | 2023 Proxy Statement   56

Profit-Sharing and Retirement Savings Plan
We have established a Profit Sharing and Retirement Savings Plan for eligible colleagues, including our NEOs, which is a “qualified plan” for federal income tax purposes. For 2022, under the plan, we allocated to eligible plan participants $422 million which was based on 8% of our consolidated pre-tax income, excluding noncontrolling interests and other items (the “profit-sharing pool”). The profit-sharing pool is used to fund the Company’s profit-sharing plan contributions and is also used to fund a cash profit-sharing bonus to be paid in March of the following year. For 2022, the amounts allocated to each of our NEOs, based on the plan and cash portions of the profit sharing allocation was $134,575.
Additionally, we match 401(k) contributions with a minimum match of 10% and a maximum match of 50% based on a companywide return on assets calculation. For 2022, the amounts for our NEOs based upon the Company’s average matching percentage during the year of 50% of his or her individual contributions, which was $13,500 for each NEO.
Post-Employment Compensation
Unrelated to Change in Control
Even though we do not have written employment agreements with our NEOs, we have operated under an informal policy that presumes an initial two calendar year term of employment, at the applicable base salary rate. Pursuant to this policy, absent an actual termination of employment or the delivery of a notice of non-renewal by the Company on or before October 1 of a given year (at which time he or she would still have 15 months remaining of his or her employment term), that individual’s employment term, at his or her then-current annual base salary, would be deemed to have been extended for one additional calendar year.
Under this policy, employment is “at will” and we may terminate the employment of a NEO or give notice of non-renewal without regard to cause. If termination of employment or a notice of non-renewal occurs or is delivered prior to October 1, that individual’s term of employment will extend only to the end of the calendar year following the then current year. If neither termination of employment occurs nor delivery of a notice of non-renewal occurs by October 1, that individual’s term of employment will extend to the end of the second calendar year following that October 1. Depending upon when, during the calendar year, a termination of employment or notice of non-renewal occurs, if at all, our NEOs may have a guaranteed remaining employment term, at his or her current annual base salary, of not less than 15 months nor more than 27 months.
Related to Change in Control
The Company has adopted a “double trigger” Change in Control Protection Plan (the “CIC Plan”), applicable only to our designated NEOs, which provides for specified payments and benefits to our NEOs in the event of a change in control of the Company, accompanied by an involuntary termination of employment, without “cause” by the Company, or for “good reason” by the executive officer, within the period of six months prior to or 24 months following the change in control of the Company. For purposes of the CIC Plan, the terms “change in control,” “cause,” and “good reason” are defined in the plan.
The payments and benefits provided under the CIC Plan are intended to ensure that in the event of a proposed change in control of the Company, our senior executive officers remain focused upon the pending transaction. The Board believes that providing our senior executive officers with transitional compensation protection if their employment ends as a result of a change in control encourages them to act in the best interests of the Company and our shareholders by eliminating personal concerns and uncertainties he or she might otherwise have concerning his or her future employment. The Board further believes that these payments and benefits offer a fair reward for hard work and value creation, assist in retaining our senior executive officers during a time of transition, and provide incentives for them to remain with the Company during periods of uncertainty.
For a summary of the material terms and conditions of the CIC Plan, as well as an estimate of the potential payments and benefits payable to our NEOs under the CIC Plan, see “Potential Payments Upon Termination or Change in Control” below.

57   2023 Proxy Statement | Steel Dynamics, Inc.

Compensation Recovery Policy
We have adopted a Compensation Recovery Policy that provides that in the event that the Company is required to restate its financial results, whether based upon fraud or other financial misconduct attributed to an executive officer and in the further event that any bonus or incentive-based compensation is found to have been based, in whole or in part, upon causative misconduct the Company, after taking into account all applicable factors, is required to take such action as it deems appropriate to recoup from and require reimbursement of any bonus or incentive compensation awarded, paid or otherwise payable to the executive officer, to the extent that the amount was affected by the misconduct or restatement. The recoupment must be initiated within three years following the restatement, and the amount subject to recoupment is limited to the difference between the amount of the bonus or incentive-based compensation actually awarded, paid or payable to the executive officer and the amount that would have been awarded, paid or payable to the executive officer had the financial results been appropriately reported.
This policy (a) applies to any executive officer, including any NEO, covered by and eligible to receive bonus or incentive-based compensation under any Company plan or program that awards such compensation based, in whole or in part, on companywide, divisional or plant-level earnings results, and (b) will be deemed incorporated into and made a part of the terms and conditions of employment applicable to each covered executive officer.
Equity Ownership Policy for our Executive Officers
We maintain an equity ownership policy for our executive officers. Under this policy, they are required to own and hold shares of the Company’s common stock with a fair market value as follows:

Named Executive Officer	Requirement
Chief Executive Officer	No less than five times base salary
Executive Vice President and Chief Financial Officer	No less than three times base salary
Senior Vice Presidents	No less than three times base salary
The Compensation Committee reviews compliance with the policy annually and requires that the specific ownership levels be met within five years of becoming an executive officer. As of December 31, 2022, each of our NEOs had met his or her specific ownership level requirement. Our Chief Executive Officer, Mr. Millett, is a top 10 shareholder of the Company and owns 1.8% of our outstanding common stock.
Steel Dynamics, Inc. | 2023 Proxy Statement   58

Hedging and Pledging of Company Securities
Directors and NEOs may neither engage in any short-term trading in or short-selling of shares of the Company’s common stock, nor may they purchase, sell or otherwise trade in any publicly traded or other options with respect to the Company’s common stock. In addition, they are prohibited from engaging in any hedging transactions or similar monetizing activities involving shares of the Company’s common stock. Our policy also prohibits the acquisition or maintenance of the Company’s shares in a brokerage margin account. Subject to a limited exception set forth in the Policy, including a requirement for pre-approval by the Audit Committee and subject to strict guidelines discouraging any pledging, establishing a limit on the number of shares pledged, requiring demonstration of the pledgor’s ability to retire the loan without the need to liquidate the pledged shares, and, in any event, inhibiting any foreclosure sale during blackout periods, our policy prohibits the use of shares of the Company’s common stock as collateral to secure a loan. No directors or executive officers have any hedged or pledged shares of our Company’s common stock.
Deductibility of Executive Compensation
The Company’s federal income tax deduction for compensation paid to our chief executive officer, chief financial officer and any other executive officer whose total compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such individual being among the three highest compensated executive officers for the tax year, and any executive officer who was subject to the deduction limit in any tax year beginning after December 31, 2016 (the “covered employees”) are limited to $1.0 million per taxable year for each such covered employee, as a result of the Tax Cuts and Jobs Act of 2017 (the “Act”). Although loss of deductibility for such excess compensation results in an increased cost to the Company, the Compensation Committee believes, and believes that our shareholders support the philosophy, that performance-based compensation best aligns our executive officers with long-term shareholder interests, and that such performance-based compensation should be paid, even if non-deductible.
This has guided the Company’s compensation system from inception and is predicated on the notion that individuals will deliver maximum effort and achieve exemplary results when motivated by a compensation system that establishes goals and rewards outstanding performance when such goals are achieved, as measured by objective criteria.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”) for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date fair value of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for his or her award.
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and, as incorporated by reference, in our Annual Report on Form 10-K.
The Compensation Committee
Kenneth W. Cornew, Chair
Sheree L. Bargabos, Member
James C. Marcuccilli, Member
Gabriel L. Shaheen, Member
Luis M. Sierra, Member
March 30, 2023

59   2023 Proxy Statement | Steel Dynamics, Inc.

Compensation
Tables
Steel Dynamics, Inc. | 2023 Proxy Statement   60

2022 Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for the years ended December 31, 2022, 2021 and 2020.
Name and Principal Position (a)	Year (b)	Salary (c)	Stock Awards1 (e)	Option Awards2 (f)	Non-Equity Incentive Plan Compensation3 (g)	All Other Compensation4 (i)	Totals5 (j)
Mark D. Millett Chairman, President and Chief Executive Officer	2022	$1,430,000	$4,646,697	—	$5,005,000	$152,760	$11,234,457
	2021	1,390,000	4,993,421	1,000,012	3,475,000	141,485	10,999,918
	2020	1,390,000	5,072,526	1,000,005	3,475,000	39,094	10,976,625
Theresa E. Wagler Executive Vice President, Chief Financial Officer and Corporate Secretary	2022	730,000	2,047,696	—	2,555,000	148,900	5,481,596
	2021	710,000	2,066,004	200,008	1,775,000	137,041	4,888,053
	2020	710,000	2,055,115	200,001	1,775,000	30,286	4,770,402
Russell B. Rinn Former Executive Vice President Metals Recycling (retired August 2022)	2022	405,104	5,373,695	—	1,387,750	148,800	7,315,349
	2021	590,000	1,565,275	200,008	1,475,000	135,903	3,966,186
	2020	590,000	1,236,808	200,001	1,475,000	32,685	3,534,494
Christopher A. Graham Senior Vice President Long Products Steel Group	2022	570,000	1,570,186	—	1,710,000	148,800	3,998,986
	2021	530,000	1,427,430	200,008	1,060,000	135,904	3,353,342
	2020	500,000	1,068,190	200,001	1,000,000	32,601	2,800,792
Glenn A. Pushis Senior Vice President Special Projects	2022	610,000	1,629,522	—	1,830,000	148,800	4,218,322
	2021	590,000	1,562,392	200,008	1,180,000	135,981	3,668,381
	2020	555,000	1,157,903	200,001	1,110,000	32,470	3,055,374
Barry T. Schneider Senior Vice President Flat Roll Steel Group	2022	610,000	1,629,522	—	1,830,000	148,800	4,218,322
	2021	590,000	1,562,392	200,008	1,180,000	135,905	3,668,305
	2020	555,000	1,157,903	200,001	1,110,000	32,066	3,054,970
1 The amounts reported in this column for 2022 include the grant date fair value of the performance share awards grant pursuant to the LTIP, grant date fair value of the restricted stock awards earned under the Annual Plan and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2022 performance share awards are based on the probable outcome at the grant date, which we estimated to be 50% of the maximum award values, and which were $5,005,000 in the case of Mr. Millett, $2,190,000 in the case of Ms. Wagler, $1,525,000 in the case of Mr. Rinn, $1,710,000 in the case of Mr. Graham, $1,830,000 in the case of Mr. Pushis and $1,830,000 in the case of Mr. Schneider. The amounts for 2022 for Mr. Rinn include a retirement award of 51,106 shares in lieu of his three outstanding long-term incentive plan awards pursuant to the 2015 Plan. The number of shares was based on the financial results of Steel Dynamics relative to the steel sector competitors as of June 30, 2022 prorated for each award’s performance period. The amounts reported in this column for 2021 include the grant date fair value of the performance share awards grant pursuant to the LTIP, grant date fair value of the restricted stock awards earned under the Annual Plan and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2021 performance share awards are based on the probable outcome at the grant date, which we estimated to be 50% of the maximum award values, and which were $4,865,000 in the case of Mr. Millett, $1,775,000 in the case of Ms. Wagler, $1,475,000 in the case of Mr. Rinn, $1,325,000 in the case of Mr. Graham, $1,475,000 in the case of Mr. Pushis and $1,475,500 in the case of Mr. Schneider. The amounts reported in this column for 2020 include the grant date fair value of the performance share awards grant pursuant to the LTIP, grant date fair value of the restricted stock awards earned under the Annual Plan and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2020 performance share awards are based on the probable outcome at the grant date, which we estimated to be 50% of the maximum award values, and which were $4,865,000 in the case of Mr. Millett, $1,775,000 in the case of Ms. Wagler, $1,475,000 in the case of Mr. Rinn, $1,250,000 in the case of Mr. Graham, $1,387,500 in the case of Mr. Pushis and $1,475,000 in the case of Mr. Schneider. Our methodology and rationale for the incentive compensation paid to our NEOs is described in the Annual Incentive Compensation Plan, Long-Term Incentive Plan, and RSUs sections of the CD&A. For a discussion of the assumptions, if any, used in determining the grant date fair value of the stock awards reported in this column, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 28, 2023.
2 The amounts reported in this column represent the grant date fair values of the SAR awards, excluding the effect of estimated forfeitures.
3 The amounts reported in this column include the amounts paid to our NEOs under the Annual Plan. The amounts were paid for services performed during the indicated fiscal year but paid in the subsequent fiscal year. Our methodology and rationale for the annual incentive compensation paid to our NEOs is described in the Annual Incentive Compensation Plan section of the CD&A.
4 The amounts reported in this column for 2022 include insurance premiums of $3,960 for Mr. Millett and Company matching and profit-sharing contributions to the Company’s Profit Sharing and Retirement Savings Plan. The amounts reported in this column also include the cash portion of the profit-sharing allocation made pursuant to the Company’s Profit Sharing and Retirement Savings Plan paid in March 2023 for services performed during the previous fiscal year.
5 Column (d), Bonus, and column (h), Change in Pension Value and Nonqualified Deferred Compensation Earnings, have been omitted, as none of our NEOs received any such compensation during any of the covered fiscal years.
61   2023 Proxy Statement | Steel Dynamics, Inc.

2022 Grants of Plan-Based Awards Table
The following table presents, for each of our NEOs, information concerning each plan-based award of cash or equity made during 2022. This information supplements the information about these awards set forth in the 2022 Summary Compensation Table.
			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name (a)	Award Type	Grant Date (b)	Threshold ($) (c)	Target1 ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target2 (#) (g)	Maximum (#) (h)	All Other Stock Awards: Number of shares of stock or units (#) (i)	Grant Date Fair Value of Stock Awards3 (l)
Mark D. Millett	Annual Plan		S —	$2,502,500	$5,005,000
	Profit Sharing			108,830
	LTIP	02/24/2022				—	40,586	81,171		$2,502,500
	RSU	02/24/2022							34,798	2,057,143
	RSU	11/21/2022							865	87,054
Theresa E. Wagler	Annual Plan		—	1,277,500	2,555,000
	Profit Sharing			108,830
	LTIP	02/24/2022				—	17,759	35,518		1,095,000
	RSU	02/24/2022							14,968	884,859
	RSU	11/21/2022							692	67,837
Russell B. Rinn	Annual Plan		—	711,667	1,423,335
	Profit Sharing			108,830
	LTIP	02/24/2022				—	12,367	24,733		762,500
	RSU	02/24/2022							2,903	171,617
	Retirement	8/29/2022							51,106	4,439,578
Christopher A. Graham	Annual Plan		—	855,000	1,710,000
	Profit Sharing			108,830
	LTIP	02/24/2022				—	13,867	27,733		855,000
	RSU	02/24/2022							11,226	663,644
	RSU	11/21/2022							519	51,542
Glenn A. Pushis	Annual Plan		—	915,000	1,830,000
	Profit Sharing			108,830
	LTIP	02/24/2022				—	14,840	29,679		915,000
	RSU	02/24/2022							11,226	663,644
	RSU	11/21/2022							519	50,878
Barry T. Schneider	Annual Plan		—	915,000	1,830,000
	Profit Sharing			108,830
	LTIP	02/24/2022				—	14,840	29,679		915,000
	RSU	02/24/2022							11,226	663,644
	RSU	11/21/2022							519	50,878
1 The amounts reported in this column reflect the target annual incentive compensation for 2022 pursuant to the Annual Plan which is not awarded or paid until February 2023, as well as the cash portion of the Company’s Profit Sharing and Retirement Savings plan which is not awarded or paid until March 2023. For the Annual Plan, a portion of the actual amount earned during 2022 was required to be paid in cash with the remainder eligible to be distributed in shares of restricted stock. Each NEO met the required multiple of the equity hold threshold outlined in our Equity Ownership Policy for our Executive Officers section in CD&A and has elected for his or her portion earned as restricted stock to be paid in cash.
2 The amounts reported in this column reflect the targeted LTIP granted in the form of performance share awards for shares of the Company’s common stock. The 2022 Awards were granted to all NEOs with a performance period of three years. These shares will vest at the time the award payout is determined in March 2025. The amounts reported in the “Grant Date Fair Value of Stock Awards” column in the same row reflect the grant date fair value of the performance share awards based on the target number of shares.
3 The amounts reported in this column represent the grant date fair value of the performance share awards grant pursuant to the LTIP, and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures.
Steel Dynamics, Inc. | 2023 Proxy Statement   62

2022 Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of our NEOs, information regarding stock appreciation rights (SARs) and stock awards held as of December 31, 2022. The market value of the shares of the Company’s common stock reflected in the table is based upon the market price per share on the last trading day of 2022 (which was $97.70).
		Option Awards				Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexer- cised Op- tions (#) Exercis- able1 (b)	Number of Securities Underlying Unexercised Options (#) Unexercis- able2 (c)	Option Exer- cise Price ($) (e)	Option Expira- tion Date (f)	Grant Date	Num- ber of shares or units of stock that have not vested (#)3 (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity in- centive plan awards: Number of unearned shares, units or other rights that have not vested (#)4 (i)	Equity incen- tive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (j)
Mark D. Millett	02/20/20	8,222	8,204	$29.13	02/20/30	02/01/21	13,520	$1,320,904
	02/24/21	4,324	30,265	42.83	02/24/31	02/24/21			66,426	$6,489,820
						02/25/21	26,517	2,590,711
						02/01/22	16,691	1,630,711
						02/24/22			40,586	3,965,252
						02/24/22	34,798	3,399,765
Theresa E. Wagler	02/20/20	1,646	1,623	29.13	02/20/30	11/21/20	9,456	923,851
	02/24/21	866	6,047	42.83	02/24/31	02/01/21	6,906	674,716
						02/24/21			24,236	2,367,857
						02/25/21	9,814	958,828
						11/21/21	1,103	107,763
						02/01/22	8,526	832,990
						02/24/22			17,759	1,735,054
						02/24/22	14,968	1,462,374
						11/21/22	692	67,608
Russell B. Rinn	—	—	—	—	—	—	—	—	—	—
Christopher A. Graham	02/20/20	1,646	1,623	29.13	02/20/30	11/21/20	4,728	461,926
	02/24/21	866	6,047	42.83	02/24/31	02/01/21	2,062	201,457
						02/24/21			18,092	1,767,588
						02/25/21	4,510	440,627
						11/21/21	828	80,896
						02/01/22	6,364	621,763
						02/24/22			13,867	1,354,806
						02/24/22	11,226	1,096,780
						11/21/22	519	50,706
63   2023 Proxy Statement | Steel Dynamics, Inc.

		Option Awards				Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexer- cised Op- tions (#) Exercis- able1 (b)	Number of Securities Underlying Unexercised Options (#) Unexercis- able2 (c)	Option Exer- cise Price ($) (e)	Option Expira- tion Date (f)	Grant Date	Num- ber of shares or units of stock that have not vested (#)3 (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity in- centive plan awards: Number of unearned shares, units or other rights that have not vested (#)4 (i)	Equity incen- tive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (j)
Glenn A. Pushis	02/20/20	1,646	1,623	29.13	02/20/30	11/21/20	4,728	461,926
	02/24/21	866	6,047	42.83	02/24/31	02/01/21	2,289	223,635
						02/24/21			20,140	1,967,678
						02/25/21	4,510	440,627
						11/21/21	828	80,896
						02/01/22	7,084	692,107
						02/24/22			14,840	1,449,868
						02/24/22	11,226	1,096,780
						11/21/22	519	50,706
Barry T. Schneider	02/20/20	1,646	1,623	29.13	02/20/30	11/21/20	4,728	461,926
	02/24/21	866	6,047	42.83	02/24/31	02/01/21	2,289	223,635
						02/24/21			20,140	1,967,678
						02/25/21	4,510	440,627
						11/21/21	828	80,896
						02/01/22	7,084	692,107
						02/24/22			14,840	1,449,868
						02/24/22	11,226	1,096,780
						11/21/22	519	50,706
1 The amounts reported in this column reflect the number of shares of the Company’s common stock exercisable under the SARs program.
2 The amounts reported in this column reflect the number of shares of the Company’s common stock unexercisable under the SARs program.
3 The amounts reported in this column reflect the number of shares or units under long-term equity incentive compensation plans with the remaining vesting periods as outlined below:
Grant Date	Award Type	Remaining Vesting
11/21/20	RSUs	1∕2 for 1 year and 1∕2 for 2 years
02/01/21	Annual Plan	1 month
02/25/21	RSUs	1∕3 for 2 months, 1∕3 for 1 year, 1∕3 for 2 years
11/21/21	RSUs	1 year
02/01/22	Annual Plan	1∕2 for 1 month and 1∕2 for 1 year
02/24/22	RSUs	1∕3 for 1 year, 1∕3 for 2 years, 1∕3 for 3 years
11/21/22	RSUs	2 years
4 The amounts reported in this column reflect the target number of shares pursuant to the LTIP for the 2021 and 2022 Awards with performance periods of three years.
Steel Dynamics, Inc. | 2023 Proxy Statement   64

2022 Option Exercises and Stock Vested Table
The following table presents, for each of our NEOs, the number of shares of the Company’s common stock and the corresponding value realized during 2022 with respect to SARs that were exercised and restricted stock units and restricted stock awards that vested, during the year.
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (c)1	Number of Shares Acquired on Vesting (d)2	Value Realized on Vesting (e)3
Mark D. Millett	163,485	$10,366,753	184,712	$19,127,723
Theresa E. Wagler	30,957	1,965,042	76,593	7,770,936
Russell B. Rinn	40,586	2,069,984	81,191	6,776,109
Christopher A. Graham	27,212	1,359,457	43,447	4,729,501
Glenn A. Pushis	27,629	1,721,028	47,985	5,225,122
Barry T. Schneider	27,629	1,528,616	47,985	5,225,122
1 The amounts reported in this column represent the number of shares of the Company’s common stock on exercise of SARs during 2022, multiplied by the difference between the price of the Company’s common stock on the exercise date at the time each individual executed and the exercise price for each SAR.
2 The amounts reported in this column represent the number of shares of the Company’s common stock subject to restricted stock awards that vested during 2022.
3 The amounts amounts reported in this column represent the number of shares of the Company’s common stock subject to restricted stock units and restricted stock awards that vested on dates during 2022 multiplied by the closing market price of the Company’s common stock on the date prior to each corresponding vesting date.
2022 Pension Benefits
We did not maintain any defined benefit pension or other actuarial plan for our NEOs during 2022.
2022 Nonqualified Deferred Compensation
We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our NEOs during 2022.
Potential Payments Upon Termination or Change in Control
Termination of Employment Unrelated to Change in Control
We operate under an informal policy that presumes an original two calendar year term of employment for our NEOs, at each individual’s annual base salary. Pursuant to this policy, absent the delivery of a notice of non-renewal by October 1 of any subsequent year (at which time he or she would have still have 15 months remaining of his or her original two-year employment term), an individual’s term of employment, at his or her then-current annual base salary, would be deemed sequentially extended for an additional one calendar year term. A timely notice of non-renewal may be delivered with or without cause.
Termination of Employment Related to a Change in Control
The CIC Plan provides for specified payments and benefits to our NEOs in the event of a “Change in Control Termination” by the Company, involving a Change in Control, accompanied by an involuntary termination of employment, without “cause” by the Company, or for “good reason” by our NEO, within the period of six months prior to or 24 months following the Change in Control. For purposes of the CIC Plan, the key defined terms are as follows:

65   2023 Proxy Statement | Steel Dynamics, Inc.

✓
“Change in Control” means (a) the acquisition of stock ownership of more than 50% of the total voting power, (b) a merger or consolidation in which the Company is not the surviving entity, subject to certain limited conditions, (c) a reverse merger (where the Company is the surviving entity, subject to certain limited conditions), or (d) the sale, transfer or disposition (other than to one or more subsidiaries of the Company) of all or substantially all of the assets of the Company.

✓
“Cause” means (a) gross negligence or willful misconduct; (b) a willful and material violation of a state or federal law, which, if publicly known, would injure the Company’s business or reputation; (c) a refusal or willful failure to comply with any specific lawful direction, order, policy, or procedure; (d) conviction (or the entry of a nolo contendere plea) of a felony, or of a misdemeanor that would have a material adverse effect on the Company’s goodwill or commercial relationships, or (e) the substantial and continuing willful refusal, post-transaction, to perform duties ordinarily performed by an employee in the same position, pre-transaction.

✓
“Good Reason” means a resignation, associated with a Change in Control, within 30 days following any of the following events: a significant reduction, post-transaction, in the executive officer’s pre-transaction duties, authority, responsibilities, or reporting relationships (other than the mere occurrence, as such, of the Change in Control event itself), or the continued assignment, after due notice of objection, to that executive officer of such reduced duties, authority, responsibilities, or reporting relationships.

The payments and benefits that our NEOs would be eligible to receive are as follows:
✓
Acceleration in full, so as to become immediately and completely vested, or acceleration of any applicable deferred settlement dates (subject in all cases to applicable holding periods), of any and all outstanding and unvested stock options, LTIPs, SARs, RSU awards or any other equity-based securities or similar incentives.

✓
In the case of our Chief Executive Officer, currently the only “Tier One” executive officer designated by the Compensation Committee, a lump sum cash payment equal to two times his highest base salary in effect as of the termination date, plus two times the greater of his target annual bonus or average actual bonus for the prior two years under the Annual Plan. In the case of our other NEOs, currently designated “Tier Two” executive officers, a lump sum cash payment equal to one and one-half times his or her highest base salary in effect as of the termination date, plus one and one-half times the greater of his or her target annual bonus or average actual bonus for the prior two years under the Annual Plan.

In the case of both Tier One and Tier Two executive officers, the amount payable is less any amounts to which that individual may otherwise be entitled under any statutory or Company long-term or short-term disability plan, or by reason of any other plans, policies, or practices of the Company that, if and to the extent triggered and implemented, would result in benefit payments, on the occasion of a termination of employment without cause, unrelated to a Change in Control event.
✓
If our NEO elects benefits continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 following termination of employment, payment of the full cost of such benefits (either directly to the executive officer or to the appropriate carrier or administrator at the Company’s election) for the lesser of  (a) 24 months or (b) until such time as he or she becomes eligible for reasonably comparable health care benefits from a subsequent employer.

Steel Dynamics, Inc. | 2023 Proxy Statement   66

Potential Payments Upon Termination or Change in Control Table
The following table sets forth the estimated payments and benefits that we would have been required to make if the employment of any of our NEOs were to have been terminated on December 31, 2022 under the various triggering events described above.
Name	Benefit	Termination without Cause or for Good Reason1	Death2	Termination without Cause or for Good Reason in Connection with Change in Control
Mark D. Millett	Lump sum cash payment	$2,860,000	$—	$11,340,000
	Accelerated vesting of unvested equity awards		19,397,163	19,397,163
	Continuation of health care benefits			28,117
Theresa E. Wagler	Lump sum cash payment	1,460,000	—	4,342,500
	Accelerated vesting of unvested equity awards		9,131,042	9,131,042
	Continuation of health care benefits			12,858
Christopher A. Graham	Lump sum cash payment	1,140,000	—	2,932,500
	Accelerated vesting of unvested equity awards		6,076,549	6,076,549
	Continuation of health care benefits			32,729
Glenn A. Pushis	Lump sum cash payment	1,220,000	—	3,172,500
	Accelerated vesting of unvested equity awards		6,464,223	6,464,223
	Continuation of health care benefits			28,117
Barry T. Schneider	Lump sum cash payment	1,220,000	—	3,172,500
	Accelerated vesting of unvested equity awards		6,464,223	6,464,223
	Continuation of health care benefits			32,729
1 The amounts reported in this column assume a remaining employment term of 24 months, at our NEO’s then-current annual base salary. Depending upon the date of notice of non-renewal or termination, however, the actual remaining employment term could be as short as 15 or as long as 27 months.
2 Our NEOs participate in the group term life insurance program with cash benefits expected to be equal to two times his or her base salary in effect as of the termination date. A portion of the aggregate death benefits is currently self-funded by the Company. Potential death payments assume the Compensation Committee approves of acceleration of outstanding equity awards. Acceleration is not automatic.
67   2023 Proxy Statement | Steel Dynamics, Inc.

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, and in accordance with applicable SEC interpretive guidance, we are providing the following information about the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee, as of December 31, 2022. This ratio is a reasonable estimate, calculated in a manner consistent with SEC rules.
Our principal executive officer is Mr. Mark Millett, Chairman, President and Chief Executive Officer. Mr. Millett had annual total compensation of $11,234,457 in 2022, as reported in the 2022 Summary Compensation Table. Our median employee’s annual total compensation in 2022 was $140,649. Therefore, we estimate that Mr. Millett’s annual total compensation for 2022 was 80 times that of our median employee.
For purposes of calculating the pay ratio for 2022, we used the same individual that we originally identified as our median employee for 2021 in 2022 as well because there was no change to our employee population mix between full-time and part-time employees, our median employee’s responsibilities, or compensation arrangements that we reasonably believed would significantly impact our pay ratio disclosure. We then utilized the same rules which we apply to the calculation of total compensation of the Company’s NEOs, as reflected in the Summary Compensation Table to determine the annual total compensation of our median employee.

Steel Dynamics, Inc. | 2023 Proxy Statement   68

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about pay versus performance. For a detailed explanation and more thorough discussion regarding Compensation Committee decisions with respect to Named Executive Officer pay, please refer to our Compensation Discussion & Analysis.
For purposes of this disclosure, compensation actually paid (“CAP”) represents an amount calculated based on the formulas which determine values as of a certain date, and may not be reflective as of the respective grant date value, the current value or the future value, all of which may be higher or lower. CAP is not compensation actually delivered to or received by our NEOs in each respective year, nor is it a factor that drives executive pay decisions, including how the Compensation Committee establishes target compensation levels or determines incentive award opportunities and actual payouts.
Pay Versus Performance Table
					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO ($) (b)1	Compensation Actually Paid to PEO ($)(c)2	Average Summary Compensation Table Total for Non-PEO NEOs ($) (d)3	Average Compensation Actually Paid to Non-PEO NEOs ($)(e)2	Company Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return ($) (g)4	Net Income (in millions) ($) (h)5	Pre-Tax Return on Equity (i)
2022	$11,234,457	$34,801,768	$5,046,515	$10,577,592	$308	$249	$3,863	68%
2021	10,999,918	30,540,286	4,047,731	9,221,379	193	214	3,214	81%
2020	10,976,625	14,341,620	3,603,810	4,586,970	112	98	551	17%
1 The principal executive officer (“PEO”) for each of the years represented was our Chief Executive Officer Mr. Mark Millett
2 In calculating CAP, we have adjusted the totals of our PEO’s and Non-PEOs’ compensation as reported in the Summary Compensation Table for each of the covered fiscal years to reflect CAP by the company as defined in Item 402(v) for such fiscal years. First, we deducted the total amounts reported under the “Stock Awards” and “Option Awards” columns from the Summary Compensation Table of $4,646,697, $5,993,433, and $6,072,531 for the applicable fiscal years 2022, 2021, and 2020, respectively for our PEO, and average amounts of $2,450,124, $1,889,024, and $1,601,933 for the applicable fiscal years 2022, 2021, and 2020, respectively, for our non-PEO NEO’s. Next, we increased the compensation actually paid by adjusting for the fair value of equity awards granted during the current and prior fiscal years that either vested or remain unvested as of the current applicable fiscal year. These amounts resulted in increases of $28,214,008, $25,533,801, and $9,437,526 for the applicable fiscal years 2022, 2021, and 2020, respectively for our PEO, and average increases of $7,981,201, $7,062,672, and $2,585,093 for the applicable fiscal years 2022, 2021, and 2020, respectively for the non-PEO NEO’s. The detailed amounts are shown in the table below:
	PEO				Average Non-PEO NEOs
Year	Fair Value of Awards Granted	Change in Value of Prior Years’ Awards Unvested	Change in Value of Prior Years’ Awards that Vested	Total Equity Value Included in CAP	Fair Value of Awards Granted	Change in Value of Prior Years’ Awards Unvested	Change in Value of Prior Years’ Awards that Vested	Total Equity Value Included in CAP
2022	$9,563,127	$17,524,779	$1,126,102	$28,214,008	$4,029,198	$3,555,421	$396,582	$7,981,201
2021	10,128,715	13,328,783	2,076,303	25,533,801	2,708,162	3,758,692	595,818	7,062,672
2020	7,351,026	3,887,491	(1,800,991)	9,437,526	1,932,332	1,079,519	(426,758)	2,585,093
3 The non-PEO NEOs for 2022 include Ms. Wagler, Mr. Rinn, Mr. Graham, Mr. Pushis and Mr. Schneider. The non-PEO NEOs for 2021 and 2020 include Ms. Wagler, Mr. Rinn, Mr. Pushis and Mr. Schneider.
4 Peer Group Total Shareholder Return is based on the S&P Steel Index
5 Net Income represents Net Income attributable to Steel Dynamics, Inc. as reported in our audited financial statements for each fiscal year.
69   2023 Proxy Statement | Steel Dynamics, Inc.

Tabular List
The following table presents an unranked list that we believe represent the most important financial performance measures used to link CAP to our NEOs to Company performance.

Pre-Tax Return on Equity
Pre-Tax Return on Assets
Total Net Sales
Required Relationships Disclosure
The following graphical comparisons display the relationships between certain figures included in the Pay Versus Performance Table for each of years 2022, 2021, and 2020.
Compensation Actually Paid ($ in millions) to
Company Total Shareholder Return and Peer
Group Total Shareholder Return
Compensation Actually Paid ($ in millions) to
Pre-Tax Return On Equity

81%
$35
$31
68%
$11
$14
$9
17%
$5
2020
2021
2022
PEO CAP
Average Non-PEO NEOs CAP
Pre-Tax Return on Equity

Steel Dynamics, Inc. | 2023 Proxy Statement   70

Compensation Actually Paid ($ in millions) to Net
Income ($ in billions)
71   2023 Proxy Statement | Steel Dynamics, Inc.

Proposal #3	Approval of Frequency of Future Advisory Votes on the Compensation of the Named Executive Officers
Under Section 14A of the Securities Exchange Act of 1934 and by SEC Rules, our shareholders are entitled, once every six years, to cast an advisory vote on whether the shareholder advisory vote on the compensation of the NEOs (referred to occasionally as the “say on pay” vote, and which is the subject of Proposal No. 4 of this Proxy Statement) should take place every one, two, or three years. This vote, sometimes referred to as the “say on frequency” vote, last occurred in 2017 and, therefore, must occur again this year.
This “say on frequency” vote, just as is the case with the say on pay vote, is advisory only and not binding on the Company or the Board. Although the vote is non-binding, the Compensation Committee and the Board will carefully consider the outcome of the vote when determining the frequency of future shareholder advisory votes on the compensation of the NEOs.
The Board has determined that a “say on pay” advisory vote on executive compensation that occurs every year is the most appropriate choice for our Company at this time. Therefore, the Board recommends that you vote for a one-year interval for the advisory vote on named executive officer compensation  —  that is, that the shareholder advisory vote on the compensation of the NEOs be held “EVERY YEAR.”
In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies, and practices as disclosed in the proxy statement each year. We understand that our shareholders may have different views as to what is the best approach for our Company, just as we recognize that the Board may in the future determine to recommend a different frequency cycle, and we look forward to hearing from you as to your preferences on the frequency of future advisory votes on the compensation of the NEOs.
Although the Board recommends a “say-on-pay” vote be held every year, you will be given four alternatives on your proxy card on how to vote on this Proposal: one year, two years, three years, or “abstain.”
The Board of Directors recommends a vote, on an advisory basis, for “ONE YEAR”  —  that is, that future shareholder advisory votes on named executive officer compensation be held EVERY YEAR.

Steel Dynamics, Inc. | 2023 Proxy Statement   72

Proposal #4	Advisory Vote to Approve the Compensation of the Named Executive Officers
We are asking our shareholders to approve the compensation paid to our NEOs for 2022, as disclosed in this Proxy Statement. This vote, which is sometimes referred to as a “say-on-pay vote,” is required by the federal securities laws. The vote is advisory only, and, accordingly is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board will nonetheless carefully consider the outcome of the vote when making future compensation decisions.
At the 2022 Annual Meeting, the Company’s “say-on-pay” proposal with respect to our 2021 executive compensation program was approved with 94% of the votes cast in favor of the compensation of our NEOs. Accordingly, we carried our long-standing compensation philosophy and pay practices materially unchanged into 2022.
As described in the preceding CD&A, the Company continues to primarily rely upon two performance-based incentive compensation programs, the Annual Plan and long-term equity incentive compensation awards. Together, they provide 83% of our Chief Executive Officer’s and 81% of our average named executive officer’s target total direct compensation opportunities and effectively implement our objective “pay-for-performance” philosophy. These principal pay components provide a straightforward and balanced approach to identifying, assessing and rewarding executive performance.
We encourage you to read the CD&A which describes the details of our executive compensation program and the decisions made by the Compensation Committee in 2022. Our executive compensation program is designed to reward performance in an effective way, encouraging our senior leadership team to operate as a high-performing team, focusing on long-term value creation.
The entire Steel Dynamics team achieved record performance during 2022. We achieved numerous milestones and performed at the top of our industry both operationally and financially. Most importantly, we did it safely, operating better than key industry benchmarks and improving our key safety metrics during the year. We achieved record steel shipments of 12.2 million tons and record steel fabrication shipments of 856,000 tons with 2022 consolidated revenues at $22.3 billion. This resulted in record consolidated operating income of  $5.1 billion and record consolidated net income of  $3.9 billion.
The Board believes that our executive compensation program and compensation-related risk mitigation policies and practices effectively align our NEOs’ interests with those of our shareholders in the pursuit of long-term value creation through exemplary performance.
Accordingly, the Board is requesting your approval, on an advisory basis, of the following resolution:
“RESOLVED, that the shareholders of Steel Dynamics, Inc. approve, on an advisory basis, the compensation for 2022 paid to the Named Executive Officers, as disclosed in the Proxy Statement for the 2023 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables, and the accompanying narrative set forth in this Proxy Statement.”
The Board of Directors recommends a vote “FOR” the approval of the compensation of the Named Executive Officers.

73   2023 Proxy Statement | Steel Dynamics, Inc.

Proposal #5	Approval of the Steel Dynamics, Inc. 2023 Equity Incentive Plan
Our 2015 Equity Incentive Plan was approved by stockholders in May 2015 and was amended and restated with stockholder approval in May 2019 (the “2015 Equity Plan”). It will expire on December 31, 2025. The 2015 Equity Plan, around which we have developed most of our companywide equity incentive compensation programs, has provided our Compensation Committee with a comprehensive and flexible structure that has proven to be well-suited to meet the needs of our continuously growing company. In keeping with our historically consistent entrepreneurial compensation philosophy, this structure has enabled our Compensation Committee to employ a variety of largely performance-based tools, which it has utilized to translate that incentive compensation philosophy into concrete and successful incentive programs.
Accordingly, we are asking you, our stockholders, to approve our Steel Dynamics, Inc. 2023 Equity Incentive Plan (the “Plan”), which essentially constitutes a re-approval of our 2015 Equity Plan for another ten years. The Plan has worked well, and we do not seek to change it in any material respect, enabling us to seamlessly continue under the Plan where we have left off with the 2015 Equity Plan.
By continuing to have available to the Compensation Committee the same array of equity-based incentive tools and programs it has had at its disposal, with the new share authorization, it will be able to continue to design, implement and supervise our compensation programs, with the flexibility to adapt as conditions warrant, so as to continue to attract, motivate and retain our team members at all levels of responsibility.
The Proposed 2023 Equity Incentive Plan
The Board and Compensation Committee believe that to enhance long-term stockholder value we need to maintain both industry and peer group competitiveness in employee compensation, incentive and retention programs, and the purpose of the Plan is to continue to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons across all parts of the Company, from the executive office to the shop floor, upon whom we rely to make important contributions to our Company. Consistent with our corporate culture of empowering and motivating all team members and aligning their interests with that of our stockholders, we provide them with both performance-based and other equity ownership opportunities, in order to instill in them the perspective of an entrepreneur with an equity stake in the Company. We believe that such equity based awards are key reasons why we continue to be one of the most cost effective and efficient operators in the metals industry.
Also, the Plan is unusual among equity based plans, both in its architecture and scope, in that, in connection with the Restricted Stock Units (RSU) provisions described in Section 7.7 of the Plan (as it was under the 2015 Equity Plan), we continue to provide regular companywide, broad based equity awards to all eligible team members, subject always to Compensation Committee and Board oversight and authority to either modify or eliminate that program. This program, if the Plan is approved by stockholders, would be continued under the Plan.
Why We Are Seeking Stockholder Approval
We are seeking approval from stockholders to include 9,000,000 fungible shares under the new 2023 Equity Incentive Plan. Formal approval of this Proposal No. 5 is required because under prevailing SEC and NASDAQ rules, the adoption, extension or renewal of equity-based compensation plans, whether in whole or in part, and the request to authorize shares for use thereunder, require stockholder approval.

Steel Dynamics, Inc. | 2023 Proxy Statement   74

Summary of the 2023 Equity Incentive Plan
The following summary description of the Steel Dynamics, Inc. 2023 Equity Incentive Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Annex A.
Effective Date
The later to occur of May 11, 2023, if approved by stockholders, or such later date, if any, as such approval is secured. The closing price of the Company’s common stock, as reported on NASDAQ, on March 29, 2023, the last trading day immediately prior to the filing of the Proxy Statement, was $110.46.
Shares Available for Awards
We are asking stockholders to approve a 9,000,000 fungible share reserve which will be available for awards under the Plan through its scheduled termination date of December 31, 2033. As of March 30, 2023, 2,348,764 fungible shares remained available for grants of awards under the 2015 Equity Plan. After the Effective Date of approval of the Plan, no further awards will be made under the 2015 Equity Plan, and any shares that remain under the 2015 Equity Plan as unissued or otherwise do not vest or are forfeited will be canceled.
What is the Meaning of a Fungible Share Reserve?
All award types are valued, for purposes of determining their dilutive impact on stockholders. In that regard, certain types of awards, known as “full value” awards, such as restricted and unrestricted stock awards, performance awards, deferred stock units and restricted stock units, because of their nature, are considered to be more “expensive” to stockholders, whereas certain other awards, such as stock options and stock appreciation rights, are not. Although the actual operation of the fungible share reserve is described in greater detail in Section 5 of the Plan, we believe it is appropriate and in the best interest of our stockholders, for planning purposes, to make an assumption that most of the awards will be full value awards, and, therefore, that each full value share granted will reduce the remaining unallocated share count by a ratio greater than 1:1  —  more specifically, by a pre-determined factor of 2.09 for each full value share. In contrast, each share involved in the grant of stock options or stock appreciation rights will diminish the remaining share count only on a share-by-share basis.
How Broad-Based Have the Awards Been?
As previously disclosed in the Company’s most recent Annual Report on Form 10-K for the year ended
December 31, 2022, filed with the SEC on February 28, 2023 (the “Annual Report”), the Company, as of December 31, 2022, had approximately 12,100 full time employees. Approximately 5% of the company’s workforce in six locations is represented by collective bargaining agreements and approximately 25% are employed by foreign subsidiaries, neither of which are eligible to participate in the Plan. The Company also specifically identified each of the seven current Eligible Executives who may participate in the Plan in the Annual Report under Item 1. Business  —  Experienced Executive Management Team.
Also, as previously disclosed in the Proxy Statement, the Company is nominating nine non-employee directors for election at the Annual Meeting. Accordingly, immediately following approval of the Plan, the following will be eligible to participate in and receive awards under the Plan: approximately 8,559 Participants, comprised of approximately 8,550 Eligible Employees (including approximately 7 Eligible Executives) and approximately 9 Eligible Directors.
During 2022, of the total number of shares subject to awards under the 2015 Equity Plan, 54% of the awards were issued to Eligible Employees under a broad based companywide equity program, 43% were issued to Eligible Executives under various long-term equity incentive award programs and 3% were issued to Eligible Directors under the Deferred Stock Units program.
What Type of Awards Will Be Available under the Plan?
The Plan empowers the Compensation Committee to grant Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Awards, Stock Appreciation Rights (“SAR”) Awards, Deferred Stock Unit (“DSU”) Awards, and Restricted Stock Unit (“RSU”) Awards to Participants, who may include Eligible Employees (including Eligible Executives) and Eligible Directors, individually or as part of a group, each as defined in the Plan. Each of these award types, together with the various current programs adopted pursuant to the provisions applicable to those award types, are described in greater detail below.
Stock Options
Section 6 of the Plan authorizes the Committee to grant either incentive stock options or non-statutory stock options, to be evidenced by an award agreement specifying the number of shares subject to the option, in such form and containing such provisions as the Committee may deem advisable. The purchase price for

75   2023 Proxy Statement | Steel Dynamics, Inc.

shares subject to any option, whether incentive stock options or non-statutory stock options, must not be less than 100% of the Fair Market Value of the shares of the Company’s stock as of market close on the last business day prior to the date the option is granted. All stock options are required to be settled in shares of stock.
The Plan prohibits the Board and the Committee from purchasing, canceling, terminating or re-acquiring any option for cash, from re-pricing, reducing the exercise or base price of any unexercised or unsettled option or other Award, or exchanging any previously granted option or Award for another option or Award with an exercise or base price that is less than the original exercise or base price of the outstanding option or Award, or at a time when the Fair Market Value of the underlying common stock subject to the option exceeds the exercise or base price thereof.
Restricted Stock Awards
Section 7.1 of the Plan authorizes the Committee to award, as compensation or otherwise (or sell at a purchase price determined by the Committee) shares of the Company’s common stock that have either time-based, performance based or other restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfers. The terms of Restricted Stock awards may vary from award to award, and the terms of Restricted Stock awards need not be identical. In the discretion of the Committee, awards of restricted stock may or may not provide the Participant with dividends and voting rights, subject, however, to the same restrictions.
The Committee, in respect of each grant, will determine the conditions for vesting of an award of restricted stock. In the event a recipient’s continuous service with the Company terminates, the Company, if so authorized in the award, may reacquire unvested shares acquired in consideration of past services and all unvested shares of restricted stock as of the date of termination will be forfeited. If restricted stock is acquired for consideration other than prior services, the forfeiture may be accomplished by repurchasing the shares at the lesser of the original purchase price or the current Fair Market Value.
Unrestricted Stock Awards
Section 7.2 of the Plan authorizes the Committee to award, as compensation or otherwise (or sell at a purchase price determined by the Committee) unrestricted shares of the Company’s common stock, which shares may be entirely free of any vesting restriction but otherwise may be subject to applicable transfer restrictions required by law. Awards of unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of cash compensation.
Performance Awards
Section 7.3 of the Plan authorizes the Committee to grant performance awards to Eligible Employees, which may be denominated or payable in cash, in shares of stock (including restricted stock and restricted stock units) or in hypothetical common stock units having a value equal to the fair market value of an identical number of shares of stock, all such awards to be subject to the attainment of one or more specified, pre-established objective performance goals, either set forth in a specific Performance Award Agreement or otherwise set forth in a separate Performance Award program, such as but not limited to the Long-Term Incentive Program described in Section 7.3(f), described below.
A Performance Award confers on the holder the right to receive payments, in whole or in part, upon achievement of objective performance goals, during a specified performance period and subject to such terms and conditions as the Committee establishes in advance. The Committee may make Performance Awards independent of or in connection with the granting of any other award.
The Plan does not permit any performance award to be paid to any Covered Employee without satisfaction of the applicable performance objective, if that employee’s employment is terminated for any reason other than death, disability, or pursuant to a “Change in Control Termination,” meeting the “double trigger” requirements of Section 2.12 of the Plan. Following the completion of each performance period, the Committee must certify whether the performance objectives and other material terms of a performance award have been achieved. Eligible Employees who receive Performance Awards possess no rights as stockholders until such shares are actually received.
The Company’s Long-Term Incentive Compensation Program
Since 2012, the Committee has administered a Long-Term Incentive Compensation Program (the “LTIP”) and that LTIP will continue under this Plan. The Committee is empowered to grant Performance Awards

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to those Eligible Executives who are specifically identified by the Committee from time to time. The current awards involve three (3) year performance periods commencing on the first (1st) day of the first (1st) fiscal year of the applicable performance period and ending on the last day of the third (3rd) fiscal year in the applicable performance period. If earned, the performance award must be paid in shares of Common Stock.
Regarding the actual current target awards, the categories of award recipients, the calculation of LTIP awards, and the vesting provisions, if any, please see “Benefits Under the 2015 Equity Plan” below and refer to Section 7.3(f) of the actual Plan set forth in Annex A.
Stock Appreciation Rights
Section 7.5 of the Plan authorizes the Committee to award a stock appreciation right, which entitles the holder to receive the appreciation in the value of common stock underlying the stock appreciation right (“SAR”). The Committee may grant a stock appreciation right either as a standalone right or, if such right does not provide for the deferral of compensation within the meaning of Section 409A of the Code, in tandem with all or any part of the shares of common stock that may be purchased by the exercise of a stock option. Upon the exercise of a stock appreciation right, the Company will pay the amount, if any, by which the fair market value of a share of common stock on the date of exercise exceeds the stock appreciation right exercise price. In the discretion of the Committee, payment with respect to the exercise of a stock appreciation right may be made either in cash or in shares of common stock, valued at fair market value on the date of exercise. Stock appreciation rights granted in relation to a stock option may be exercisable only to the extent the stock option is exercisable and the exercise or lapse of a stock option causes an equivalent reduction in the number of tandem stock appreciation rights.
No SAR may be exercisable after the earliest of the following: the expiration of ten years after the date the SAR is granted; ninety days after the date the SAR holder’s continuous service terminates if termination is for any reason other than disability, death or cause; the date the SAR holder’s continuous service terminates if termination is for cause, or 180 days after the date the SAR holder’s continuous service terminates if termination is a result of death or disability.
A stock appreciation right may only be exercised if it becomes vested, based on the criteria established by the
Committee, and they expire under the same rules applicable to options. They are also subject to the same per-person limits applicable to options.
The Company’s SARs Program
From 2016 through 2021, the Committee administered a SARs program for Eligible Executives. The SARs had a ten year term and a three year graduated vesting schedule, such that, one-third of shares of the Company’s common stock subject to the awards will vest (become exercisable) 12 months following the date of grant, and, thereafter, 1/24th of the remaining shares subject to the awards will vest monthly in equal installments, contingent upon each NEO’s continued employment with the Company on the applicable vesting date. The exercise price of the SARs was equal to 100% of the fair market value of the shares of the Company’s common stock on the grant date. When exercised, the exercise price of the SAR may be paid for by the recipient either in shares of the Company’s common stock, in cash or a combination thereof, following which, the Company will pay the recipient an amount at settlement only in cash, subject to mandatory tax withholdings, equal to the product of the appreciation value of the SAR multiplied by the number of exercised SARs.
Deferred Stock Unit Awards
Section 7.6 of the Plan authorizes the Committee to award Deferred Stock Units to Participants, in such manner and amount as it may from time to time determine. Each Deferred Stock Unit represents an unsecured and unfunded obligation of the Company to issue to the award recipient, upon the expiration of such deferral period, one share of common stock. Deferred Stock Units may be awarded without payment of cash or other consideration to the Company and may be paid or settled in cash or in common stock as may be specified in the award agreement. A Deferred Stock Unit will be forfeited in the event that the Participant’s employment with the Company or service as a director, as the case may be, is terminated for cause. Deferred Stock Units carry no voting rights with respect to the underlying shares, and no cash dividends will be paid on outstanding Deferred Stock Units. However, Deferred Stock Units will accrue “Dividend Equivalents” in additional DSUs.
The Company’s Regular Annual Awards to Eligible Directors.
Under this Program, each Eligible Director, on June 1 of each year, is entitled to receive an award of Deferred Stock

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Units in an amount equal to the quotient arrived at by dividing the dollar amount of the equity portion of the Eligible Director’s board service retainer for such year, currently established by the Committee at $144,000 annually (as determined from time to time by the Committee, when measured against the Company’s steel industry peer group, and after consultation with the Committee’s independent compensation consultant), by the closing price of the Company’s Common Stock at the close of business on the last business day preceding June 1. A director may elect a deferral period, for settlement of his or her DSUs, of the first anniversary of the grant date, the fifth (5th) anniversary of the grant date or expiration of the first (1st) anniversary following the termination of his or her service as a director of the Company.
Restricted Stock Unit Awards
Section 7.7 of the Plan authorizes the Committee to award Restricted Stock Units (RSUs) to eligible Participants, as compensation or otherwise. RSUs may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated during the restricted period. The terms and conditions applicable to all RSUs need not be identical unless otherwise determined by the Committee.
Each RSU, subject to the satisfaction of any applicable service based or performance based conditions, will entitle the Participant to receive from the Company, upon satisfaction of the restriction, one (1) share of the Company’s common stock at a specified future date established by the Committee. RSUs may be granted in consideration of services performed for or for the benefit of the Company by such Participant, without payment of cash or other consideration to the Company by the Participant. Upon delivery of the underlying share of stock at the end of the restricted period, the applicable RSU will be canceled. The Committee may permit accelerated vesting in the event of a Participant’s death, disability or retirement, or in the event of a “double trigger” Change in Control Termination, as defined in the Plan; provided that, if the RSU is intended to qualify as performance based compensation, no such accelerated vesting is permissible without satisfaction of the performance restriction, except in the case of death, disability or a Change in Control Termination. No RSU will be deemed to represent an equity security of the Company, nor will any RSU be deemed to carry any voting or dividend rights.
The Company’s Regular Annual Restricted Stock Unit Grants to Eligible Employees.
Since inception of the Company, each Eligible Employee of the Company has received equity awards, in amounts determined by job position category. This companywide, broad based equity incentive program has been central to our corporate culture of empowering and motivating all team members, from the executive offices to the shop floor, aligning their interests with that of our shareholders by providing them with equity ownership opportunities in order to instill in them the perspective of an entrepreneur with an equity stake in the Company.
Each person who is an Eligible Employee on November 1st, and each year thereafter, will receive an annual grant of RSUs on November 21. Future awards are subject to such further modification, as the Committee may from time to time determine, including the suspension, discontinuance or replacement thereof. For an explanation of the manner in which the number, value and manner of payment of the RSUs is determined, as well as the applicable restricted period, payment of the RSUs, impact of termination of employment, and dividend treatment (there are none in connection with RSUs), please refer to Section 7.7(a) of the Plan (Annex A).
The Company’s Annual Restricted Stock Unit Grants to Eligible Executives
From 2020 through 2022, Eligible Executives of the Company have received an equity award in amounts determined by the Compensation Committee. These awards vest 1∕3 after two years, 1∕3 after three years and 1∕3 after four years. For a further explanation about these awards, please see the Compensation Discussion and Analysis above as well as refer to Section 7.7(c) of the Plan (Annex A).
New Plan Benefits
The Compensation Committee has made no determination as to future grants or awards under the Plan. However, the Compensation Committee intends to make future grants or awards under the Plan that are substantially similar to those made under the 2015 Equity Plan.
The closing price of the Company’s common stock, as reported on NASDAQ, on March 29, 2023, the last trading day immediately prior to the filing of the Proxy Statement, was $110.46.

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Benefits Under the 2015 Equity Plan
The following table summarizes awards granted during 2022 under the 2015 Equity Plan, which if the Plan had been in effect, would be representative of awards under the Plan:
	Type of Award
Name and Position	Restricted Stock Units		LTIP		Deferred Stock Units
	Dollar Value	Number of Units	Dollar Value	Number of Units	Dollar Value	Number of Units
Mark Millett-Chairman, President and Chief Executive Officer	$2,144,197	35,663	$2,502,500	40,586
Theresa E. Wagler-Executive Vice President, Chief Financial Officer and Corporate Secretary	952,696	15,660	1,095,000	17,759
Russell B. Rinn-Former Executive Vice President Metals Recycling (retired August 2022)	4,611,195	54,009	762,500	12,367
Christopher A. Graham – Senior Vice President, Long Products Steel Group	715,186	11,745	855,000	13,867
Glenn A. Pushis-Senior Vice President, Special Projects	714,522	11,745	915,000	14,840
Barry T. Schneider-Senior Vice President, Flat Roll Steel Group	714,522	11,745	915,000	14,840

Executive Group	11,044,944	160,035	8,462,500	137,246
Non-Employee Directors					$2,006,769	23,988
Non-Executive Officer Employees	33,098,576	372,997
Total	$44,143,520	533,032	$8,462,500	137,246	$2,006,769	23,988
Administration.
The Plan will be administered by the Compensation Committee of the Board of Directors, which must consist of not less than three members of the Board, each of whom meets all applicable definitions of  “independence,” as well as being a “non-employee director”. A majority of the Committee members constitutes a quorum. The Committee has the exclusive power, authority and discretion to exercise its authority as contemplated under the Plan including:
✓
to determine “Eligible Employees,” “Eligible Executives”, “Eligible Directors” or other “Participants” to whom awards may be made under the Plan, as well as to determine the nature and extent of those awards, including awards of incentive and non-statutory stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, performance awards, deferred stock units and restricted stock units, all as more fully described below;
✓
to determine the types or frequency of awards to be made pursuant to the Plan;

✓
to make individual awards or to adopt regular or ongoing award programs within one or more categories of permitted awards the Committee is empowered to make under the Plan, or to prospectively modify, suspend or terminate any such program;

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✓
to determine the number of shares that are to be the subject of awards, as well as the terms and conditions of awards, including the price (if any) to be paid for the sharess;

✓
to prescribe the manner by which an award may be evidenced;

✓
to determine the medium of payment, vesting provisions and rights of forfeiture or repurchase with respect to an award;

✓
to cancel, modify or waive the Company’s rights with respect to, or to modify, discontinue, suspend or terminate any awards, subject in all events to legal restrictions;

✓
to amend any outstanding awards; provided, however, that the Committee may not accelerate or waive an award’s vesting requirement or exercisability requirement, except, in the case of a time-based requirement, only upon a finding of good cause shown, or, in the case of a performance-based requirement, only upon a finding that the applicable performance criteria have been satisfied, or, in the event of a change in control, only if it is subject to a so-called “double trigger” condition, and subject further to any other applicable legal restrictions; nor may the Committee, without stockholder approval (A) re-price or otherwise reduce the exercise price of unexercised options or the base price of any stock appreciation right, deferred stock unit or restricted stock unit, or (B) cancel previously granted stock options, stock appreciation rights, deferred stock units or restricted stock units and issue new stock options, stock appreciation rights, deferred stock units or restricted stock units to the same option holder or award recipient at a lower exercise or base price;

✓
to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; and

✓
to construe and interpret the provisions of the Plan and apply its provisions.

Amendment and Termination.
The Plan may be terminated or further amended, without stockholder approval; provided that no such amendment may be made which would increase the total number of shares covered by the Plan, extend the term of the Plan beyond the scheduled termination date, contravene any NASDAQ, SEC or other applicable governance standards, or result in any re-pricing or other reduction in the exercise prices of unexercised options or stock appreciation rights or in the cancellation of previously granted options or stock appreciation rights in exchange for new options or stock appreciation rights having a lower exercise price.
Federal Income Tax Consequences.
The federal income tax consequences to the Company and to its employees, directors or other Participants of any awards under the Plan are complex and subject to change. The following discussion is not exhaustive and (i) is only a summary of some of the rules generally applicable to awards under the Plan, based on federal income tax laws in effect on the date of this Proxy Statement, (ii) is not intended as a discussion of the income tax laws of any state, municipality or non U.S. taxing jurisdiction, or the gift, estate, excise (including many of the complex rules applicable to deferred compensation under Code § 409A), or other tax laws, (iii) is not intended to provide legal advice with respect to any Participant, and (iv) is not intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties.
Because individual circumstances may vary, we strongly advise all participants to consult with their tax advisors concerning the tax implications and treatment of awards granted under the Plan.
To the extent a Participant recognizes ordinary income pursuant to an award, the Company will be entitled to a corresponding deduction, subject to limitations imposed by the Internal Revenue Code, including Section 162(m). Section 162(m) limits the Company’s deduction to $1 million for compensation paid to its chief executive officer, chief financial officer and three other most highly compensated executive officers and to any individual who was subject to the limitation in 2017 or any later year.
Incentive Stock Options.
An incentive stock option (“ISO”) is a stock option intended to meet the requirements for special tax treatment under Section 422 of the Internal Revenue Code. There will be no federal income tax consequences to the Company or the employee as a result of the grant of an incentive stock option. The option holder also will not recognize income when the incentive stock option is exercised, except that the spread between the exercise price and the fair market value of the shares at the time of exercise may be treated as an adjustment in computing alternative minimum taxable income in the

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year of exercise. Generally, the Company receives no deduction at the time of exercise.
In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the participant should be entitled to treat the gain or loss as a long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances. If the option holder fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is determined under the rules applicable to non-statutory options based on the spread between the shares’ basis and the sales price at the date of exercise. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the option holder.
Non-statutory Options and Stock Appreciation Rights.
Under current federal income tax law, the grant of a non-statutory stock option (“NQSO”) or a stock appreciation right will have no federal income tax consequences to the Company or the option holder, so long as the exercise price is at least equal to the fair market value of the underlying stock on the grant date. Generally, upon exercise of a non-statutory stock option or a stock appreciation right, the spread, or the excess of the fair market value of the stock at the date of exercise over the option or target price, would be taxable to the Participant as ordinary income. A Participant will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-statutory stock option or a stock appreciation right in an amount equal to the difference between the amount realized and the tax basis of such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year. The taxable income resulting from the exercise of a non-statutory stock option or a stock appreciation right will constitute wages subject to withholding.
Deferred Stock Units
Because a DSU only represents an unsecured and unfunded promise by the Company to issue a share of common stock to the holder upon expiration of the specified deferral period, the value of a share of stock underlying each DSU should normally be included in the Participant’s taxable income only in the year in which the deferral period has expired, the DSU is paid or “settled” and the underlying stock is delivered. At such time, that is, upon settlement of the DSU, the fair market value of the delivered stock would be included as ordinary income. Any appreciation in the value of shares held thereafter, until disposition, would be entitled to capital gain taxation as either long-term or short-term, depending upon the holding period.
Restricted Stock Units.
Grantees of a restricted stock unit generally do not recognize income at the time of grant. When the award vests or is paid, grantees generally will recognize ordinary income in an amount equal to the fair market value of the delivered stock. The Company, in turn, will receive a corresponding deduction.
Compliance with Section 409A of the Internal Revenue Code.
409A of the Internal Revenue Code imposes requirements on “nonqualified deferred compensation” plans. The requirements include the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to satisfy these requirements may result in the immediate taxation of the arrangement, the imposition of an additional 20% income tax on the participant and the possible imposition of interest and penalties on the unpaid tax. Regulations generally provide that the type of equity incentives provided under the Plan will not be considered nonqualified deferred compensation. However, some awards could be covered by Section 409A of the Code, and the Company makes no representations or warranties to that effect.
The affirmative vote of the holders of a majority of our shares of common stock represented at the meeting and entitled to vote on this matter will be necessary for approval of the Steel Dynamics, Inc. 2023 Equity Incentive Plan.
The Board of Directors recommends a vote “FOR” approval of the Steel Dynamics, Inc. 2023 Equity Incentive Plan.

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Equity Compensation Plan Information
Our stockholders approved the Amended and Restated Steel Dynamics, Inc. 2015 Equity Incentive Plan (2015 Plan) at our annual meeting of stockholders held May 16, 2019 and our stockholders approved the Steel Dynamics, Inc. 2015 Equity Incentive Plan at our annual meeting of stockholders held May 21, 2015. Our stockholders approved the Amended and Restated Steel Dynamics, Inc. 2006 Equity Incentive Plan at our annual meeting of stockholders held May 17, 2012 (2006 Plan). Our stockholders approved the Steel Dynamics, Inc. 2018 Equity Incentive Compensation Plan at our annual meeting of stockholders held May 17, 2018 (2018 Plan).
The following table summarizes information about our equity compensation plans at March 30, 2023, all of which have been approved by stockholders. We do not have any equity compensation plans that have not been approved by stockholders.
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights1	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
2015 Plan and predecessor 2006 Plan1	1,269,187	—	2,348,764
2018 Plan	66,490	—	1,363,297
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,335,677	—	3,712,061
1 Includes 1,007,874 RSUs and 261,313 DSUs issuable upon expiration of the vesting or deferral periods, which have no exercise price.
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Proposal #6	Approval of an Amendment to the Company’s Amended and Restated Articles of Incorporation to Provide for Election of Directors by Majority Vote
The Board has adopted resolutions approving, and recommending to the shareholders for approval, an amendment to the Amended and Restated Articles of Incorporation to change the standard of election in uncontested elections of directors to a majority of votes cast. Please see Annex A to this proxy statement for the text of the proposed new Article X.
Background of Proposal
Indiana law provides that, unless otherwise specified by the Articles of Incorporation, directors are elected by a plurality of votes cast. The Company’s Amended and Restated Articles of Incorporation do not specify otherwise; therefore, directors are elected by a plurality of votes cast. Under this standard, director nominees with the most votes cast in their favor are elected to the Board, notwithstanding the number of votes withheld against a director nominee. Thus, a director can be elected even though a majority of shares voted oppose his or her election.
For many years, the Company has had a director resignation policy, which calls for any director who fails to receive a majority of favorable votes to tender his or her resignation, subject to a determination by the Board whether to accept the resignation. The Board believes that now is the right time to take the next step in assuring that shareholders have a clear voice in electing directors by moving to a majority vote standard for uncontested elections.
Under Indiana law, directors are elected to serve for their respective terms and until their successors have been elected and qualified. Thus, under a majority vote standard, an incumbent director who fails to receive a majority of votes cast would not be elected, but would continue to serve as a “holdover” director. However, under the Company’s Corporate Governance Policies, the unelected director is required to submit an irrevocable advance resignation. The Board would determine the appropriate responsive action and communicate its decision, and its underlying rationale, to shareholders within 90 days of certification of the election results. If the resignation is accepted, the Board may decide to fill any resulting vacancy or decrease the number of directors.
The amendment provides that in a contested election  —  an election in which the number of nominees exceeds the number of directors to be elected  —  the plurality of votes cast standard will continue to apply.
Effective Time
If approved, the Amended and Restated Articles of Incorporation will be effective upon filing with the State of Indiana, which the Company intends to do promptly after shareholder approval is obtained.

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Vote Requirement
The amendment will be adopted if the votes cast for the amendment exceed the votes cast against the amendment.
The Board of Directors recommends a vote “FOR” the approval of an Amendment to the Company’s Amended and Restated Articles of Incorporation to provide for election of directors by majority vote.

Other Matters
We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. If another matter does properly come before the Annual Meeting or any adjournments thereof, then, depending upon the nature of the issue and if within the scope of their authority, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matter.

Fort Wayne, Indiana
March 30, 2023
By Order of the Board of Directors,
Mark D. Millett
Chairman and Chief Executive Officer

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ANNEX A
2023 Equity Incentive Plan
1.
Purpose of this Plan and Available Awards.

1.1 Purpose. The purpose of this Steel Dynamics, Inc. 2023 Equity Incentive Plan (the “Plan”), which will become effective, pursuant to Section 1.2, upon approval by the Company’s stockholders, is to succeed and replace the existing Amended and Restated 2015 Equity Incentive Plan (the “2015 Equity Plan”), last amended and restated and approved by stockholders on May 16, 2019. As such, the Plan will enable the Company, to continue to provide a variety of equity based incentives designed to motivate Participants to continue to put forth maximum effort toward the success and growth of the Company. It will also help to attract and retain qualified Participants, as defined herein to include Eligible Employees, Eligible Executive and Eligible Directors, who, by their experience, skill and diligence, are able to make important contributions to the Company’s success and to the long-term interest of its stockholders. To accomplish these objectives, this Plan provides for awards of equity-based incentives through the grant of Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Awards, Stock Appreciation Rights, Deferred Stock Units and Restricted Stock Units to such Participants, all subject to the conditions described herein.
1.2 Establishment. The effective date of this Plan (the “Effective Date”), is the later to occur of May 11, 2023 or the date, if later, on which the holders of a majority of the outstanding shares of the Company’s common stock present or represented, and entitled to vote at the Steel Dynamics 2023 Annual Meeting of Stockholders, approve this Plan, which approval must occur within twelve months after May 11, 2023. No Awards may be granted pursuant to this Plan prior to the date of stockholder approval. In the event that stockholder approval is not granted, the 2015 Equity Plan, in its current form, shall continue to operate, and any awards under the 2015 Equity Plan shall be limited to the 2,348,764 shares remaining unissued under that existing 2015 Equity Plan.
After the Effective Date of approval of the Plan, no further awards will be made under the 2015 Equity Plan, and any shares that remain under the 2015 Equity Plan as unissued or otherwise do not vest or are forfeited will be canceled. Awards, if any, issued under the 2015
Equity Plan between March 30, 2023 and the Effective Date of the Plan, will reduce the shares of Common Stock available under the 2023 Equity Incentive Plan.
1.3 Shares Available for Issuance Pursuant to Awards. Subject to the fungible share reserve provisions of Sections 5 and 5.2, and subject, further, to adjustment as provided in Section 5.3, a total of 9,000,000 shares of Common Stock will be available for issuance pursuant to Awards. As of March 30, 2023, 2,348,764 shares of Common Stock remain unissued under the expiring 2015 Equity Incentive Plan.
2.
Definitions.

2.1 409A Award” means an Award that is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code and Section 8 of this Plan.
2.2 “Administrator” means the Committee appointed by the Board in accordance with Section 3.5.
2.3 “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
2.4 “Award” means any right granted under this Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an Unrestricted Stock Award, a Performance Award, a Stock Appreciation Right, a Deferred Stock Unit and a Restricted Stock Unit.
2.5 “Award Agreement” means (i) the applicable written agreement between the Company and a holder of an Award, where such Award is granted pursuant to a written agreement that evidences the terms and conditions of such Award, (ii) the operative provisions of this Plan, where such Award is specifically provided hereunder, as from time to time approved by the Committee, or (iii) a specific resolution, adopted by the Committee authorizing and describing the terms and conditions of the Award. Each Award Agreement shall be subject to the other general terms and conditions of this Plan.

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2.6 “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.
2.7 “Board” means the Board of Directors of the Company.
2.8 “Business Combination” has the meaning set forth in Section 2.11(e).
2.9 “Cashless Exercise” has the meaning set forth in Section 6.4.
2.10 “Cause” means, (i) if the Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Cause, the definition therein contained, (ii) if the Participant is subject to any other benefit plan of the Company that supersedes and replaces, in whole or in part, any provisions of this Plan, and such other benefit plan provides for a definition of Cause, the definition therein contained, or (iii) if no such agreement exists or other benefit plan is applicable, it shall mean (a) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude, or the commission of any other act involving willful malfeasance or a fiduciary breach with respect to the Company or an Affiliate, (b) conduct tending to bring the Company into substantial public disgrace, or disrepute, or (c) gross negligence or willful misconduct with respect to the Company or an Affiliate. The Committee, in its absolute discretion, shall determine the effect of all questions of fact relating to whether a Participant has been discharged for Cause.
2.11 “Change in Control” means, (i) if the Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Change in Control, the definition therein contained, (ii) if the Participant is subject to any other benefit plan of the Company that supersedes and replaces, in whole or in part, any provisions of this Plan, and such other benefit plan provides for a definition of Change in Control, the definition therein contained, or (iii) if no such agreement exists or other benefit plan is applicable, it shall mean:
a. The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the
Company to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
b. The Incumbent Directors cease for any reason to constitute at least a majority of the Board;
c. The adoption of a plan relating to the liquidation or dissolution of the Company;
d. Any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); or
e. The consummation of a merger, reverse merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (1) 50% or more of the total voting power of  (i) the Surviving Entity, or (ii) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Entity (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Entity) and (3) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the

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initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”).
2.12 “Change in Control Termination” means a so-called “double trigger” event, in which a Participant’s employment is actually terminated either by the Company or an Affiliate without Cause, or by the Participant for Good Reason, at any time during the period beginning six (6) months prior to a Change in Control and ending twenty-four (24) months following a Change in Control.
2.13 “Code” means the Internal Revenue Code of 1986, as amended.
2.14 “Committee” means a committee of the Board appointed by the Board to administer this Plan in accordance with Section 3.5.
2.15 “Common Stock” means the common stock of the Company.
2.16 “Company” means Steel Dynamics, Inc., an Indiana corporation.
2.17 “Comparator Group” has the meaning set forth in Section 7.3(f).
2.18 “Company Voting Securities” has the meaning set forth in Section 2.11(d).
2.19 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Eligible Employee or an Eligible Director, is not interrupted or terminated. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any approved leave of absence.
2.20 “Covered Employee” means the chief executive officer, chief financial officer, and the three (3) or more other highest compensated or other officers of the Company in respect of whom reports are required to be filed pursuant to Section 16 of the Exchange Act.
2.21 “Date of Grant” means the date on which an Award is made, if made automatically under one or more Plan provisions, or the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.
2.22 “Deferral Period” has the meaning set forth in Section 7.6(a).
2.23 “Deferred Stock Unit” means the right to receive, at the end of the Deferral Period, one (1) share of Common Stock pursuant to Section 7.6.
2.24 “Director” means a member of the Board.
2.25 “Disability” means, (i) if the Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Disability, the definition therein contained, (ii) if the Participant is subject to any other benefit plan of the Company that supersedes and replaces, in whole or in part, any provisions of this Plan, and such other benefit plan provides for a definition of Disability, the definition therein contained, or (iii) if no such agreement exists or other benefit plan is applicable, it shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.5 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.5 hereof within the meaning of Code Section 22(e)(3), the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
2.26 “Effective Date” has the meaning set forth in Section 1.2.
2.27 “Eligible Director” means any member of the Board who is not an Eligible Employee.

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2.28 “Eligible Employee,” which may include an “Eligible Executive,” means any person employed by the Company or an Affiliate, including any business, corporation or other entity acquired by the Company or an Affiliate, if and to the extent specifically approved by the Committee; provided, however, that an “Eligible Employee” shall not include, unless specifically approved by the Committee, any person employed by the Company or any Affiliate whose terms and conditions of employment are established by or subject to the terms of a collective bargaining agreement.
2.29 ““Eligible Executive” means any of the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Executive Vice Presidents, the Senior Vice Presidents or as otherwise may be determined from time to time by the Committee.
2.30 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.31 “Fair Market Value” means, as of any date, the last reported Common Stock sale price per share on such date, on the Nasdaq Global Select Market, or such other principal exchange on which the Company’s shares are traded, or if no sale was made on such date on such principal exchange, the closing reported bid price on such date on such exchange.
2.32 “Free Standing Rights” has the meaning set forth in Section 7.5(a).
2.33 “Good Reason” means, (i) if the Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Good Reason, the definition therein contained, (ii) if the Participant is subject to any other benefit plan of the Company that supersedes and replaces, in whole or in part, any provisions of this Plan, and such other benefit plan provides for a definition of Good Reason, the definition therein contained, or (iii) if no such agreement exists or other benefit plan is applicable, it shall mean a Participant’s resignation from the Company within thirty (30) days following the occurrence of any of the following events with respect to such Participant:
a. without the participant’s express written consent, the significant reduction of the Participant’s duties, authority, responsibilities, or reporting relationships relative to the Participant’s duties, authority, responsibilities, or reporting relationships as in effect immediately prior to such reduction, or the assignment to the Participant of such reduced duties, authority, responsibilities, or reporting relationships, which reduction or assigned reduction remains in effect five (5) business days after written notice by the Participant to the Chief Executive Officer of such conditions; provided, however, that the mere occurrence of a Change in Control shall not, in and of itself, constitute a material adverse change in the Participant’s duties, authority, responsibilities or reporting relationships.
b. a material reduction by Company in the base salary, bonus structure or benefits of the Participant as in effect immediately prior to such reduction, with the result that the Participant’s overall benefits package is significantly reduced; or
c. the relocation of the Participant’s principal work location to a facility or a location more than fifty (50) miles from the Participant’s then present principal work location, without the Participant’s express written consent.
2.34 “Grant Date” has the meaning set forth in Section 7.7(b).
2.35 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
2.36 “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date, whose election to the Board was approved by stockholders, or, if appointed to fill a vacancy on the Board, was appointed by a vote of a majority of the Incumbent Directors.
2.37 “LTIP Award” means a Performance Award granted to an Eligible Executive pursuant to Section 7.3(f).
2.38 “Net Exercise” has the meaning set forth in Section 6.4.
2.39 “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Exchange Act Rule 16b-3.

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2.40 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
2.41 “Non-Qualifying Transaction” has the meaning set forth in Section 2.11(e).
2.42 “Officer” means a person who is an officer of the Company, whether within the meaning of Section 16 of the Exchange Act (and, hence, also a “Covered Employee”), or otherwise.
2.43 “Option” means an Incentive Stock Option or a Nonstatutory Stock Option, as the case may be, granted pursuant to this Plan.
2.44 “Optionholder” means a person to whom an Option is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Option.
2.45 “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations § 1.162-27(e) (3).
2.46 “Parent Corporation” has the meaning set forth in Section 2.11(e).
2.47 “Participant” means a person to whom an Award is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Award, and includes an Eligible Employee, Eligible Executive and an Eligible Director.
2.48 “Performance Award” means Awards granted pursuant to Section 7.3.
2.49 “Performance Measure” has the meaning set forth in Section 7.3(f).
2.50 “Plan” means, in accordance with its full name, this Steel Dynamics, Inc. 2023 Equity Incentive Plan.
2.51 “Related Rights” has the meaning set forth in Section 7.5(a).
2.52 “Restricted Period” means the period during which any risk of forfeiture or other restrictions set by the Committee remain in effect.
2.53 “Restricted Stock Award” means any Award granted pursuant to Section 7.1.
2.54 “Restricted Stock Unit” means the right to receive, at the end of the Restricted Period, one (1) share of Common Stock pursuant to Section 7.7.
2.55 “Right of Repurchase” means the Company’s option, if any, to repurchase Common Stock issued pursuant to an Award, upon the Participant’s termination of Continuous Service pursuant to Section 7.4.
2.56 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
2.57 “SAR Amount” has the meaning set forth in Section 7.5(f).
2.58 “SAR Exercise Price” means the value of the Common Stock, the excess over which a Stock Appreciation Right provides for payment upon the exercise thereof.
2.59 “SEC” means the Securities and Exchange Commission.
2.60 “Securities Act” means the Securities Act of 1933, as amended.
2.61 “Stock Appreciation Right” means the right pursuant to an award granted under Section 7.5 to receive an amount equal to the excess, if any, of  (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR Exercise Price of such right or such portion thereof.
2.62 “Stock Award” means a Restricted Stock Award or an Unrestricted Stock Award, as the case may be, granted pursuant to this Plan.
2.63 “Surviving Entity” means the Company, if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities or securities or rights convertible into voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity.

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2.64 “Target Shares” has the meaning set forth in Section 7.3(f).
2.65 “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
2.66 “Unrestricted Stock” means any Award of Common Stock granted pursuant to Section 7.2 that is not subject to restrictions on transfer or a risk of forfeiture.
2.67 “Unrestricted Stock Award” means any Award granted pursuant to Section 7.2.
3.
Administration.

3.1 Administration by Board. This Plan shall be administered by the Board only in the event that, due to unforeseen and extraordinary circumstances, the Committee is unable to function, and then only by the members of the Board who meet the independence requirements set forth in Sections 3.5(a) and (b), and only until such incapacity ends.
3.2 Powers of Committee. The Committee shall have the power and authority to select and grant Awards to Participants, pursuant to the terms of this Plan.
3.3 Specific Powers. In particular, subject to the limitations and other provisions set forth herein, the Committee shall have the authority: (a) to construe and interpret this Plan and apply its provisions; (b) to promulgate, amend and rescind rules and regulations relating to the administration of this Plan; (c) to authorize any person to execute, on behalf of the Committee or the Company, any instrument required to carry out the purposes of or Awards under this Plan; (d) to delegate its authority to one or more Officers of the Company with respect to existing Awards, other than Performance Awards, that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act; (e) to adopt, modify or terminate Award programs pursuant to authority granted under this Plan, and in accordance with applicable SEC disclosure rules; (f) to select those Participants to whom Awards shall be granted from time to time and to determine the number of shares of Common Stock to be made subject to, or by which measure, each Award; (g) to prescribe the manner by which an Award shall be evidenced, either in paper or electronic form or by book entry, as well as the form of all Award Agreements hereunder; (h) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, to the extent permitted and not specifically prohibited, the purchase price or exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, if any, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) to amend any outstanding Awards, provided, however, that the Committee: (A) may not accelerate or waive the vesting requirement of any Award that has not fully vested, except (1) in the case of any time-based vesting requirement, to the extent of the unvested portion thereof, only in the event of death, Disability or an objective finding of good cause shown beyond Participant’s control; (2) in the case of any performance-based vesting requirement, to the extent of the unvested portion thereof, only upon a finding that the performance criteria applicable to such Award of portion thereof have been satisfied; or (3) in the event of a “double trigger” Change in Control Termination, as defined in Section 2.12; and (B) may not, without further stockholder approval, purchase, cancel, terminate or re-acquire any option or SARs awards for cash, reprice or reduce the exercise or base price of any unexercised or unsettled option of other Award, or exchange any previously granted option or Awards and issue a new option or Award to the same Participants at a lower exercise or base price; however, if any such amendment impairs a Participant’s rights or increases a Participant’s obligations in connection with his or her Award, such amendment shall also be subject to the Participant’s prior consent (but cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock underlying the Options and the exercise price, shall not constitute an impairment of the Participant’s rights that requires consent); (k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their Continuous Service for purposes of this Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (l) to make decisions with respect to outstanding Options that may become necessary if an event occurs that triggers anti-dilution adjustments; and (m) to exercise discretion to make any and all other administrative determinations, save for those specifically proscribed or limited herein,

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which it determines to be necessary or advisable for a fair, proper and non-discriminatory administration of this Plan.
3.4 Decisions Final. All decisions made by the Committee pursuant to the provisions of this Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
3.5 The Committee.
a. General. The Board has delegated administration of this Plan to the Committee, current consisting of three (3) or more members of the Board, each of whom shall meet the independence requirements of Section 3.5(b). The members of the Committee shall be appointed by and serve at the pleasure of the Board, upon the recommendation of its Corporate Governance and Nominating Committee. From time to time, the Board may increase the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused. The Committee shall act pursuant to a vote of the majority of its members or, in the event that there are only two members able to vote, the unanimous consent of its members, whether present in person, present by telephone, or by the written consent of the majority of its members. Minutes shall be kept of all of its meetings. Subject to the limitations prescribed by this Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
b. Committee Composition. The Committee shall consist solely of three or more Non-Employee Directors, each of whom shall also meet all standards for “independence” as defined by NASDAQ Marketplace Rule 4200(a)(15) or its replacement or amended equivalent, as well as other applicable SEC or other securities laws that may apply to this issue from time to time.
3.6 Indemnification. In addition to such other rights of indemnification they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Committee and each of the Committee’s consultants or advisors shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee or any of its consultants or advisors may be party by reason of any action taken or failure to act under or in connection with this Plan or any Award, and against all amounts paid by the Committee or any of its consultants or advisors in settlement thereof  (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee or any of its consultants or advisors in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee or any of its consultants or advisors did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, the Committee or any of its consultants or advisors shall, in writing, offer the Company the opportunity, at the Company’s own expense, to handle and defend such action, suit or proceeding.
4.
Eligibility for Specific Awards.

Awards may be granted to any Participant who is designated by the Committee to receive an Award.
5.
Shares Subject to Awards; Fungible Share Reserve.

The stock available for grant of Awards shall be authorized but unissued or reacquired shares of Common Stock. Subject to adjustment as provided in Section 5.3, the total number of shares that may be issued pursuant to Awards is set forth in Section 1.3 and shall be held hereunder as a “fungible share reserve,” subject to the provision in the following sentence. The number of authorized shares of Common Stock available for issuance pursuant to Awards will be reduced by (a) 2.09 shares, and not on a 1:1 ratio, for each share of Common Stock subject to any Award, other than an Award in the nature of an Option or a Stock Appreciation Right, and (b) 1.00 share for each share of Common Stock subject to an Award in the nature of an Option or Stock Appreciation Right. Notwithstanding the foregoing, Awards that by their terms do not permit settlement in shares of Common Stock will not reduce the number of shares of Common Stock available for issuance pursuant to Awards. Nor will any shares issued by the Company through the assumption or substitution of outstanding awards of an acquired company, unless required by law or regulation, reduce the number of shares of Common Stock available

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for Awards. Fractional shares of Common Stock may not be issued under the terms of any Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.
5.1 Individual Share Limitation. Subject to the provisions of Section 10.2 below, (a) the maximum number of shares with respect to which any Awards may be granted to any Eligible Employee in any one fiscal year shall be 300,000 shares and (b) the maximum number of shares with respect to which any Awards may be granted to any Director in any one fiscal year shall be 10,000 shares.
5.1 Reversion of Shares to Share Reserve. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full or being fully vested, then the number of shares of Common Stock counted against the number of shares available for issuance under this Plan with respect to such Award, to the extent of such expiration or other termination, shall again be available for issuance under this Plan. If shares of Common Stock issued pursuant to Awards are reacquired by the Company pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 7.4, then the number of shares of Common Stock counted against the number of shares available for issuance under this Plan with respect to such Award, to the extent of such forfeiture, shall again be available for issuance under this Plan. Notwithstanding the foregoing, shares of Common Stock subject to an Award may not again be available for issuance under this Plan if such shares are: (a) shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (b) shares used to pay the exercise price of an Option, (c) shares delivered to or withheld by the Company to pay the withholding taxes related to an Award in accordance with Section 10.4, or (d) shares repurchased on the open market with the proceeds of an Option exercise.
5.3 Recapitalization or Reorganization of Company. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to outstanding Awards and the number of shares available for issuance pursuant to Awards, and the exercise price of an outstanding Award, if any, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation or like change in the capital structure of the Company.
6.
Options: Terms and Conditions.

The Committee may from time to time grant Options hereunder, either Incentive Stock Options or Nonstatutory Stock Options, as it may deem advisable; provided, however, that options granted to an Eligible Director may only be Nonstatutory Stock Options. Options shall be evidenced by an Award Agreement, in such form and containing such provisions which are consistent with this Plan as the Committee shall from time to time approve. Each Award Agreement shall specify whether the Option granted thereby is an Incentive Stock Option or a Nonstatutory Stock Option. All Options shall be settled in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as set forth in the Award Agreement).
No Option may be purchased, canceled, terminated or otherwise reacquired by the Company in exchange for cash, nor may any option be re-priced, nor may the exercise price of any unexercised or unsettled options be reduced or exchanged for another option with an exercise price that is less than the original exercise price of the outstanding option, nor at a time when the Fair Market Value of the Common Stock subject to such Option exceeds the exercise price thereof. Each Award Agreement may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:
6.1 Number of Shares Subject to Option. Each Award Agreement shall specify the number of shares subject to the Option.
6.2 Option Price. The purchase price for the shares subject to any Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock on the day immediately preceding the Date of Grant.
6.3 Ten Percent Stockholders. A Ten Percent Stockholder, if any, shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock on the day immediately preceding the Date of Grant, and the Option is not exercisable after the expiration of five years from the Date of Grant.

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6.4 Medium and Time of Payment. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised, or (b) in the discretion of the Committee, and upon such advance notice to the Committee, and subject to such terms and conditions as the Committee may specify, the exercise price may be permitted to be paid in such of the following manners as it shall approve: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, (ii) by the withholding of whole shares of Common Stock which would otherwise be delivered, having an aggregate Fair Market Value on the date of delivery equal to the exercise price and any tax withholding obligation (“Net Exercise”), (iii) in cash by a broker-dealer, with a program acceptable to the Company, to whom the option holder has submitted an irrevocable notice of exercise and, if permitted, an order to sell some or all of the underlying Shares (a “Cashless Exercise”); (iv) by a combination of any of such methods, or (v) in such other manner as the Committee, in its discretion, either at the time of grant or thereafter, may provide. In the case of alternatives (i), (ii), (iv) and (v), the Committee shall take all necessary steps to insure compliance with the withholding obligations set forth in Section 10.4.
Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, a Cashless Exercise or a Net Exercise or other transaction by a Director or Executive Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an Affiliate in violation of section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) is prohibited.
Payment of the exercise price by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act, through a Net Exercise transaction, is subject to pre-approval by the Committee, in the exercise of its sole discretion, which pre-approval shall be documented in a manner that complies with the specificity requirements of Exchange Act Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.
6.5 Term of Option. No Option granted to an Eligible Employee, Eligible Executive or Eligible Director shall be exercisable after the expiration of the earliest of (a) five years after the date the Option is granted, (b) ninety days after the date the Optionholder’s Continuous Service with the Company and its Affiliates terminates, if such termination is for any reason other than Disability, death or Cause, (c) the date the Optionholder’s Continuous Service with the Company and its Affiliates terminates, if such termination is for Cause, as finally determined by the Committee, or (d) the earlier of one hundred eighty days after the date the Optionholder’s Continuous Service with the Company and its Affiliates terminates, if such termination is a result of death or Disability, or the expiration of the stated term of the Option if death results within not more than ninety days of the date on which the Optionholder’s Continuous Service terminates; provided, however, that the Award Agreement for any Option may provide for shorter periods in any of the foregoing instances.
6.6 Exercise of Option. No Option shall be exercisable during the lifetime of an Optionholder by any person other than the Optionholder. Any Option or unexercised portion thereof granted to the Optionholder, to the extent exercisable by him or her on the date of his or her death, may be exercised by the Optionholder’s designated beneficiary, personal representatives, heirs, or legatees.
To the extent that an Optionholder has the right to exercise an Option and purchase shares pursuant thereto, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full, in any ways permitted hereunder, of the purchase price for such shares.
6.7 No Transfer of Option. No Option shall be transferable by an Optionholder otherwise than by will or the laws of descent and distribution or pursuant to the provisions of a Qualified Domestic Relations Order. Notwithstanding the foregoing, the Optionholder may, by delivering

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written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. No right or interest of an Eligible Employee in any Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Eligible Employee to any other party other than the Company or an Affiliate.
6.8 Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder during any calendar year (under all Incentive Stock Option plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be designated or otherwise treated as Nonstatutory Stock Options.
6.9 Restriction on Issuance of Shares. The issuance of Options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities.
6.10 Investment Representation. Any Optionholder may be required, as a condition of issuance of shares upon the exercise of his or her Option, to represent that the shares to be acquired pursuant to the exercise of the Option will be acquired for investment and without a view to distribution thereof, and in such case, the Company may impose an appropriate transfer restriction on the shares.
6.11 Rights as a Stockholder or Employee. An Optionholder or transferee of an Option shall have no rights as a stockholder of the Company with respect to any shares subject to any Option until the date of issuance of such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property), distributions or other rights for which the record date is prior to the date of issuance of such shares. Nothing in this Plan or in any Award Agreement shall confer upon any Employee any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with any right of the Company or any Affiliate to terminate the Optionholder’s Continuous Service at any time.
6.12 No Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of an Option.
6.13 Additional Requirements Under
Section 409A. Each Award Agreement shall include or be deemed to include a provision whereby, notwithstanding any provision of this Plan or the Award Agreement to the contrary, the Option shall satisfy any additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof, in the unanticipated event any Option is granted with an exercise price less than the Fair Market Value of the Common Stock subject to the Option on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code.
6.14 Other Provisions. Each Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Committee. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time, or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of this Plan.
7.
Provisions of Awards Other than Options

7.1 Restricted Stock Awards.
a. Nature of Restricted Stock Awards.
The Committee may from time to time award, as compensation or otherwise, or sell at a purchase price determined by the Committee, restricted Common Stock to eligible Participants. Except as set forth in the Award Agreement, Restricted Stock Awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”). Each Restricted Stock Award shall be in such form and shall

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contain such terms, conditions and Restricted Periods, whether time based, performance based or both, as set forth in the Award Agreement, including the treatment of dividends or dividend equivalents, as the case may be.
b. Terms and Conditions of Restricted Stock Awards. The terms and conditions of any Restricted Stock Award Agreement or purchase agreements may vary from Award to Award, and the terms and conditions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:
i. Purchase Price.
The purchase price of Restricted Stock Awards, if applicable, shall be set forth in the Award Agreement or purchase agreement, and may be stated as cash, property or prior services.
ii. Consideration.
The consideration for Common Stock acquired pursuant to the Restricted Stock Award, if sold and not simply awarded, shall be paid either: (x) in cash at the time of purchase; or (y) in any other form of legal consideration that may be acceptable to the Committee in its discretion, including, without limitation, a full recourse secured promissory note, property or prior services that the Committee determines have a value at least equal to the Fair Market Value of such Common Stock.
iii. Vesting.
Shares of Common Stock acquired under the Restricted Stock Award may but need not be subject to a vesting schedule or other Restricted Period that may or may not specify a Right of Repurchase in favor of the Company in accordance with the terms and conditions describing such repurchase right.
iv. Termination of Participant’s Continuous Service.
Unless otherwise provided in the Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire the Restricted Stock in accordance with the terms thereof, or, if applicable, the Participant shall forfeit the unvested portion of a Restricted Stock Award acquired in consideration of prior or future services.
v. Transferability.
Rights to acquire shares of Common Stock under a Restricted Stock Award shall be transferable by the Participant, only upon such terms and conditions as are set forth in the Award Agreement; provided, however, that the Common Stock covered by the Award remains subject to the terms of the Award Agreement.
vi. Lapse of Restrictions.
Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock Award shall lapse, and the shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions, except those that may be imposed by law, by the terms of this Plan or the terms of the Restricted Stock Award itself, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless such Restricted Stock Award is subject to a deferral condition that complies with the 409A Award requirements that may be allowed or required by the Committee. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s beneficiary or estate as the case may be. Unless otherwise subject to a deferral condition that complies with the 409A Award requirements, the Common Stock shall be issued and delivered, and the Participant shall be entitled to the beneficial ownership rights of such Common Stock, not later than (i) the date that is 2 1∕2 months after the end of the Participant’s or the Company’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts, or (ii) the date as may be necessary to avoid application of Code Section 409A to such Award.
7.2 Unrestricted Stock Awards. The Committee may from time to time award, as compensation or otherwise (or sell at a purchase price determined by the Committee) Unrestricted Stock Awards to any Participant, pursuant to which such individual may receive shares of Common Stock, free of any vesting restriction (“Unrestricted Stock”), but nonetheless subject to any applicable transfer restrictions as may be required by law. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

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7.3 Performance Awards.
a. Nature of Performance Awards. A Performance Award is an Award entitling the recipient to acquire cash, actual shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock, upon the attainment of specified performance goals set forth in the Award Agreement. The Committee may make individual Performance Awards or may make Performance Awards pursuant to a separate Performance Award program approved and adopted hereunder by the Committee consistent with the provisions of this Section 7.3. Any Performance Awards may be granted only to an Eligible Employee or Eligible Executive. The Committee in its sole discretion shall determine whether and to whom Performance Awards shall be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded cash or shares.
Each individual Award Agreement and program hereunder, pursuant to which Performance Awards may be made, shall specify the applicable performance goals, which shall be based on a pre-established objective formula or standard, measured over one or more performance periods determined by the Committee, and shall specify the manner of determining the amount of cash or the number of shares under the Performance Award that will be granted and vest if the performance goal is attained.
Performance goals may be based on one or more business criteria that apply to an Eligible Employee or Eligible Executive, or a business unit or the Company or any of its Affiliates. Such business criteria may include, by way of example and without limitation, companywide, divisional or operating unit sales or sales growth, gross margin, operating, pre-tax or after-tax income (companywide or by operating units or division), earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes and amortization, return on equity, return on assets, measures of liquidity or credit metrics, cash flow or cash flow per share, return on invested capital, earnings per share, share price performance, total shareholder return, production and safety goals or targets, improvements or attainment of expense levels, improvement in or attainment of working capital levels or debt reduction, or implementation or completion of critical projects. Measures of performance may be set by reference to an absolute standard, as a change from prior performance periods, by comparison to specified peer group companies, other groups of companies, industry groups or measures, an index covering multiple companies, other external measures, otherwise as the Committee may determine.
The Committee may also from time to time establish rules governing the application of the performance criteria to certain extraordinary business or other events, such as but not limited to claim or litigation settlements or judgments, changes in tax law, accounting principles or other such laws or provisions affecting reported results, unusual or extra-ordinary start-up or ramp-up costs involving new or acquired businesses, asset write-downs, severance costs, contract terminations, costs related to exiting certain business activities, and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.
Performance goals shall be objective. Performance goals may differ for Performance Awards granted to any one Eligible Employee or Eligible Executive or to different Eligible Employees or Eligible Executives. A Performance Award to an Eligible Employee who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of such person’s termination of Continuous Service prior to the end of the performance period, for any reason, such Award will be payable only if and to the extent that the applicable performance objectives as of the date of termination, have been met for each applicable performance period.
b. Restrictions on Transfer. Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.
c. Rights as a Stockholder. An Eligible Employee or Eligible Executive receiving a Performance Award shall have the rights of a stockholder only as to shares fully earned by the Eligible Employee or Eligible Executive and not with respect to shares subject to the Performance Award but not yet actually earned. An Eligible Employee or Eligible Executive shall be entitled to receive the shares of Common Stock under a Performance Award only upon satisfaction of all the conditions set forth in the Award Agreement. The Eligible Employee or Eligible Executive shall be entitled to the beneficial ownership rights of such Common Stock, once fully earned, not later than the date that is 2 1∕2 months after the end of the Eligible Employee’s or Eligible Executive’s taxable year or

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the Company’s taxable year for which the Committee certifies that the Performance Award conditions have been satisfied and the Eligible Employee or Eligible Executive has a legally binding right to such amounts, whichever is later, or such other date as may be necessary to avoid application of Section 409A to such Awards. Subject to the provisions set forth in Section 7.3(c)(i) with respect to dividends, an Eligible Employee or Eligible Executive receiving a Performance Award shall have the rights of a stockholder only as to shares actually earned, vested and issued.
i. Dividend Rights.
If the Company pays any cash dividends on its shares of Common Stock, it shall accrue, in respect of each Eligible Employee or Eligible Executive for whom it holds unvested and unissued Performance Awards, an amount equal to the value of any such cash dividends (“Accrued Dividends”) that would have been paid on the underlying shares of Common Stock, but only from and after a determination has been made of the Eligible Employee’s or Eligible Executive’s full entitlement to the Performance Award and prior to the time such Performance Award has vested and has been actually. Such Accrued Dividends will be retained by the Company, without interest thereon, and will be paid in cash (less any required tax withholdings) only when, if and to the extent that such portion of the Performance Award has vested and the shares of Common Stock have been issued.
ii. Payment.
The Eligible Employee or Eligible Executive shall be entitled to the beneficial ownership rights of all shares of Common Stock to which he or she has become entitled not later than:
y. the date that is 2 1∕2 months after the end of the Eligible Employee’s or the Company’s taxable year for which the Committee certifies that all of the Performance Award conditions have been satisfied and that the Eligible Employee has a legally binding right to such amounts, whichever is later, or
z. such other date as may be necessary to avoid application of Section 409A to such Performance Award.
d. Termination. Except as may otherwise set forth in the Award Agreement, a Participant’s rights in all as yet unearned and unvested Performance Awards shall automatically terminate upon the Eligible Employee’s or Eligible Executive’s termination of Continuous Service
(or business relationship) with the Company and its Affiliates, for any reason other than the death or Disability of the Participant.
e. Certification. Following the completion of each performance period, the Committee shall certify whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Award Agreement provides otherwise, Performance Awards shall not be settled until the Committee has made that certification.
f. Long-Term Incentive Compensation Program. Subject to the terms of this Section 7.3, and such further modification with respect to the conditions, performance period, amount, terms, frequency of future Awards or of this Award Program itself as the Committee may from time to time determine and disclose pursuant to applicable SEC rules, including the Program’s discontinuance, the Committee intends to grant Performance Awards to designated Eligible Employees or Eligible Executives whom it will identify during the first quarter of each fiscal year of the Company, and will establish a multi-year performance period, currently a three (3) year performance period, which will commence on the first (1st) day of the first (1st) fiscal year of the applicable performance period and end on the last day of the third (3rd) fiscal year in the applicable performance period. Any Award that is fully earned shall then be paid, if at all, only in shares of Common Stock in accordance with this Section 7.3(f) (each, an “LTIP Award”).
i. Target LTIP Award.
The maximum number of shares of Common Stock subject to an LTIP Award (“Target Shares”) shall be determined by the Committee on the Date of Grant based on a multiple of the Eligible Executive’s base salary, divided by the Fair Market Value of a share of Common Stock, on the first (1st) day of the applicable performance period.
ii. Performance Measures.
For purposes of this current LTIP program, the number of Target Shares actually earned by and payable to an Eligible Employee or Eligible Executive pursuant to an LTIP Award shall be based on the Company’s financial performance during the applicable performance period relative to the financial performance of a group of steel sector competitors, determined by the Committee on the Date of Grant (the “Comparator Group”), during the same period, which financial performance shall be

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determined by a certain number of performance measures (each, a “Performance Measure”) as may be determined from time to time by the Committee and currently are:
A. Revenue Growth. Total revenue in current performance period minus total revenue in previous performance period divided by total revenue in previous performance period;
B. Operating Margin. Total operating income for the current performance period divided by the total revenue for the performance period;
C. Cash Flow from Operations as a Percentage of Revenue. Total cash flow from operations for the performance period dividend by total revenue for the performance period; and
D. After-Tax Return on Invested Capital. Total net income for the performance period divided by total quarterly average equity and debt for the performance period.
Each Performance Measure shall be weighted equally (25% each) and the results for any performance period shall be based on the measures over the corresponding fiscal years of the Company and each of the companies in the Comparator Group.
iii. Calculation of LTIP Award.
The actual number Target Shares payable with respect to each Performance Measure shall vary depending on the Company’s ranking for such Performance Measure within the applicable Comparator Group for the same Performance Measure. The calculation shall be determined from time to time by the Committee and currently are:
A. If ranked fifth or sixth, the Target Shares payable with respect to that Performance Measure shall be zero;
B. If ranked fourth, forty percent (40%) of the Target Shares with respect to that Performance Measure shall be payable;
C. If ranked third, sixty percent (60%) of the Target Shares with respect to that Performance Measure shall be payable; and
D. If ranked first or second, one hundred percent (100%) of the Target Shares with respect to that Performance Measure shall be payable.
Each Performance Measure and the average percentage of Target Shares payable with respect to each Performance Measure shall be used to determine the number of Target Shares actually payable pursuant to the LTIP Award.
iv. Payment of LTIP Award.
Subject to the vesting requirements set forth in Section 7.3(f)(v) below, the Target Shares earned pursuant to an LTIP Award shall be issued and delivered, and the Eligible Employee or Eligible Executive shall be entitled to the beneficial ownership rights of such Target Shares, not later than (i) the date that is 2 1∕2 months after the end of the Eligible Executive’s or the Company’s taxable year for which the performance period ends and the Eligible Executive has a legally binding right to such Target Shares, or (ii) the date as may be necessary to avoid application of Code Section 409A to such LTIP Award.
v. Vesting of Target Shares Earned.
The Target Shares earned pursuant to an LTIP Award shall vest at the time when and if the amount of the award payout is determined (approximately mid-March of the year following the completion of the performance period).
7.4 Right of Repurchase. Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, if the Award has not been vested, the Company may repurchase the Participant’s unvested Common Stock even if already acquired under this Plan (the “Right of Repurchase”). The Right of Repurchase shall be set forth in the terms and conditions applicable thereof and shall be exercisable with respect to any unvested stock at a price equal to the lesser of the purchase price at which such Common Stock was acquired under this Plan or the Fair Market Value of such Common Stock. The Award Agreement may specify the period of time following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised, provided that such exercise may in any event be extended to a date that is at least 60 days after the six months anniversary of the date the stock was acquired from the Company.

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7.5 Stock Appreciation Rights.
a. General. Stock Appreciation Rights shall be subject to such vesting and exercise requirements as specified in the Award Agreement. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of Section 7.5(b) are satisfied, in tandem with all or part of any Option granted under this Plan (“Related Rights”). In the case of a Nonstatutory Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.
b. Grant Requirements. A Stock Appreciation Right may only be granted if the Stock Appreciation Right: (i) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (ii) satisfies the requirements of Section 7.5(f) and Section 8 hereof. A Stock Appreciation Right does not provide for a deferral of compensation if: (A) the SAR Exercise Price may never be less than the Fair Market Value of the underlying Common Stock on the Date of Grant, (B) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the SAR Exercise Price and the Fair Market Value of the underlying Common Stock on the date the Stock Appreciation Right is exercised, (C) the number of shares of Common Stock subject to the Stock Appreciation Right is fixed on the Date of Grant of the Stock Appreciation Right, and (D) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.
c. Exercise and Payment. Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company an amount equal to the product of the (i) excess of the Fair Market Value, on the date of exercise, of one share of Common Stock over the SAR Exercise Price per share specified in the Award Agreement or the related Option, multiplied by (ii) number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right shall be paid in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as set forth in the Award Agreement), valued at Fair Market Value on the date of exercise, cash or a combination thereof, as set forth in the Award Agreement. No Stock Appreciation Right may be purchased, canceled, terminated or otherwise reacquired by the Company in exchange for cash, nor may any SAR be re-priced, nor may the exercise price of any unexercised or unsettled SAR be reduced or exchanged for another SAR with an exercise price that is less than the original exercise price of the outstanding SAR, nor at a time when the Fair Market Value of a share of Common Stock subject to such SAR exceeds the SAR Exercise Price.
d. Exercise Price. The SAR Exercise Price of a Free Standing Stock Appreciation Right, if any, shall be set forth in the Award Agreement and shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative, shall have the same exercise price as the related Option or Related Right, shall be transferable only upon the same terms and conditions as the related Option or Related Right, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the SAR Exercise Price, and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.5(b)(i) are satisfied.
e. Reduction in the Underlying Option Shares.
Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable, if any, shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option, if any, by the number of shares of Common Stock for which such Option shall have been exercised.
f. Additional Requirements under Section 409A. A Stock Appreciation Right that is not intended to or fails to satisfy the requirements of Section 7.5(b) (i) shall satisfy the requirements of this Section 7.5(f) and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof. The requirements herein shall apply in the event any Stock Appreciation Right is granted with an SAR Exercise Price less than Fair

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Market Value of the Common Stock underlying the Award on the Date of Grant of the Stock Appreciation Right (regardless of whether or not such SAR Exercise Price is intentionally or unintentionally less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the SAR Exercise Price), provide that it is settled in cash, or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the Award Agreement, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the SAR Exercise Price (the “SAR Amount”). However, once the Stock Appreciation Right is exercised, the SAR Amount may only be paid on the fixed time, payment schedule or other event specified in the Award Agreement, subject to Section 8.1 hereof.
g. Term of SAR. No Stock Appreciation Rights (SAR) granted to an Eligible Employee, Eligible Executive or Eligible Director, if any, shall be exercisable after the expiration of the earliest of  (a) ten years after the date the SAR is granted, (b) ninety days after the date the SAR holder’s Continuous Service with the Company and its Affiliates terminates, if such termination is for any reason other than Disability, death or Cause, (c) the date the SAR holder’s Continuous Service with the Company and its Affiliates terminates, if such termination is for Cause, as finally determined by the Committee, or (d) the earlier of one hundred eighty days after the date the SAR holder’s Continuous Service with the Company and its Affiliates terminates, if such termination is a result of death or Disability, or if death results within not more than ninety days of the date on which the SAR holder’s Continuous Service terminates, or the expiration of the stated term of the SAR; provided, however, that the Award Agreement for any SAR may provide for shorter periods in any of the foregoing instances.
7.6 Deferred Stock Units (DSUs). The Committee may grant Deferred Stock Units to Participants on the following terms and conditions (or such other terms and conditions that the Committee may establish which are consistent with this Plan and applicable law):
a. Number, Value, and Manner of Payment of Deferred Stock Units. Each Deferred Stock Unit shall, subject to satisfaction of any applicable performance conditions, if any, entitle the Participant to receive from the Company at the end of the deferral period applicable to such Unit (the “Deferral Period”) one (1) share of Common Stock as may be set forth in the Award Agreement. Except as otherwise set forth in the Award Agreement, DSUs shall be granted without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company or an Affiliate by such Participant; provided that if the payment of cash or other consideration is required by the Award Agreement, such payment shall be required only at the end of the Deferral Period. Upon payment, a Deferred Stock Unit shall be canceled.
b. Deferral Period. Except as otherwise provided in Section 7.6(c), payments in respect of Deferred Stock Units shall be made only at the end of the Deferral Period, the duration of which shall be set forth in the Award Agreement.
c. Termination of Employment or Services for Cause. Except as otherwise provided in Section 7.6(h), the Award Agreement, all Deferred Stock Units issued and outstanding in the name of any Participant shall be forfeited in the event such Participant’s employment with the Company, or service as a Director, as the case may be, is terminated for Cause during the applicable Deferral Period.
d. Payment of Deferred Stock Units. Payment of Deferred Stock Units shall be made as soon as administratively feasible following the expiration of the applicable Deferral Period, but in no event shall payment be after the later of  (1) the date that is 2 1∕2 months after the close of the Participant’s first taxable year in which the Deferred Stock Units become payable, or (2) the date that is 2 1∕2 months after the close of the Company’s fiscal year in which the Deferred Stock Units become payable; provided that payments in respect of Deferred Stock Units that constitute deferred compensation under Section 409A of the Code shall be made in compliance with such section.
e. Dividends. No cash dividends shall be paid on outstanding Deferred Stock Units. However, Deferred Stock Units will accrue “Dividend Equivalents,” i.e., an additional number of Deferred Stock Units equal in value to the cash dividends, if any, which would otherwise be paid with respect to an issued and outstanding share of Common Stock during the period the Deferred Stock Unit is outstanding. Dividend Equivalents shall be paid in

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shares of Common Stock at the time payment in respect of the Deferred Stock Units is made; provided fractional shares shall be paid in cash. No Dividend Equivalents will be paid on a Deferred Stock Unit that is forfeited as provided in Section 7.6(c) or that is conditioned on the satisfaction of performance conditions that are not met.
f. Hypothetical Nature of Accounts. A separate bookkeeping account shall be maintained by the Company for each Participant to track the Participants’ Deferred Stock Units. Each Account established under this Section 7.6(f) shall be maintained for bookkeeping purposes only. Neither this Plan nor any of the bookkeeping accounts established hereunder shall hold any actual funds or assets. The Deferred Stock Units established hereunder shall be used solely to determine the number of shares of Common Stock to be issued hereunder, shall not be or represent an equity security of the Company and shall not carry any voting or dividend rights.
g. Regular Annual Awards to Eligible Directors. Subject to the terms of this Section 7.6, including Section 7.6(h), and such further modification with respect to the amount, terms, frequency or composition of the DSU Award as the Committee may make from time to time, and in accordance with applicable SEC disclosure rules, including the discontinuance or replacement thereof, each Eligible Director shall be granted that number of DSUs on June 1 of each year following the Company’s Annual Meeting of Stockholders equal to the quotient arrived at by dividing the dollar amount of the equity portion of the Eligible Director’s board service retainer for such year by the closing price of the Company’s Common Stock at the close of business on the last business day preceding June 1. The Deferral Period for all Deferred Stock Units granted pursuant to this Section 7.6(g) shall commence on the Date of Grant and continue until the expiration of the first (1st) anniversary thereof; provided, however, that each Eligible Director may elect to continue the Deferral Period until either the expiration of the fifth (5th) anniversary of the Date of Grant or the expiration of the first (1st) anniversary following the termination of the his or her service as a director of the Company. An election to extend the Deferral Period under this Section 7.6(g) shall be made, if at all, in a form and manner satisfactory to the Committee and shall be effective, until terminated or changed, for all Deferred Stock Units granted to the electing Eligible Director after the date such election is received by the Company. An election to extend the
Deferral Period may be terminated or changed by the electing Eligible Director on written notice delivered to the Company prior to April 1 of the grant year, and such termination or change shall be effective for all Deferred Stock Units granted to the Eligible Director after the date such written notice is received by the Company.
h. Election to Receive DSUs in Lieu of All or Part of Director’s Cash Board Service Retainer. Subject to the terms of this Section 7.6 and the discretion of the Committee, each Eligible Director may elect to receive Deferred Stock Units in lieu of all or a specified percentage (in ten percent (10%) increments up to one hundred percent (100%)) of the cash portion of his or her annual board service retainer. An election to receive Deferred Stock Units pursuant to this Section 7.6(h) or to terminate or change a prior election must be made, if at all, in a form and manner satisfactory to the Committee, on or before December 31 to be effective for the following calendar year and thereafter until a subsequent election, termination or change is received by the Company. An electing Eligible Director shall receive, on the date that the cash portion of his or her board service retainer is payable, that number of Deferred Stock Units equal to the quotient arrived at by dividing the dollar amount of the board service retainer to be received in Deferred Stock Units by the closing price of the Company’s Common Stock at the close of business on the last business day preceding the date of payment. The Deferral Period for all Deferred Stock Units issued pursuant to this Section 7.6(h) shall commence on the date of issuance and continue until the expiration of the first (1st) anniversary thereof; provided, however, that each Eligible Director may elect to continue the Deferral Period until either the expiration of the fifth (5th) anniversary of the date of issue or the expiration of the first (1st) anniversary following the termination of his or her service as a director of the Company. An Eligible Director shall be one hundred percent (100%) vested at all times in all Deferred Stock Units issued pursuant to an election made in accordance with this Section 7.6(h) and shall not be forfeitable under any circumstances.
7.7 Restricted Stock Units (RSUs). The Committee may from time to time award as compensation or otherwise Restricted Stock Units to eligible Participants. Except as set forth in the Award Agreement, Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose during the Restricted Period.

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Each Restricted Stock Unit shall be in such form and shall contain such terms, conditions and Restricted Periods, whether time based, performance based or both, as set forth in the Award Agreement.
a. Terms and Conditions of Restricted Stock Units. The terms and conditions applicable to Restricted Stock Units shall be evidenced by an Award Agreement; provided, however, each Restricted Stock Unit shall (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) be subject to each of the following provisions:
i. Number, Value, and Manner of Payment of Restricted Stock Units. Each RSU shall, subject to the satisfaction of any applicable performance or other conditions, if any, entitle the Participant to receive from the Company at the end of the Restricted Period, one (1) share of Common Stock. RSUs shall be granted in consideration of services performed for or for the benefit of the Company by such Participant without payment of cash or other consideration to the Company by the Participant. Upon delivery of the shares of Common Stock, the related Restricted Stock Unit shall be canceled.
ii. Restricted Period. Except as otherwise provided in this Section 7.7, delivery of shares of Common Stock in respect of Restricted Stock Units shall be made only at the end of the Restricted Period, the duration of which shall be set forth in the Award Agreement. The Committee in its discretion may provide for the acceleration of the end of the Restricted Period of any solely time-based RSU, in the event of  (A) a Change in Control Termination, (B) the death of the Participant, (C) the Disability of the Participant, or (D) the retirement of the Participant upon or after the attainment of retirement age applicable under the Company’s employment policies.
iii. Termination of Employment or Services.
Unless the Award Agreement provides otherwise, all RSUs issued and outstanding in the name of any Participant shall be forfeited in the event such Participant’s employment with the Company, or service as a Director, as the case may be, is terminated for any reason during the applicable Restricted Period.
iv. Payment of RSUs. Payment of RSUs shall be made as soon as administratively feasible following the expiration of the applicable Restricted Period, but in no event shall payment be after the later of  (1) the date that is 2 1∕2 months after the close of the Participant’s first taxable year in which the Restricted Stock Units become payable, or (2) the date that is 2 1∕2 months after the close of the Company’s fiscal year in which the Restricted Stock Units become payable; provided that payments in respect of Restricted Stock Units that constitute deferred compensation under Section 409A of the Code shall be made in compliance with such section.
v. Dividends. No dividends shall be paid in cash, Common Stock or otherwise, on outstanding Restricted Stock Units.
vi. Hypothetical Nature of Accounts. A separate bookkeeping account shall be maintained by the Company for each Participant to track the Participants’ Restricted Stock Units. Each Account established under this Section 7.7(a)(vi) shall be maintained for bookkeeping purposes only. Neither this Plan nor any of the bookkeeping accounts established hereunder shall hold any actual funds or assets. The Restricted Stock Units established hereunder shall be used solely to determine the number of shares of Common Stock to be issued hereunder, shall not be or represent an equity security of the Company and shall not carry any voting or dividend rights.
b. Companywide Regular Annual Restricted Stock Unit Grants. Subject to the terms of this Section 7.7 and such further modification with respect to the amount, terms, frequency or composition of the Award or of this Award Program as the Committee may make from time to time, subject, as necessary, to applicable SEC disclosure rules, including the discontinuance or replacement thereof, all Eligible Employees shall receive regular annual grants of RSUs in accordance with this Section 7.7(b), subject, however, to such further modification with respect to the amount, terms, frequency or composition of the Award as the Committee may make from time to time, including the discontinuance or replacement thereof.
i. Grant Dates. Restricted Stock Units shall be granted once annually, at such time as the Committee may prescribe from time to time or, in lieu of any contrary direction, on November 21 of each year (the “Grant Date”) to all persons who were Eligible Employees of the Company or an Affiliate, including employees who may also be directors, on November 1 of each such year.
iii. Grant Amounts. On each Grant Date Restricted Stock Units shall be provided to each Eligible Employee hereunder in the following position categories and in the

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following amounts, subject to adjustment by the Committee from time to time as to both category and amount, based upon the Fair Market Value of the Company’s Common Stock for that particular Grant Date:
Position	Annual Grant Value
Chief Executive Officer	$87,000.00
Executive Vice President	69,600.00
Senior Vice President or Vice President	52,200.00
Category A	39,100.00
Category B	26,100.00
Category C	19,600.00
Category D	13,000.00
Category E	10,900.00
Category F	8,700.00
Category G	2,200.00
iii. Vesting. Unless otherwise determined by the Committee, the Restricted Period shall expire and the Restricted Stock Units shall vest on the second (2nd) anniversary of the Grant Date.
iv. Other Terms and Conditions. Except as otherwise provided in this Section 7.7(b), each Restricted Stock Unit granted pursuant to this Section 7.7(b) shall be subject in all respects to all the other applicable terms and conditions of this Plan.
c. Annual Restricted Stock Unit Grant to Eligible Executives. Subject to the terms of this Section 7.7 and such further modification with respect to the amount, terms, frequency or composition of the Award or of this Award Program as the Committee may make from time to time, subject, as necessary, to applicable SEC disclosure rules, including the discontinuance or replacement thereof, Eligible Executives may receive annual grants of RSUs in accordance with this Section 7.7(c), subject, however, to such further modification with respect to the amount, terms, frequency or composition of the Award as the Committee may make from time to time, including the discontinuance or replacement thereof.
d. Continuous Service. Nothing in this Plan or in any Award Agreement shall confer upon any Employee any right to continue in the employ of the Company or any Affiliate or interfere in any way with any right of the Company or any Affiliate to terminate the Participant’s Continuous Service at any time.
8.
Additional Conditions Applicable to Nonqualified Deferred Compensation under Section 409A of the Code.

In the event any Award is granted with an exercise price less than the Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a 409A Award, the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any 409A Award agreement.
8.1 Exercise and Distribution. No 409A Award shall be exercisable or distributable earlier than upon one of the following:
a. Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of 10 years from the Date of Grant. If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Date of Grant.
b. Separation from Service. Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 8.1(b) may not be made before the date which is six months after the date of separation from service.
c. Death. The date of death of the 409A Award recipient.
d. Disability. The date the 409A Award recipient becomes disabled (within the meaning of Section 8.4(b) hereof).
e. Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 8.4(b) hereof), but only if the net value (after

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payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).
f. Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 8.4(a) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event, or to terminate this Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.
8.2 Term. Notwithstanding any provision herein to the contrary or the terms of any 409A Award agreement, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (a) 2 1∕2 months after the end of the Company’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture; or (b) 2 1∕2 months after the end of the 409A Award recipient’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture, but not later than the earlier of  (i) the expiration of 10 years from the date the 409A Award was granted, or (ii) the term specified in the 409A Award agreement.
8.3 No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 8 hereof, except in the case of one of the following events:
a. Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a qualified domestic relations order (as defined in Section 414(p)(1)(B) of the Code).
b. Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).
c. Change in Control Event. The Committee may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate this Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation. In addition, the Committee may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this Section 8 and the requirements of Section 409A of the Code.
8.4 Definitions. Solely for purposes of this Section 8 and not for any other purposes of this Plan, the following terms shall be defined as set forth below:
a. “Change in Control Event” means a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Treasury Regulations § 1.409A-3(i)(5) and any subsequent guidance interpreting Code Section 409A) and the employment of the Participant holding such 409A Award is terminated either by the Company or an Affiliate without Cause, or by such Participant for Good Reason, at any time during the period beginning six (6) months prior to such change and ending twenty-four (24) months following such change.
b.”Disabled” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.
c. “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to

Steel Dynamics, Inc. | 2023 Proxy Statement   A-20

casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.
9.
Termination or Amendment of Plan.

The Committee may at any time suspend, terminate or amend this Plan; provided that, without approval of the stockholders of the Company, there shall be, except by operation of the equitable adjustment provisions of Section 5.3, no increase in the total number of shares available for issuance pursuant to Awards under the Plan, no change in the class of persons eligible to receive Awards or other material modification of the requirements as to eligibility for participation in this Plan, no material increase in the benefits accruing to Participants, and no extension of the latest date upon which Awards may be granted; and provided further that, without the consent of the Participant, no amendment may adversely affect any then outstanding Award or any unexercised portion thereof.
10.
General Provisions.

10.1 Other Compensation Arrangements. Nothing contained herein shall prevent the Board or the Committee from adopting other or additional compensation arrangements, subject to stockholder approval only if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
10.2 Recapitalizations. Each Award Agreement shall contain or, in lieu thereof, shall be deemed to contain provisions required to reflect the equitable adjustment provisions of Section 5.3 in the event of a corporate capital transaction. In the event of a Business Combination in which the Company is not the Surviving Entity, all limitations on the number of Shares that can be the subject of Awards to a Participant in any calendar year and the actual number of Shares and exercise price per Share subject to any outstanding Awards will be deemed adjusted in order to reflect any increase or decrease in the number of outstanding Shares. To the extent of any outstanding Awards not assumed or comparably replaced by the Surviving Entity, the Participant shall have the right, subject to applicable law, to exercise the Award prior to the consummation of the Business Combination, in whole or in part, without regard to any otherwise applicable vesting or performance conditions applicable to such Award.
10.3 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Date of Grant of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.
10.4 Withholding Obligations. The Committee shall make such arrangement as it shall deem necessary to insure compliance with all federal, state or local tax withholding obligations relating to the exercise by a Participant of a Stock Option, or a Stock Appreciation Right, or acquisition by a Participant of shares of Common Stock pursuant to a Restricted Stock Award, an Unrestricted Stock Award, a Performance Award, a Deferred Stock Unit Award, or a Restricted Stock Unit Award, or under any other Award by withholding shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.
It is the intention of this provision, insofar as it pertains to a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act, to constitute the granting of a blanket approval, in advance of each such transaction, of a mandatory withholding right to satisfy the tax withholding requirements associated with any Award under this Plan, without the necessity of additional further approval in advance of each individual transaction.
11.
Termination or Suspension of this Plan.

Unless sooner terminated by the Board in its sole discretion, this Plan shall automatically terminate on December 31, 2033. No Award shall be granted after such date, but Awards theretofore granted may extend beyond that date.
12.
Choice of Law.

The law of the State of Indiana shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

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ANNEX B
PROPOSED AMENDMENT TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF STEEL DYNAMICS, INC.
A new Article X shall be added to the Amended and Restated Articles of Incorporation of Steel Dynamics, Inc. is as follows:
“ARTICLE X
ELECTION OF DIRECTORS
At each annual meeting of stockholders, the Directors to be elected at the meeting shall be chosen by the majority of the votes cast by the holders of outstanding shares entitled to vote in the election at the meeting, provided a quorum is present; provided, however, that if the number of nominees exceeds the number of Directors to be elected, then Directors shall be elected by the vote of a plurality of the votes cast by the holders of outstanding shares entitled to vote in the election at the meeting, provided a quorum is present. For purposes of this Article X, a “majority of votes cast” shall mean that the number of votes cast “for” a Director’s election exceeds the number of votes cast “against” that Director’s election.

Steel Dynamics, Inc. | 2023 Proxy Statement   B-1

Headquarters
7575 West Jefferson Boulevard
Fort Wayne, Indiana 46804
steeldynamics.com

7575 WEST JEFFERSON BLVD. FORT WAYNE, IN 46804 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/10/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/10/2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees The Board of Directors recommends you vote FOR the following proposal: 2 RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS STEEL DYNAMICS, INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM For Against Abstain For Against Abstain 6 APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO PROVIDE FOR ELECTION OF DIRECTORS BY MAJORITY VOTE The Board of Directors recommends you vote 1 YEAR on the following proposal: 3 APPROVAL OF FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS 1 year 2 years 3 years Abstain NOTE: Unless otherwise directed, this proxy will be voted "FOR" the nominees listed in Proposal 1, "FOR" Proposals 2, 4, 5, and 6, and "1 YEAR" on Proposal 3. THE NAMED EXECUTIVE OFFICERS EQUITY INCENTIVE PLAN Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000602569_1 R1.0.0.6 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY 01 Mark D. Millett 02 Sheree L. Bargabos 03 Kenneth W. Cornew 04 Traci M. Dolan 05 James C. Marcuccilli 06 Bradley S. Seaman 07 Gabriel L. Shaheen 08 Luis M. Sierra 09 Steven A. Sonnenberg 10 Richard P. Teets, Jr. The Board of Directors recommends you vote FOR proposals 4, 5 and 6. For Against Abstain 4 ADVISORY VOTE TO APPROVE THE COMPENSATION OF 5 APPROVAL OF THE STEEL DYNAMICS, INC. 2023

STEEL DYNAMICS, INC. Solicited on Behalf of the Board of Directors for Steel Dynamics, Inc.'s Annual Meeting of Stockholders Mark D. Millett or Theresa E. Wagler are appointed proxies, with the power of substitution, to vote all of the undersigned's shares held of record March 20, 2023, at STEEL DYNAMICS, INC.'s May 11, 2023 Annual Meeting of Stockholders at 9:00 A.M. Eastern Time at Fort Wayne Country Club, 5221 Covington Road, Fort Wayne, Indiana, 46804 (or at any adjournment thereof) on all matters set forth in Steel Dynamics, Inc.'s 2023 Proxy Statement, as set forth on the reverse side. PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Continued and to be signed on reverse side 0000602569_2 R1.0.0.6 Important Notice Regarding the
Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, and Annual Report are available at www.proxyvote.com